SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Dynegy Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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April 29, 2011
To our stockholders:

It is my pleasure to invite you to attend the 2011 Annual Meeting of stockholders of Dynegy Inc., which will be held on Wednesday, June 15, 2011 at 10:00 a.m., local time, at Dynegy’s headquarters, Wells Fargo Plaza, 1000 Louisiana Street, Houston, Texas 77002.

We intend to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe that these rules allow us to provide our stockholders with the information they desire, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting.

As Dynegy stockholders, your vote is important. Whether or not you will attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Because of limited seating, only stockholders, their proxy holders and our guests may attend the Annual Meeting. If you plan to attend the Annual Meeting, you must be a stockholder of record as of April 19, 2011 or, if you have beneficial ownership of shares of our common stock held by a bank, brokerage firm or other nominee, you must bring a brokerage statement or other proper evidence of your beneficial ownership of common stock as of April 19, 2011 in order to be admitted to the Annual Meeting.

I look forward to seeing you in Houston on Wednesday, June 15, 2011.

Sincerely,
E. Hunter Harrison
Director, Interim President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 15, 2011

To our stockholders:

NOTICE IS HEREBY GIVEN, that the 2011 Annual Meeting of Stockholders of Dynegy Inc., a Delaware corporation, will be held on Wednesday, June 15, 2011 at 10:00 a.m., local time, at Dynegy’s headquarters, Wells Fargo Plaza, 1000 Louisiana Street, Houston, Texas 77002 for the following purposes:

1.	To elect seven directors to serve until the 2012 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the compensation of Dynegy’s named executive officers as described in this proxy statement;

3.	To act upon a resolution, on an advisory basis, regarding whether the stockholder vote on the compensation of Dynegy’s named executive officers should occur every one, two or three years;

4.	To approve the Stockholder Protection Rights Agreement, as amended;

5.	To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2011; and

6.	To act upon a stockholder proposal regarding greenhouse gas emissions, if properly presented at the Annual Meeting.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

The close of business on April 19, 2011 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any reconvened meeting after an adjournment or postponement of the meeting.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Kimberly M. O’Brien
Corporate Secretary

 April 29, 2011

DYNEGY INC.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
 (713) 507-6400

PROXY STATEMENT

 GENERAL INFORMATION
Why am I receiving these materials?

The Board of Directors of Dynegy Inc., or the Board, has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2011 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting is scheduled to be held on Wednesday, June 15, 2011 at 10:00 a.m., local time, at Dynegy’s headquarters, Wells Fargo Plaza, 1000 Louisiana Street, Houston, Texas 77002. This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

What is included in these materials?

These materials include our proxy statement for the Annual Meeting and our 2010 Annual Report to Stockholders, or Annual Report, which includes our audited consolidated financial statements. If you received printed versions of these materials, a proxy card for the Annual Meeting is also included.

What items will be voted on at the Annual Meeting?

There are six items that will be voted on at the Annual Meeting:

1.	The election of seven directors to serve until the 2012 Annual Meeting of Stockholders;

2.	A proposal to approve, on an advisory basis, the compensation of Dynegy’s named executive officers as described in this proxy statement;

3.	An advisory resolution regarding whether the stockholder vote on the compensation of Dynegy’s named executive officers should occur every one, two or three years;

4.	A proposal to approve the Stockholder Protection Rights Agreement, as amended;

5.	A proposal to ratify the appointment of Ernst & Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2011; and

6.	A stockholder proposal regarding greenhouse gas emissions, if properly presented at the Annual Meeting.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

What are the Board’s voting recommendations?

The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

•	Proposal 1—FOR the election of the seven director nominees to the Board;

•	Proposal 2—FOR approval of the compensation of Dynegy’s named executive officers described in this proxy statement;

•	Proposal 3—FOR the stockholder vote regarding the compensation of Dynegy’s named executive officers to occur ANNUALLY;

•	Proposal 5—FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants;

•	Proposal 6—AGAINST the stockholder proposal regarding greenhouse gas emissions; and

•	In accordance with the judgment of the persons named as proxies on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we are providing electronic access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders of record and beneficial owners, which was first mailed on or about May 2, 2011. Instructions on how to access the proxy materials over the internet are included in the Notice.

Stockholders may also request via the internet to receive a printed set of the proxy materials at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com,  or calling 1-800-579-1639. In addition, stockholders may request via the internet, telephone or by email to receive proxy materials in printed form on an ongoing basis.

Current and prospective investors can also access or order free copies of our Annual Report, proxy statement, Notice and other financial information through the Investor Relations section of our web site at www.dynegy.com, by calling 713-507-6400 or by writing to Investor Relations Department, Dynegy Inc., 1000 Louisiana Street, Suite 5800, Houston, Texas 77002.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. Internet/Telephone voting for the Annual Meeting will close at 11:59 p.m., Eastern Time, on June 14, 2011.

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, proxy statement or Notice. Stockholders who do not receive a separate copy of our Annual Report, proxy statement or Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, proxy statement or Notice via the internet, email or telephone as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, proxy statement or Notice may also request to receive a single copy following the instructions above.

What is the quorum requirement for the Annual Meeting?

With respect to each matter to be considered at the Annual Meeting, a majority of the outstanding shares of our common stock entitled to vote on each such matter, represented in person or by proxy, shall constitute a quorum for consideration of each such matter. Abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person or by proxy for each matter.

Who may vote at and attend the Annual Meeting?

Because of limited seating, only stockholders, their proxy holders and our guests may attend the Annual Meeting. If you owned shares of our common stock at the close of business on April 19, 2011, the record date, then you may attend and vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If you have beneficial ownership of shares of our common stock held by a bank, brokerage firm or other nominee, you must bring a brokerage statement or other proper evidence of your beneficial ownership of common stock as of April 19, 2011 in order to be admitted to the Annual Meeting.

As of the record date, there were outstanding 121,740,280 shares of common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Mellon Investor Services LLC (operating under the service name BNY Mellon Shareowner Services), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name”, and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a stockholder of record of Dynegy’s shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will provide a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet by following the instructions provided in the Notice, by telephone, or, if you received printed copies of the proxy materials, you may also vote by mail. Please vote as soon as possible.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet by following the instructions provided in the Notice, by telephone, or, if you received printed copies of the proxy materials, you may also vote by mail. Please vote as soon as possible.

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you:

•	indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on Proposals 1-3, 5 and 6 in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name; “Broker Non-Votes”.     If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, or NYSE, in effect at the time this proxy statement was printed, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present for that matter, but will not otherwise be counted. Please note that starting last year the rules that determine how your broker can vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. In addition, brokers may not vote your shares on the proposals regarding named executive officer compensation and the frequency of the stockholder vote on named executive compensation in the absence of your specific instructions as to how to vote.  Please provide your broker with voting instructions as soon as possible so that your vote can be counted.  We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 5 (Ratification of Independent Registered Public Accountants) involves a matter that we believe will be considered routine.

Proposal 1 (Election of Directors), Proposal 2 (Approval of Named Executive Officer Compensation), Proposal 3 (Frequency of the Stockholder Vote on Named Executive Officer Compensation), Proposal 4 (Approval of the Stockholder Protection Rights Agreement) and Proposal 6 (Stockholder Proposal Regarding Greenhouse Gas Emissions) involve matters that we believe will be considered non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person or by proxy for each matter.

For each “non-routine” proposal, including whether the stockholders have elected the seven director nominees, broker non-votes are not counted. Please note that starting last year the rules that determine how your broker can vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. In addition, brokers may not vote your shares on the proposals regarding named executive officer compensation and the frequency of the stockholder vote on named executive compensation in the absence of your specific instructions as to how to vote.  Please provide your broker with voting instructions as soon as possible so that your vote can be counted.  You cannot abstain in the election of directors—you can only vote FOR the director nominees or WITHHOLD VOTES for such nominees.

For each proposal other than the election of directors and the frequency of the stockholder vote on named executive officer compensation, an abstention will have the same effect as a vote AGAINST such proposal.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—	Election of seven directors to serve until the 2011 Annual Meeting of Stockholders
Seven persons have been nominated by the Board for election to serve as directors for one-year terms.

The holders of our common stock are entitled to vote on the election of the directors. The directors are elected by a plurality of the shares of common stock represented in person or by proxy and entitled to vote on the election of directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board who receive the most FOR votes among votes properly cast in person or by proxy will be elected. Each holder of our common stock is entitled to one vote for each share held and does not have cumulative voting rights.

Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. A WITHHELD vote will have the same effect as a vote AGAINST the election of a director nominee under our majority voting policy, which is described below.

Majority voting policy: In April 2007, we adopted a majority voting policy for our director elections. This policy states that in an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote. The Corporate Governance and Nominating Committee, or Nominating Committee, is required to recommend to the Board whether such offered resignation should be accepted or rejected. The Board will determine whether to accept or reject the resignation offer and will promptly disclose its decision-making process and decision regarding an offered resignation in a document furnished to or filed with the SEC. Please read our Corporate Governance Guidelines posted in the “Corporate Governance” section of our web site at www.dynegy.com for more information regarding our majority voting policy.

Proposal 2—	Act upon a proposal to approve, on an advisory basis, the compensation of Dynegy’s named executive officers as described in this proxy statement
The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required to approve, on an advisory basis, the compensation of Dynegy’s named executive officers. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal.   Broker non-votes are not counted.

Proposal 3—	Act upon a proposal, on an advisory basis, regarding the frequency of the stockholder vote on the compensation of Dynegy’s named executive officers
The form of proxy allows stockholders to vote to recommend, on an advisory basis, a stockholder vote on the compensation of Dynegy’s named executive officers every one, two or three years or to abstain from voting.  The frequency (every one, two or three years) that receives the highest number of votes from the holders of shares of common stock represented in person or by proxy at the meeting and entitled to vote will be deemed to be the choice of the stockholders.  Each holder of our common stock is entitled to one vote for each share held.  Abstentions and broker non-votes are not counted.

Proposal 4—	Approval of the Stockholder Protection Rights Plan
The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required to approve the Stockholder Rights Protection Plan.  Each holder of our common stock is entitled to one vote for each share held.  Abstentions will have the same effect as a vote AGAINST this proposal.  Broker non-votes are not counted.

Proposal 5—	Ratification of the appointment of Ernst & Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2011
The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required to ratify the choice of independent registered public accountants. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal.

Proposal 6—	Act upon a stockholder proposal regarding greenhouse gas emissions
The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required to approve the stockholder proposal.  Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•	Executing and submitting a revised proxy (including a telephone or internet vote, which must be received by 11:59 p.m., Eastern Time, on June 14, 2011);

•	Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 11:59 p.m., Eastern Time, on June 14, 2011); or

•	Voting in person at the Annual Meeting.

In the absence of a revocation, shares represented by proxies will be voted at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Dynegy or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

With respect to shares of our common stock held by our and our affiliates’ 401(k) plans, Fiduciary Counselors Inc. has been appointed to act as the independent fiduciary responsible for ensuring that procedures are in place to safeguard the confidentiality of your proxy directions to the trustee and that those procedures are being followed.

Who is paying the cost of this proxy solicitation?

We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $7,000 plus out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

What if I have questions about the proposals?

Questions concerning the proposals to be acted upon at the Annual Meeting should be directed to:

Dynegy Inc.
Attention: Investor Relations Department
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
 (713) 507-6400

OR

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
1-800-697-6975

How can I find out if I am a stockholder of record entitled to vote?

For a period of at least ten days before the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available during ordinary business hours at our principal executive office for inspection by stockholders of record for proper purposes. The list of stockholders will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

REFERENCES TO DYNEGY AND COMMON STOCK

Unless otherwise indicated, references to “Dynegy,” the “Company,” “we,” “our,” and “us” in the biographical and compensation information for directors and executive officers below refers to Board membership, employment and compensation with respect to Dynegy Inc.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation and Human Resources Committee Report” and “Audit and Compliance Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Information contained on or connected to our web site is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

CORPORATE GOVERNANCE

Recent Events

The following is a chronological summary of recent events impacting the composition of our executive team and our Board.  For additional information regarding these recent events, see our Currents Reports on Form 8-K (or 8-K/A) filed with the SEC on February 8, 2011, February 23, 2011, March 1, 2011, March 10, 2011 and April 11, 2011.

J. Kevin Blodgett left his position as General Counsel and Executive Vice President, Administration, effective February 4, 2011.  We appointed Kent R. Stephenson, who previously served as our Senior Vice President and Deputy General Counsel, as Executive Vice President and General Counsel.  Lynn A. Lednicky, our Executive Vice President, Operations, assumed responsibility for the remaining functions previously reporting to Mr. Blodgett, including Governmental & Regulatory Affairs, Human Resources, and Information Technology.

Bruce A. Williamson resigned as a director and Chairman effective February 21, 2011, and left his position as President and Chief Executive Officer, effective March 11, 2011.  Patricia A. Hammick, who served as our lead director until Mr. Williamson’s resignation from the Board, was appointed Chairman.  David W. Biegler, one of our current directors, was appointed interim President and Chief Executive Officer.

Holli C. Nichols resigned as Executive Vice President and Chief Financial Officer effective March 11, 2011.  We appointed Charles C. Cook, our Executive Vice President, Commercial Operations and Market Analytics, as interim Chief Financial Officer.

On February 21, 2011, concurrent with the announcements regarding Mr. Williamson and Ms. Nichols, each of our then current independent directors, Mr. Biegler, Victor E. Grijalva, Ms. Hammick, Howard B. Sheppard and William L. Trubeck, informed us that he or she did not intend to stand for reelection as a director at the 2011 Annual Meeting.

On March 9, 2011, the Board elected Thomas W. Elward, E. Hunter Harrison, Vincent J. Intrieri and Samuel Merksamer as directors.  These four new directors were named the sole members of the Board’s Nominating Committee, which has been tasked with responsibility of searching for a President and Chief Executive Officer and additional qualified director nominees.  In addition, these four new directors serve on the Board’s Special Committee for Finance and Restructuring.

Currently, the Nominating Committee is continuing its search for a future President and Chief Executive Officer. Until such an individual is selected, Mr. Harrison has assumed the role of interim President and Chief Executive Officer, effective April 9, 2011.  He replaced Mr. Biegler. As of April 9, 2011, Mr. Harrison no longer serves on any Board committees except for the Board’s Special Committee for Finance and Restructuring.

Governance Documents

On March 7, 2011, the Board unanimously adopted amended and restated Corporate Governance Guidelines. The Corporate Governance Guidelines, which were developed and recommended by the Nominating Committee, are posted in the “Corporate Governance” section of our web site at www.dynegy.com and are available upon request to our Corporate Secretary, together with the following documents:

•	Second Amended and Restated Certificate of Incorporation;

•	Second Amended and Restated Bylaws;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Senior Financial Professionals;

•	Related Party Transactions Policy;

•	Complaint and Reporting Procedures for Accounting and Auditing Matters (Whistleblower Policy);

•	Policy for Communications with Directors;

•	Audit and Compliance Committee Charter;

•	Compensation and Human Resources Committee Charter; and

•	Corporate Governance and Nominating Committee Charter.

Corporate Governance Guidelines

Our Corporate Governance Guidelines govern the qualifications and conduct of the Board. The Corporate Governance Guidelines address, among other things:

•	The independence and other qualifications of our Board members, with respect to which we require that at least 75% of our Board members be independent of Dynegy and our management;

•
The requirement that any director nominee in an uncontested election who receives a greater number of votes “withheld” for his or her election than votes “for” such election must offer his or her resignation to the Board;

•	The regular meetings of our non-employee and independent directors and the roles and duties of the Lead Director;

•	The nomination of persons for election to the Board;

•	The evaluation of performance of the Board and its committees;

•	Our expectation that our Board members will attend all annual stockholder meetings;

•	Compensation of the Board and stock ownership guidelines for non-employee directors;

•	The Chairman of the Board, or Chairman, and Chief Executive Officer positions;

•	The approval of the compensation of the Chief Executive Officer; and

•	The review of performance-based compensation of our senior executives following a restatement that impacts the achievement of performance targets relating to that compensation.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders.

Code of Ethics for Senior Financial Professionals

Our Code of Ethics for Senior Financial Professionals applies to our Chief Executive Officer, Chief Financial Officer, Controller and other designated senior financial professionals. The key principles of this code include acting legally and ethically, promoting honest business conduct and providing timely and meaningful financial disclosures to our stockholders.

Complaint and Reporting Procedures for Accounting and Auditing Matters

Our Complaint and Reporting Procedures for Accounting and Auditing Matters provide for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Dynegy. Complaints may be made through a toll-free “Integrity Helpline” telephone number, operated by an independent third-party, and a dedicated email address. Complaints received are logged by the Ethics and Compliance Office, communicated to the chairman of our Audit and Compliance Committee and investigated, under the supervision of our Audit and Compliance Committee, by our Internal Audit department or Ethics and Compliance Office. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, or SOX, these procedures prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern.

Policy for Communications with Directors

Our Policy for Communications with Directors provides a means for stockholders and other interested parties to communicate with the Board. Under this policy stockholders and other interested parties may communicate with the Board or specific members of the Board by sending a letter to Dynegy Inc., Communications with Directors, Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002.

Director Attendance at Annual Meeting

As detailed in our Corporate Governance Guidelines, Board members are requested and encouraged to attend the Annual Meeting. All of the members of the Board then in office attended last year’s Annual Meeting held on May 21, 2010.

Board Risk Oversight

The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management’s performance against the strategy. The Board’s oversight responsibility for managing risk is detailed in our Risk Policy Statement.

The Risk Policy Statement provides a structure around risk and defines the risks that we accept in the normal course of business. The Risk Policy Statement, in some instances, requires that separate policy documentation be in place including Interest Rate Risk and Investment Policy, Disclosure Controls and Procedures Policy, Insurance Operational Risk Policy, Credit Risk Policy, Investment Policy (Employee Benefit Plans), and Commodity Risk Policy. Although not mandated by the Risk Policy Statement, our Delegation of Authority policy and the Code of Business Conduct and Ethics are complementary and critical to the risk management process. Our Executive Management Team is responsible for managing the above risks and reports on such matters to the applicable Board committees. Further, our Ethics and Compliance Office reports directly to the General Counsel and indirectly to the Chairman, Chief Executive Officer and the Audit and Compliance Committee Chairman. The Ethics and Compliance Office meets regularly with the Audit and Compliance Committee.

The Risk Policy Statement can be amended with the approval of our Audit and Compliance Committee on behalf of the Board. The Audit and Compliance Committee oversees the risks associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit and Compliance Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit and Compliance Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit and Compliance Committee also performs oversight of the business ethics and compliance program, reviews the programs and policies designed to assure compliance with our Code of Business Conduct and Ethics and applicable laws and regulations and monitors the results of the compliance efforts. Further, as part of their risk assessment responsibility, the Audit and Compliance Committee oversees our commodity risk monitored by our commodity risk control group.

The Compensation and Human Resources Committee, or Human Resources Committee, oversees risks primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, and disclosure of our executive compensation philosophies, strategies and activities. The Human Resources Committee conducted a risk assessment in 2011 to reaffirm that our short-term incentive program, and lack of separate plans or incentives for individual functions, discourages excessive risk taking. This involved a review of a set of risk assessment considerations related to our short-term and long-term incentive programs. The goal of this effort was to establish a formal process for assessing and monitoring risk related to our compensation programs and for reviewing certain policies to ensure that appropriate controls exist to mitigate any identified risk. Following this review, the Human Resources Committee concluded that our incentive programs, including our common approach to the short-term incentive plan, collectively foster cooperation, discourage excessive risk taking and risk-taking behaviors, and focus award opportunities on measures that are aligned with our business strategy and the interests of our stockholders.

The Nominating Committee oversees risks primarily associated with our ability to attract, motivate and retain quality directors and our corporate governance programs and practices and our compliance therewith. The full Board oversees risks primarily associated with our commercial and operating performance and our environmental, health and safety performance.

Board Leadership Structure; Lead Director; Separation of Positions of Chairman and Chief Executive Officer

As discussed in our Corporate Governance Guidelines, the Board’s policy with respect to the separation of the Chairman and Chief Executive Officer positions is that the interests of our stockholders are best served by a policy that enables the Board to make a determination regarding its Chairman based on our needs and the particular skill sets that are available at the time.

During 2010, Bruce A. Williamson served as our Chairman, President and Chief Executive Officer, and Patricia A. Hammick served as our Lead Director.  Ms. Hammick presided over the regular sessions of our non-management directors and had the other powers and duties described in our Amended and Restated Bylaws, or Bylaws, and Corporate Governance Guidelines, including representing the interests of the non-management directors when conferring with senior management between Board meetings and in consulting with the Chairman regarding Board meeting agendas.  The Board concluded that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described above, was in the best interest of stockholders because it provided an appropriate balance between our Chairman’s ability to specifically manage strategic development and our Lead Director’s independent objective oversight of our management.

As discussed above, Mr. Williamson resigned as a director and Chairman effective February 21, 2011, and Mr. Williamson left his position as President and Chief Executive Officer effective March 11, 2011.  Ms. Hammick was appointed Chairman and Mr. Biegler, one of our current directors, was appointed interim President and Chief Executive Officer.  On April 9, 2011, Mr. Harrison replaced Mr. Biegler as interim President and Chief Executive Officer.  Certain of our current directors, including Ms. Hammick and Mr. Biegler, are not standing for reelection as directors.  Following the Annual Meeting, our new directors will evaluate our board leadership structure and determine whether or not to separate the roles of Chairman and Chief Executive Officer.

Stock Ownership Guidelines

We have stock ownership guidelines for directors, members of the executive management team and other officers. We believe that a significant ownership stake by directors and officers leads to a stronger alignment of interests between directors, officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.

Directors.     Each non-employee director is expected to own a meaningful amount of Dynegy common stock; specifically, our director stock ownership guidelines (effective November 2008) reflect an expectation that within three years of joining the Board, each non-employee director shall own at least the number of shares equivalent to three times their annual cash retainer. The shares counted for purposes of directors’ stock ownership guidelines include shares owned outright, annual phantom stock grants awarded under our Deferred Compensation Plan for Certain Directors, as amended and restated, or Directors Deferred Compensation Plan, and other share-based equivalents that we may use from time to time.

Officers.     The shares counted for purposes of our officers’ common stock ownership guidelines include shares owned outright, unvested restricted shares, in-the-money vested stock options, shares held pursuant to our employee benefits plans and other share-based equivalents that we may use from time to time. The guidelines are expressed as a multiple of base salary and vary by level, as follows:

Chief Executive Officer	5 x annual base salary

Executive Vice President	3 x annual base salary

Senior Vice President	2.25 x annual base salary

Vice President	1 x annual base salary

There is a mandatory five-year compliance period, and executives are encouraged to accumulate one-fifth of their holding requirement during each year of the five-year period. The Nominating Committee will monitor each executive’s progress toward the required ownership level on an annual basis. As part of the Nominating Committee’s annual review, current market conditions will be taken into consideration, as appropriate. During the five-year ramp-up period, and as effective as of March 2010, each covered officer, as determined from time to time by the Board, is expected to retain any shares of stock acquired with the exercise of options or the lapse of restrictions on restricted stock, net of funds necessary to pay the exercise price of stock options and for payment of applicable taxes, sufficient to allow for accumulation of at least one-fifth of the officer’s holding requirements during each year of such period. No such holding requirement shall apply to shares of stock acquired with the exercise of options or lapse of restrictions on restricted stock to the extent such shares would exceed the number of shares required under the immediately preceding sentence. At the end of the five-year period, if any executive fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Nominating Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring an executive to refrain from disposing of any vested shares and shares realized from any option exercise.

Affirmative Determinations Regarding Director Independence and Other Matters
The Board previously determined that each of the following directors who served in 2010, as well as the following nominees proposed to be elected at the Annual Meeting, were or are, as the case may be, “independent” as such term is defined in the NYSE Listed Company Standards:

Directors who Served in 2010
David W. Biegler
Thomas D. Clark, Jr.
Victor E. Grijalva
Patricia A. Hammick
George L. Mazanec
Howard B. Sheppard
William L. Trubeck

Nominees to be Elected at the Annual Meeting1
Thomas W. Elward
Michael J. Embler
Robert C. Flexon
Vincent J. Intrieri
Samuel Merksamer
Felix Pardo

1 On April 9, 2011, E. Hunter Harrison assumed the position of interim President and Chief Executive Officer.  As interim President and Chief Executive Officer, Mr. Harrison is not independent for NYSE purposes; however, employment as an interim Chief Executive Officer or other executive officer does not disqualify a director from being considered independent following that employment.

The Board has also determined that each member of the Audit and Compliance Committee, the Human Resources Committee and the Nominating Committee meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. The Board has further determined that more than one of the members of the Audit and Compliance Committee, including its current Chairman, William L. Trubeck, are “audit committee financial experts” as such term is defined in Item 407(d) of the SEC’s Regulation S-K.

The Nominating Committee reviewed the answers to annual questionnaires completed by the directors and nominees as well as the above-described legal standards for Board and committee member independence and the criteria applied to determine “audit committee financial expert” status. On the basis of this review, the Nominating Committee made its recommendation to the full Board and the Board made its independence and “audit committee financial expert” determinations after consideration of the Nominating Committee’s recommendation and a review of the materials made available to the Nominating Committee.

Director Nomination Process and Qualification Review of Director Nominees

Process.      Our director nominees are approved by the Board after considering the recommendation of the Nominating Committee.  A copy of the Nominating Committee’s charter is available in the “Corporate Governance” section of our web site at www.dynegy.com.

Our Second Amended and Restated Certificate of Incorporation provides that the number of our directors shall be fixed from time to time exclusively by our Board. The Board has fixed the number of our directors currently at nine, subject to adjustment by the Board in accordance with our Amended and Restated Certificate of Incorporation.

The Nominating Committee reviews annually the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Nominating Committee identifies nominees in various ways. The committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. From time to time, the committee engages a professional firm to identify and evaluate potential director nominees.

Qualifications.     All director nominees, whether proposed by a stockholder or otherwise, are evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines. These guidelines require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from Dynegy would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive members of the Board. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. Under our Corporate Governance Guidelines, directors generally will not be nominated for election after their 72nd birthday unless the Board determines circumstances make it in the best interest of stockholders to do so. The Nominating Committee determined that although Mr. Pardo is over 72 years of age, he will bring special skills and experience to the Board at a time when the Board is being newly-constituted and, as a result of such skills and experience, stockholders could derive tangible and intangible benefits. Upon the advice of the Nominating Committee, the Board, after considering Mr. Pardo’s qualifications, willingness to serve and the specific circumstances described above, nominated Mr. Pardo to be elected at the Annual Meeting. For additional information, please read our Corporate Governance Guidelines.

In connection with the director nominations for the 2011 Annual Meeting, the Nominating Committee also considered the nominees’ (1) experience in the energy industry and understanding of the energy markets, (2) experience in finance and restructuring, (3) publicly traded company and board experience, (4) knowledge in the areas of laws and regulations related to environmental, health, safety and other key industry issues, (5) strategic planning skills, (6) knowledge of corporate governance issues coupled with an appreciation of their practical application, and (7) accounting expertise, including audit, internal controls and risk management.

Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including energy, strategic planning, corporate governance and board service, executive management, engineering, academia, accounting and finance, operations, manufacturing, government, economics and international business. Set forth below are the various qualifications, attributes, skills and experience of our director nominees considered important by the Board in determining that such nominee should serve as a director. For information concerning each director nominee’s principal occupation, directorships and additional biographical information, please see “Proposal 1—Election Of Directors—Information on Director Nominees.”

Thomas W. Elward.  Mr. Elward brings a strong technical background to our Board, with a masters degree in nuclear engineering, and has significant executive management experience in non-utility power businesses, including power and gas marketing, gas transmission and storage, independent power production development, construction and asset management.  In addition to his extensive technical knowledge, he has received numerous awards for excellence in safety and environmental stewardship and has served on wholly-owned boards of various independent power producers, including serving as a member of CMS Energy’s risk committee. He serves as our Nominating Committee chair and leads the Board’s search for a qualified chief executive officer.

Michael J. Embler.  Mr. Embler brings extensive experience in finance, asset management and restructurings, and expertise in capital markets and capital management.  His experience as Chief Investment Officer of a major asset management firm provides the Board with a unique analytical view from the perspective of an investor.  Further, Mr. Embler’s significant experience with respect to finance, investing and general business matters, are important to the Board’s ability to review our financial statements and our investor communications, assess potential financings and strategies and otherwise supervise and evaluate our business decisions.  In addition to his finance experience, he qualifies as an “audit committee financial expert” under SEC guidelines due to his service as a member of audit committees of other publicly traded companies.

Robert C. Flexon.  Mr. Flexon, a certified public accountant, has a broad background in accounting and finance.  His significant corporate financial management experience and financial expertise as a result of his service as a Chief Financial Officer and other senior financial leadership positions qualify him as an “audit committee financial expert” under SEC guidelines.  Mr. Flexon also brings executive management and operating experience in many areas of the energy business, including wholesale power generation.

E. Hunter Harrison.  Mr. Harrison is currently serving as our interim President and Chief Executive Officer.  Mr. Harrison brings extensive executive management experience to our Board.  His more than 20 years of experience in executive positions, including President and Chief Executive Officer and Chief Operating Officer with a large public company, has given him broad based industry knowledge, including expertise in coal transportation, and extensive business leadership skills.  Mr. Harrison has particular experience in leading value creation and cost cutting efforts at public companies with a focus on generating returns to stockholders.

Vincent J. Intrieri.  Mr. Intrieri brings a broad background of experience in executive management, finance and accounting from his career with various Icahn affiliates.  Mr. Intrieri was a certified public accountant and has broad industry experience, including investment management.  He currently serves as the chair of our Special Committee for Finance and Restructuring and, as chair, he contributes significantly to the review and evaluation of the Company’s restructuring alternatives. Mr. Intrieri also currently serves on the boards of numerous companies that Carl C. Icahn directly or indirectly controls or has an interest in.

Samuel Merksamer. Mr. Merksamer has gained finance experience from his career as an investment analyst at Icahn Capital LP and at Airlie Opportunity Capital Management.  He has experience in high yield and distressed investments, and employs his finance skills by identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital.  Mr. Merksamer also currently serves on the boards of numerous companies that Carl C. Icahn directly or indirectly controls or has an interest in.

Felix Pardo.  Mr. Pardo brings extensive executive management experience to our Board.  His diversified experience in executive positions, including President and Chief Executive Officer with large public companies, has given him broad based industry knowledge, including expertise in the negotiations of energy contracts, bank debt agreements, risk and balance sheet management, and extensive business leadership skills.  In addition to his executive management experience, he qualifies as an “audit committee financial expert” under SEC guidelines due to his many years of experience as an executive and his service as a director on other boards.

Retirement.  As discussed above under “Corporate Governance – Recent Events”, in February 2011, each of our then independent directors informed us that they were not standing for reelection as directors at the Annual Meeting.   We thank each of our retiring directors for his or her service, contributions and leadership throughout his or her tenure as director.

Passing.   Our director Thomas D. Clark, Jr. passed away on October 9, 2010.  We are grateful for his many contributions throughout his tenure as director.

Diversity.     The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

Future director nominations.     For purposes of the 2012 Annual Meeting, the Nominating Committee will consider any director nominations from a stockholder received by the Corporate Secretary by the close of business on March 16, 2012, but not before the close of business on February 15, 2012. See “Future Stockholder Proposals” below for more information. Any such nomination must be accompanied in writing by all information relating to such person that is required under the federal securities laws, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. The nominating stockholder must also submit its name and address, as well as that of the beneficial owner if applicable, and the number of shares of our common stock that are owned beneficially and of record by such stockholder and such beneficial owner. Finally, the nominating stockholder must discuss the nominee’s qualifications to serve as a director as described in our Corporate Governance Guidelines.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors

Seven directors are to be elected at the Annual Meeting by the holders of common stock to each serve a one-year term. The directors are elected by a plurality of the shares of common stock represented in person or by proxy and entitled to vote on the election of common stock directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board as directors who receive the most FOR votes among votes properly cast in person or by proxy will be elected. Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. Under our Second Amended and Restated Certificate of Incorporation, stockholders do not have cumulative voting rights. If you withhold authority to vote with respect to the election of some or all of the director nominees, your shares will not be voted with respect to those nominees indicated. Under our majority voting policy, in an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote. Broker non-votes are not counted for purposes of election of directors. You cannot abstain in the election of directors.

Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR the election of the nominees listed below as the proxies may determine. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons appointed as proxies will vote for the election of such other persons that may be nominated by the Board.

Information on Director Nominees

All of the nominees for director are currently directors of Dynegy, except for Michael J. Embler, Robert C. Flexon and Felix Pardo. The following table sets forth information regarding the names, ages and principal occupations of the director nominees, other directorships held by them and the length of their service as a director of Dynegy.

Director Nominees	Principal Occupation and Current and Former Directorships	Age as of April 19, 2011	Director Since

Thomas W. Elward	President and Chief Operating Officer of CMS Enterprises (2003-2008).	62	2011

Michael J. Embler	Former Chief Investment Officer of Franklin Mutual Advisers LLC (2005-2009); Director of AboveNet, Inc. (2003 – Present); CIT Group, Inc. (2009 – Present); Kindred Healthcare, Inc. (2001 – 2008); Corlears School (2007 – Present); and Grand Union Co. (1999-2000).	45	NA

Robert C. Flexon	Chief Financial Officer of UGI Corporation (Feb. 2011-Present); Director of Foster Wheeler AG (2006-2009, May 2010 – Oct. 2010).	52	NA

E. Hunter Harrison	Interim President and Chief Executive Officer of Dynegy (April 9, 2011 – present); President and Chief Executive Officer of Canadian National Railway Company (2003-2009). Director of Canadian National Railway Company (1999-2009); The American Association of Railroads; The Belt Railway of Chicago, Terminal Railway; Wabash National Corporation; Illinois Central Railroad and TTX Company.	66	2011

Vincent J. Intrieri	Senior Managing Director of Icahn Capital LP (2004-Present). Director of Icahn Enterprises G.P. Inc. (2005-Present); PSC Metals Inc. (2007-Present); American Railcar Industries, Inc. (2005-Present); Lear Corporation (2006-2008); WCI Communities, Inc. (2008-2009); WestPoint International Inc. (2005–2011); National Energy Group, Inc.; XO Holdings, Inc.; and Federal-Mogul Corporation.	54	2011

Samuel Merksamer	Investment Analyst at Icahn Capital LP (2008-Present). Director of Federal-Mogul Corporation; Viskase Companies, Inc.; and PSC Metals Inc.	30	2011

Felix Pardo	Former Chairman and Chief Executive Officer of Dyckerhoff, Inc. (1998-2002), former Chairman of Lonestar Industries, Inc. and Glens Falls Cement Co., Inc. (1998-2002); former Chairman of Newalta Corporation (1991-1998). Director of Synthes, Inc. (2005-Present); Philip Services, Inc. (1994-2003); and Newalta Corporation (1991-2009).	73	NA

Additional Biographical Information on Director Nominees.

Thomas W. Elward was elected to the Board in March 2011.  He served as President and Chief Operating Officer of CMS Enterprises from March 2003 to July 2008.  Mr. Elward previously served in various roles with CMS Generation, a subsidiary of CMS Enterprises, including President and Chief Operating Officer from March 2003 to July 2008, President and Chief Executive Officer from January 2002 to February 2003, Senior Vice President – Operations and Asset Management from July 1998 to December 2001 and Vice President – Operations from March 1990 to June 1998. Prior to CMS Enterprises he held roles of increasing responsibility at Consumers Power, advancing to Plant Manager.

Michael J. Embler is a director nominee standing for election at the Annual Meeting.  Mr. Embler formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. from 2005 to 2009.  Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer in 2005, served as head of its Distressed Investment Group. From 1992 until 2001, he worked at Nomura Holdings America, where he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler currently serves on the Board of Directors of CIT Group, Inc., AboveNet, Inc., Corlears School and Kindred Healthcare Inc.

Robert C. Flexon is a director nominee standing for election at the Annual Meeting.  Mr. Flexon has served as the Chief Financial Officer of UGI Corporation a distributor and marketer of energy products and related services since February 2011.  Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 until May 2010.  Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February 2009 until November 2009.  Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 until February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008.  Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company.  Mr. Flexon served on the board of directors of Foster Wheeler from 2006 until 2009 and from May 2010 until October 2010.

E. Hunter Harrison was elected to the Board in March 2011.  He is currently serving as Dynegy’s interim President and Chief Executive Officer since April 9, 2011.  He served as the President and Chief Executive Officer of Canadian National Railway Company from January 2003 until December 2009 and as its Chief Operating Officer from 1998 until 2003.  Prior to joining Canadian National Railway Company, Mr. Harrison was the President and Chief Executive Officer of Illinois Central Railroad from 1993 until February 1998 and its Chief Operating Officer from 1989 to 1993.  Mr. Harrison served on the board of directors of Canadian National Railway from December 1999 until December 2009.  Mr. Harrison also served on the boards of directors of each of The American Association of Railroads, and prior to 2006, The Belt Railway of Chicago, Terminal Railway, Wabash National Corporation, Illinois Central Railroad and TTX Company.

Vincent J. Intrieri was elected to the Board in March 2011.  He has served as Senior Managing Director of Icahn Capital LP since November 2004.  Since January 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership.  Mr. Intrieri has been a director since July 2006 of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.  From April 2005 through September 2008, Mr. Intrieri was the President and Chief Executive Officer of Philip Services Corporation.  Since December 2007, Mr. Intrieri has been the Chairman of the Board and a director of PSC Metals Inc.  Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc., or ARI.  From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, Treasurer and Secretary of ARI. Since April 2003, Mr. Intrieri has been Chairman of the Board and a director of Viskase Companies, Inc.  From November 2006 to November 2008, Mr. Intrieri served on the Board of Lear Corporation.  From November 2005 to March 2011, Mr. Intrieri served as a director of WestPoint International Inc.  From August 2008 to September 2009, Mr. Intrieri was a director of WCI Communities, Inc.  Mr. Intrieri also serves on the boards of the following companies: National Energy Group, Inc., XO Holdings, Inc., and Federal-Mogul Corporation.  With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.

Samuel Merksamer was elected to the Board in March 2011.  He has served as an investment analyst at Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. since May 2008.  Prior to joining Icahn Capital LP, Mr. Merksamer worked as an analyst with Airlie Opportunity Capital Management from 2003 to 2008.  He currently serves as a director for Federal-Mogul Corporation, Viskase Companies, Inc., and PSC Metals Inc.  With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.

Felix Pardo is a director nominee standing for election at the Annual Meeting.  He served as the Chairman and Chief Executive Officer of Dyckerhoff, Inc., a major U.S. producer of cement, and as the Chairman of its subsidiaries, Lonestar Industries, Inc. and Glens Falls Cement Co., Inc., from July 1998 until his retirement in December 2002.  Prior to joining Dyckerhoff, Mr. Pardo was President and Chief Executive Officer of Ruhr American Coal Corporation from 1992 to 1998, Chairman of Newalta Corporation, a leading Canadian industrial waste management and environmental services company, from 1991 to 1998, and Chief Executive Officer of Newalta during its restructuring in 1991.  Mr. Pardo also served as Executive Vice President of Quorum Funding, a Canadian venture capital firm, during 1991 and 1992.  He was President and Chief Executive Officer of Philip Services, Inc., a waste management, scrap metals and industrial services company, from April 1998 to November 1998.  Mr. Pardo currently serves on the Board of Directors of Synthes, Inc.  He also served as a Director of Philip Services, Inc. from 1994 to 2003, Newalta Corporation from 1991 to 2009, and other public companies, including Western Prospector Group Ltd, Exchange National Bank, Chicago, Invatec (valve distribution), ISG Technologies (medical imaging) and Panaco, Inc. (oil and gas exploration and production).

The Board unanimously recommends that stockholders vote FOR the election of these director nominees to the Board.

Directors’ Meetings and Committees of the Board

During 2010, our Board held twenty meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during the period for which he or she has been a director. Under our Corporate Governance Guidelines, directors who are not members of a particular committee are entitled to attend meetings of each such committee.

The following table reflects the members of each of the committees of the Board and the number of meetings held from January 1, 2010 through December 31, 2010.

	Audit & Compliance	Compensation & Human Resources	Corporate Governance & Nominating	Special Committee
Bruce A. Williamson (1)
David W. Biegler(1)		CHAIR	X	X
Thomas D. Clark, Jr.(2)		X	CHAIR	X
Victor E. Grijalva(1)	X		X	X
Patricia A. Hammick(1)(3)				CHAIR
George L. Mazanec(4)	X	X	X
Howard Sheppard(1)	X		X	X
William L. Trubeck(1)(5)	CHAIR	X		X
Number of Meetings	7	4	2	7

(1)
In February 2011, Mr. Williamson resigned as our Chairman and our then current directors informed Dynegy that they did not intend to stand for reelection at the Annual Meeting.  See “Corporate Governance – Recent Events”.

(2)	Mr. Clark passed away on October 9, 2010.
(3)
As Lead Director, Ms. Hammick is an ex officio member of the Audit and Compliance, Human Resources and Nominating committees. She has a standing invitation to attend all such committee meetings and thus attends all committee meetings.   Ms. Hammick currently serves as our interim Chairman.  See “Corporate Governance – Recent Events”.

(4)	Mr. Mazanec retired immediately following our 2010 Annual Meeting.
(5)	Designated Audit Committee Financial Expert.

Committees

Recent Changes to Committee Composition.  As discussed above under “Corporate Governance – Recent Events”, in February 2011, each of our then independent directors informed us that they were not standing for reelection as directors at the Annual Meeting.  On March 9, 2011, Messrs. Elward, Harrison, Intrieri and Merksamer were elected by the Board as directors.  These four new directors were named as the sole members of the Board’s Nominating Committee, as well as the sole members of the Board’s Special Committee for Finance and Restructuring.  Currently, Mr. Elward serves as Chairman of the Nominating Committee as well as serves on the Audit and Compliance, Human Resources and Special Finance and Restructuring committees of the Board.  Mr. Intrieri serves as the Chairman of the Special Finance and Restructuring Committee and also serves on the Human Resources and Nominating committees of the Board.  Mr. Merksamer serves on the Nominating and Special Finance and Restructuring committees of the Board.  On April 9, 2011, Mr. Harrison replaced Mr. Biegler as interim President and Chief Executive Officer and as such, he no longer serves on any Board committees except for the Board’s Finance and Restructuring Committee.

Audit and Compliance Committee.    The Audit and Compliance Committee, which currently is comprised of Messrs. Trubeck (Chairman), Elward, Grijalva, and Sheppard, met a total of seven times during 2010. Each member of the Audit and Compliance Committee is independent as defined in the NYSE Listed Company Standards. The Audit and Compliance Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics, our independent auditors’ qualifications and independence, the performance of our internal audit function and the independent auditors and the performance of our risk assessment and risk management policies.

Compensation and Human Resources Committee.    The Human Resources Committee, which currently is comprised of Messrs. Sheppard (Chairman), Elward, Grijalva, Intrieri and Trubeck, met a total of four times during 2010. Each member of the Human Resources Committee is independent as defined in the NYSE Listed Company Standards. The purpose of the Human Resources Committee is to assist our Board in fulfilling the Board’s oversight responsibilities on matters relating to executive compensation, oversee our overall compensation strategy and our equity-based compensation plans, prepare the annual Compensation and Human Resources Committee report required by the rules of the SEC and review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement to stockholders. The Human Resources Committee does not assist the Board with respect to director compensation, which is the responsibility of the Nominating Committee. For more information regarding the role and scope of authority of the Human Resources Committee in determining executive compensation, please read “Compensation Discussion and Analysis” below.

The Human Resources Committee may delegate specific responsibilities to one or more subcommittees to the extent permitted by law, NYSE listing standards and our governing documents. The Human Resources Committee is responsible for pre-approving all services performed by any independent compensation consultant in order to assure that the provision of such services does not impair the consultant’s independence. As a result, the Human Resources Committee has established a policy requiring its pre-approval of the annual executive compensation services, engagement terms and fees. The policy requires that requests to provide services requiring pre-approval by the Human Resources Committee or Chair will be submitted to the Committee or Chair by both the independent compensation consultant and our Vice President of Human Resources and must include a joint statement as to whether, in their view, the request or application is consistent with maintaining the consultant’s independence. Further, under the policy the Human Resources Committee delegates to its Chair the authority to pre-approve any services (other than annual engagement services) if necessary or appropriate between scheduled meetings; provided, however, that the Chair will cause any such pre-approvals to be reported to the Human Resources Committee at the next regularly scheduled meeting. For a discussion of the role of the independent compensation consultant retained by the Human Resources Committee in recommending executive compensation and the participation of our Chief Executive Officer in the review of the compensation of other executives that report to the Chief Executive Officer, please read “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee.    The Nominating Committee, which currently is comprised of Messrs. Elward (Chairman), Merksamer and Intrieri, met a total of two times during 2010. Each member of the Nominating Committee is independent as defined in the NYSE Listed Company Standards. The Nominating Committee is responsible for identifying director nominees, assisting the Board with respect to director compensation, developing and reviewing our Corporate Governance Guidelines and overseeing the evaluation of the Board and management.

Special Committee.    The Special Committee, which was comprised of all the independent and non-management directors of Dynegy, was established on November 22, 2010 and dissolved effective February 25, 2011, and met seven times in 2010.  The purpose of the Special Committee was to direct the Board’s comprehensive review of Dynegy’s various strategic alternatives, including, if appropriate, reviewing, evaluating and negotiating potential transactions in connection with (i) a possible restructuring of the operations of Dynegy and its subsidiaries, (ii) possible changes to the capital structure of Dynegy, including the issuance, repurchase and/or prepayment of indebtedness or equity securities, (iii) a possible sale of a material amount of the assets of Dynegy, (iv) a possible sale of Dynegy, or (v) any corporate governance matters relating to the foregoing clauses (i) through (iv) or the compensation of the Board.

Special Committee for Finance and Restructuring.    The Special Committee for Finance and Restructuring, which is comprised of Messrs. Intrieri (Chairman), Elward, Harrison and Merksamer, was established on March 7, 2011.  The purpose of the Special Committee for Financing and Restructuring is to undertake a comprehensive review of Dynegy’s various restructuring alternatives, including, without limitation, if appropriate, reviewing and evaluating (i) possible changes to the capital structure of Dynegy, including the issuance, repurchase and/or prepayment of indebtedness or equity securities and (ii) a possible sale of a material amount of Dynegy’s assets.

DIRECTOR COMPENSATION

Director Compensation for 2010

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board in 2010. Directors who were also employees of Dynegy were not compensated for their services as directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
David W. Biegler	$90,400	$70,000	$—	$—	$—	$22,600	$183,000
Thomas D. Clark, Jr.(5)	$1,359	$70,000	$—	$—	$—	$74,875	$146,234
Victor E. Grijalva	$113,000	$70,000	$—	$—	$—	$—	$183,000
Patricia A. Hammick(6)	$114,300	$70,000	$—	$—	$—	$12,700	$197,000
George L. Mazanec(5)	$43,750	$35,000	$—	$—	$—	$—	$78,750
Howard B. Sheppard	$112,000	$70,000	$—	$—	$—	$—	$182,000
William L. Trubeck	$64,250	$70,000	$—	$—	$—	$64,250	$198,500

(1)
Directors receive annual phantom stock grants pursuant to the Directors Deferred Compensation Plan. Upon termination of service as a director, the shares become payable, based on the director’s one-time election, in cash or common stock. The values shown under “Stock Awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2010, each director had the following aggregate number of shares of phantom stock outstanding: Messrs. Biegler and Trubeck and Ms. Hammick—35,125; Mr. Grijalva—27,681 and Mr. Sheppard—24,751.

(2)	No annual stock option awards or non-equity incentive plan compensation payments were made as compensation for director services in 2010 or are contemplated under our current compensation structure.

(3)
The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represents dividends/capital gains/losses or unrealized gains/losses on deferrals of fees and stock awards under the Directors Deferred Compensation Plan, which includes investments in common stock and various investment funds. As of December 31, 2010, each of the directors, had cumulative losses on all prior deferrals of fees in the following amounts: Mr. Biegler-$(53,060); Mr. Grijalva-$(38,243); Ms. Hammick-$(75,121); Mr. Sheppard-$(28,192); Mr. Trubeck $(44,400).

(4)
The amounts shown as “All Other Compensation” for Messrs. Biegler, Clark and Trubeck and Ms. Hammick represent a voluntary cash deferral of fees earned at each director’s election into common stock or various investment funds under the Directors Deferred Compensation Plan that are payable upon termination in cash.

(5)	Messrs. Clark and Mazanec are no longer Directors of Dynegy.

(6)	Lead Director.

Periodically, our Nominating Committee reviews the competiveness of the compensation of our non-employee directors. The results of such review were presented to the Board with regard to the compensation of our non-employee directors for 2010. The Board determined that, based on an assessment of competiveness and the then-current economic environment, no compensation changes were appropriate at that time.

Under the Directors Deferred Compensation Plan, non-employee directors receive annual phantom stock grants with an aggregate value of $70,000, awarded quarterly in arrears based on the closing price of our common stock on the last trading day of the quarter. Since the amounts of phantom stock granted are unfunded, directors do not actually receive shares of our common stock. We established a trust to provide an informal funding vehicle for the obligations under the plan to our directors. The assets of the trust, commonly referred to as a rabbi trust, are subject to the claims of our creditors in the event of insolvency, so the plan is considered unfunded for tax purposes. We contribute cash in amounts equal to the compensation that is deferred by us for the directors, which is then invested generally by the administrator of the trust in a fund of our common stock. Upon termination of service as a director, the shares of phantom stock become payable, based on an election previously made by the director, in a lump sum payment or in monthly, quarterly or annual installment payments following such termination. The shares of phantom stock are payable in cash or in shares of common stock, based upon a one-time election of the director.

In addition to the phantom stock grants, the non-employee directors receive the following compensation, which is payable in cash and may be deferred under the Directors Deferred Compensation Plan, in whole or in part, and invested in one or more investment options, including a hypothetical Dynegy common stock fund, at a particular director’s election:

•	An annual retainer of $50,000 per year;

•	A fee of $2,000 for each Board meeting attended;

•	A fee of $1,000 for each committee meeting attended;

•	An additional annual retainer of $30,000 for the Lead Director;

•	Fees for each committee chairperson per year: Audit and Compliance Committee—$20,000 per year; Human Resources Committee—$10,000 per year; Nominating Committee—$10,000;

•	An annual retainer of $5,000 and $2,500 per year for members of the Audit and Compliance Committee and the Human Resources Committee, respectively;

•
Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials;

•
From March 12, 2011 to April 8, 2011 Mr. Biegler, in his role as interim President and Chief Executive Officer, received a daily fee of $4,150 per day, plus expenses, for each day that he primarily devoted service to Dynegy, and such payment was in lieu of any director meeting fees that would otherwise be payable to Mr. Biegler as a result of meetings of the Board or its committees that are held on such days of service.  Mr. Biegler was not eligible to participate in any employee benefit plans or programs of Dynegy or any of its affiliates, with the exception of his continued participation in the Directors Deferred Compensation Plan (see “Corporate Governance – Recent Events”);

•
Effective February 25, 2011, in her role as interim Chairman of the Board, Ms. Hammick receives a daily fee of $4,150 per day, plus expenses, for each day that she primarily devotes to providing service to Dynegy (see “Corporate Governance – Recent Events”);

•
Effective February 25, 2011, a payment of $4,150 per day, plus expenses, is paid to each director who, at the specific request of the Chairman of the Board, provides assistance to Dynegy that is in addition to the level of service to Dynegy that would ordinarily be performed in the capacity as a member of the Board or any committee thereof, and such payments are  in lieu of any meeting fees that would otherwise be payable as a result of meetings of the Board or its committees that are held on such days of service (see “Corporate Governance – Recent Events”); and

•
Effective April 9, 2011, Mr. Harrison will receive an annual salary of $1,000,000 for his service as Interim President and Chief Executive Officer, and he will also receive phantom stock unit awards in an amount equivalent to the amount of phantom stock he otherwise would have been eligible to receive as a non-employee director under the Directors Deferred Compensation Plan. Mr. Harrison will not participate or receive benefits under any employee benefit plans or programs of Dynegy or any of its affiliates, with the exception of the Dynegy Inc. Phantom Stock Plan (see “Corporate Governance – Recent Events”).

Certain Transactions and Other Matters

For a description of certain transactions with management and others, certain business relationships and compliance with Section 16(a) of the Exchange Act, see “Executive Compensation—Potential Payments Upon Termination or Change in Control,” “Transactions with Related Persons, Promoters and Certain Control Persons” and “Section 16(a) Beneficial Ownership Reporting Compliance.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth the number of shares of Dynegy’s common stock beneficially owned as of April 19, 2011, except as otherwise noted, by: (i) each of our current directors; (ii) each of our current executive officers; (iii) all of our current directors and executive officers as a group; and (iv) each person or entity we know to beneficially own more than 5% of the outstanding shares of Dynegy’s common stock:

	Number of Shares Beneficially Owned(1)	Percent of Total Outstanding Common Stock(1)(2)
Directors**
David W. Biegler (4)	38,195	*
Thomas W. Elward(4)	8,070	*
Victor E. Grijalva(4)	33,751	*
Patricia A. Hammick(3)(4)	43,195	*
E. Hunter Harrison(3)(4)	503,070	*
Vincent J. Intrieri(4)	3,070	*
Samuel Merksamer(4)	3,070	*
Howard B. Sheppard(4)	27,821	*
William L. Trubeck(4)	40,395	*

Executive Officers**
Charles C. Cook(5)	109,530	*
Lynn A. Lednicky(6)	188,027	*
Kent R. Stephenson(7)	50,865	*

All Directors and Officers as a group (11 persons)	1,048,658	*

Other
Seneca Capital Investments, L.P.(8) 590 Madison Avenue, 28th Floor New York, NY 10022	11,226,500	9.2%

Icahn Capital LP(9) 767 Fifth Avenue, 47th Floor, New York, NY 10153	18,042,212	14.8%

BlackRock, Inc.(10) 40 East 52nd Street New York, NY 10022	5,700,457	4.7%

Habrok Capital Management LLP(11) 16 New Burlington Place 2nd Floor London W1S 2HX, United Kingdom	6,795,000	5.6%

*	Percentage ownership of less than one percent.

**	The address of all our directors, named executive officers, and other officers is Dynegy’s headquarters at 1000 Louisiana Street, Suite 5800, Houston, TX 77002.

(1)
The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days of April 19, 2011 through the exercise of any option, warrant or right, regardless of whether such arrangement is currently in the money, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise indicated, each person and entity has the sole voting and investment power with respect to the shares set forth in the table.

(2)	Based upon 121,740,280 shares of common stock issued and outstanding at April 19, 2011.

(3)	Mr. Harrison is serving as a director and interim President and Chief Executive officer of Dynegy and Ms. Hammick is currently serving as Chairman of the Board.

(4)
Amounts shown include the following number of shares of our common stock payable upon termination of service as a director, at the election of the director, with respect to certain phantom stock units awarded under the Directors Deferred Compensation Plan: 38,195 shares payable to Messrs. Biegler and Trubeck and Ms. Hammick; 3,070 shares payable to Messrs. Elward, Harrison, Intrieri, and Merksamer; 27,821 shares payable to Mr. Sheppard and 30,751 shares payable to Mr. Grijalva. The amounts shown do not include certain phantom stock units held by Ms. Hammick through our Directors Deferred Compensation Plan which are payable, upon retirement, exclusively in cash and not in shares of common stock.

(5)
Amount shown includes 87,485 shares of common stock issuable upon the exercise of employee stock options held by Mr. Cook and 21,146 shares of restricted common stock which vest on March 3, 2013. Amount shown also includes approximately 899 shares of common stock held by the Trustee of the Dynegy Inc. 401(k) Savings Plan, or the Dynegy 401(k) Plan, for the account of Mr. Cook, based on the market value of units held by Mr. Cook in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of April 19, 2011. The amount shown does not include 55,752 phantom stock units held by Mr. Cook through the Dynegy Inc. 2009 Phantom Stock Plan, or Phantom Stock Plan, that are payable exclusively in cash and not in shares of common stock.

(6)
Amount shown includes 145,634 shares of common stock issuable upon the exercise of employee stock options held by Mr. Lednicky and 21,146 shares of restricted common stock which vest on March 3, 2013. Amount shown also includes approximately 6,954 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Mr. Lednicky, based on the market value of units held by Mr. Lednicky in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of April 19, 2011. The amount shown does not include 59,236 phantom stock units held by Mr. Lednicky through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.

(7)
Amount shown includes 34,959 shares of common stock issuable upon the exercise of employee stock options held by Mr. Stephenson and 7,583 shares of restricted common stock which vest on March 3, 2013. Amount shown also includes approximately 5,354 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Mr. Stephenson, based on the market value of units held by Mr. Stephenson in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of April 19, 2011. The amount shown does not include 22,302 phantom stock units held by Mr. Stephenson through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.

(8)
Based on Schedule 13D (the “Seneca 13D”) filed with the SEC on November 8, 2010, and Schedule 13D/A (the “Seneca 13D/A”) filed with the SEC on February 11, 2011, each on behalf of (i) Seneca Capital International Master Fund, L.P., a Cayman Islands exempted limited partnership (“International Fund”), (ii) Seneca Capital, L.P., a Delaware limited partnership (“U.S. Fund”), (iii) Seneca Capital Investments, L.P., a Delaware limited partnership (“Seneca LP”), (iv) Seneca Capital Investments, LLC, a Delaware limited liability company (“Seneca LLC”), (v) Seneca Capital International GP, LLC, a Delaware limited liability company (“Seneca International GP”), (vi) Seneca Capital Advisors, LLC, a Delaware limited liability company (“Seneca Advisors”), and (vii) Douglas A. Hirsch (together with each of the foregoing, the “Seneca Reporting Persons”). Such filing indicated that (1) International Fund had shared voting and dispositive power with respect to 7,712,100 shares, (2) U.S. Fund had shared voting and dispositive power with respect to 3,514,400 shares, (3) Seneca LP had shared voting and dispositive power with respect to 11,226,500 shares, (4) Seneca LLC had shared voting and dispositive power with respect to 11,226,500 shares, (5) Seneca International GP had shared voting and dispositive power with respect to 7,712,100 shares, (6) Seneca Advisors had shared voting and dispositive power with respect to 3,514,400 shares and (7) Mr. Hirsch had shared voting and dispositive power with respect to 11,226,500 shares. The Seneca 13D included the following language: “Shares reported herein as being held by International Fund and U.S. Fund (the ‘Shares’) may be deemed to be beneficially owned, within the meaning of Rule 13d-3 under the Act, by Seneca LP, Seneca LLC and Mr. Hirsch. Seneca LP serves as the investment manager for each of Seneca International and U.S. Fund. Seneca LLC is the general partner of Seneca LP. Seneca International GP is the general partner of International Fund, and Seneca Advisors is the general partner of U.S. Fund. Mr. Hirsch is the managing member of each of Seneca LLC, Seneca International GP and Seneca Advisors. Each of Seneca LP, Seneca LLC, Seneca International GP, Seneca Advisors and Mr. Hirsch disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein, and the filing of this Schedule 13D shall not be deemed an admission of beneficial ownership of such shares for any purpose.” On February 11, 2011, International Fund and U.S. Fund extended the exercise date of their previously reported European-style call options, providing the right to purchase 2,331,400 and 1,059,600 shares, respectively, at an exercise price of $0.01 per share, by engaging in a simultaneous roll transaction in which the options expiring as of April 15, 2011, were relinquished in the same transaction as and simultaneously with their replacement with the same number of options with the same economic terms expiring as of September 17, 2011.  Such options were not exercisable within sixty days of the filing date of the Seneca 13D/A, and therefore the shares to which they relate are not currently deemed beneficially owned by the Seneca Reporting Persons.

(9)
Based on Schedule 13D filed with the SEC on November 15, 2010, Schedule 13D/A filed with the SEC on December 23, 2010, and Form 4 filed with the SEC on March 3, 2011 (the “Icahn Form 4”), each on behalf of High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn, a citizen of the United States of America (collectively, the “Icahn Reporting  Persons”): Barberry is the sole member of Hopper, which is the general partner of High River.  Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III.  Icahn Onshore is the general partner of Icahn Partners.  Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore.  Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital.  Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings.  Carl C. Icahn is the sole stockholder of each of Barberry and Beckton.  As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons.  In addition, Mr. Icahn is the indirect holder of approximately 92.4% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”).  Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.  The Icahn Reporting Persons beneficially own, in the aggregate, 18,042,212 Shares, representing approximately 14.9% of the Issuer’s outstanding Shares.  High River directly beneficially owns 3,608,411 Shares, Icahn Partners directly beneficially owns 5,510,709 Shares, Icahn Master directly beneficially owns 6,238,314 Shares, Icahn Master II directly beneficially owns 1,805,714 Shares, Icahn Master III directly beneficially owns 879,034 Shares, Hopper indirectly beneficially owns 3,608,411 Shares,  Barberry indirectly beneficially owns 3,608,411 Shares , Icahn Offshore indirectly beneficially owns 8,923,062 Shares , Icahn Onshore indirectly beneficially owns 5,510,709 , Icahn Capital indirectly beneficially owns 14,433,771 Shares , IPH indirectly beneficially owns 14,433,771 Shares , Icahn Enterprises Holdings indirectly beneficially owns 14,433,771 Shares , Icahn Enterprises G.P. indirectly beneficially owns 14,433,771 Shares , Beckton indirectly beneficially owns 14,433,771 Shares , and Carl C. Icahn indirectly beneficially owns 18,042,212 Shares .  The Icahn Form 4 included the following language: “3.  Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III.  Each of Hopper, Barberry and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which High River owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares except to the extent of their pecuniary interest therein.  4.  Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares  which Icahn Partners owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares  except to the extent of their pecuniary interest therein.  5.  Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which each of Icahn Master, Icahn Master II and Icahn Master III owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares except to the extent of their pecuniary interest therein.

(10)	Based upon Schedule 13G/A filed April 8, 2011 by BlackRock, Inc. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive and voting power as to 5,700,457 shares.

(11)
Based upon Schedule 13G filed January 31, 2011 by Habrok Capital Management LLP, a limited liability partnership organized under the laws of the United Kingdom (“Habrok Management”), which serves as the investment manager to certain investment funds and Leif Christian Kvaal (“Mr. Kvaal”), who serves as Senior Partner and Chief Executive Officer of Habrok Management (Habrok Management together with Mr. Kvaal, the “Reporting Persons”).  According to such Schedule 13G, the Reporting Persons have shared dispositive and voting power as to 6,795,000 shares.

EXECUTIVE OFFICERS

The following table sets forth the name and positions of our executive officers as of April 19, 2011, together with their ages and period of service with us.

Executive Officer	Position	Age as of April 19, 2011	Served with Dynegy Since
E. Hunter Harrison	Interim President and Chief Executive Officer	66	2011
Charles C. Cook	Interim Chief Financial Officer and Executive Vice President, Commercial Operations and Market Analytics	46	1991
Lynn A. Lednicky	Executive Vice President, Operations	50	1991
Kent R. Stephenson	Executive Vice President and General Counsel	61	2006

The executive officers named above will serve in such capacities until the next Annual Meeting of our Board, or until their respective successors have been duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

As discussed above under “Corporate Governance – Recent Events”, Mr. Biegler, one of our directors, served as interim President and Chief Executive Officer, following Mr. Williamson’s departure as President and Chief Executive Officer on March 11, 2011.  On April 9, 2011, Mr. Harrison replaced Mr. Biegler as interim President and Chief Executive Officer.  Mr. Cook was appointed interim Chief Financial Officer effective March 11, 2011, upon the resignation of Ms. Nichols, our former Executive Vice President and Chief Financial Officer.   Set forth below is additional biographical information with respect to our executive officers.

E. Hunter Harrison has served as interim President and Chief Executive Officer since April 9, 2011 and as a member of the Board since March 2011. He served as the President and Chief Executive Officer of Canadian National Railway Company from January 2003 until December 2009 and as its Chief Operating Officer from 1998 until 2003.  Prior to joining Canadian National Railway Company, Mr. Harrison was the President and Chief Executive Officer of Illinois Central Railroad from 1993 until February 1998 and its Chief Operating Officer from 1989 to 1993.  Mr. Harrison served on the board of directors of Canadian National Railway from December 1999 until December 2009.  Mr. Harrison also served on the boards of directors of each of The American Association of Railroads, and prior to 2006, The Belt Railway of Chicago, Terminal Railway, Wabash National Corporation, Illinois Central Railroad and TTX Company.

Charles C. Cook has served as interim Chief Financial Officer since March 2011 and as Executive Vice President, Commercial Operations and Market Analytics since December 2008.  In his role as interim CFO, he is responsible for oversight activities involving strategic planning and corporate business development, financial affairs, including finance and accounting, tax, treasury, risk management, internal audit and investor and credit agency relationships.  He is also responsible for our commercial and asset management functions related to our power generation assets.   In addition, Mr. Cook leads a team that develops and executes both trading and term contracting options for our power generation fleet.  Mr. Cook served as Senior Vice President-Strategic Planning, Corporate Business Development and Treasurer from January to December 2008 and served as Senior Vice President and Treasurer from 2005 until 2007.  Mr. Cook joined our predecessor, Destec Energy, Inc. in 1991 and was promoted to Vice President in 2002.

Lynn A. Lednicky has served as Executive Vice President, Operations since October 1, 2009. Mr. Lednicky is responsible for the operational management of our fleet of power generation assets as well as Government and Regulatory Affairs, Human Resources and Information Technology. He previously served as Executive Vice President-Asset Management, Government and Regulatory Affairs from March 2009 to October 2009, Executive Vice President, Asset Management, Development, and Regulatory Affairs from January 2008 to March 2009, Executive Vice President, Commercial and Development from January 2007 to January 2008, Executive Vice President of Strategic Planning and Corporate Business Development from November 2005 to January 2007, Senior Vice President of Strategic Planning and Corporate Business Development from July 2003 to November 2005 and Senior Vice President of Power Origination from December 2000 to July 2003. Mr. Lednicky joined our predecessor, Destec Energy, Inc., in 1991. Mr. Lednicky is a member of the U.S. Department of Energy National Coal Council and has been a member of the EPRI Research Advisory Committee.

Kent R. Stephenson has served as Executive Vice President and General Counsel since March 2011.  Mr. Stephenson is responsible for our legal affairs, including legal services supporting our operational, commercial and corporate areas, as well as ethics and compliance.  Mr. Stephenson served as Senior Vice President and Deputy General Counsel from July 2006 to February 2011.  Prior to joining Dynegy, he served as Vice President, General Counsel and Secretary of Pioneer Companies, Inc. from June 1995 to January 2006. From 1993 to 1995, he served as Vice President, General Counsel and Secretary of a predecessor of Pioneer Companies.  Prior to 1993, he was Senior Vice President and General Counsel of Zapata Corporation, then an oil and gas services company.

COMPENSATION DISCUSSION AND ANALYSIS

As discussed in “Corporate Governance – Recent Events”, during February and March 2011, the composition of our Board and executive team changed significantly.  Specifically, Bruce A. Williamson resigned as our Chairman and  left as our President and Chief Executive Officer, Holli C. Nichols resigned as our Executive Vice President and Chief Financial Officer, and J. Kevin Blodgett left as our General Counsel and Executive Vice President, Administration.  Furthermore, each of our then current independent directors, David W. Biegler, Victor E. Grijalva, Patricia A. Hammick, Howard B. Sheppard and William L. Trubeck, informed us that he or she did not intend to stand for reelection as a director at the 2011 Annual Meeting.  On March 9, 2011, the Board elected Thomas W. Elward, E. Hunter Harrison, Vincent J. Intrieri and Samuel Merksamer as directors.  These four new directors were named the sole members of the Board’s Governance and Nominating Committee, which was tasked with responsibility of searching for a permanent Chief Executive Officer and additional qualified director nominees to replace our directors who are not standing for reelection.

During 2010, the board members serving on our Human Resources Committee were Mr. Biegler (Chair), Thomas D. Clark, Jr. (who passed away on October 9, 2010), George L. Mazanec (who retired immediately following our 2010 Annual Meeting) and Mr. Trubeck (“2010 Human Resources Committee Members”).  Our executive compensation philosophy and objectives for 2010 were established and implemented by our Board and the 2010 Human Resources Committee Members.

Our Human Resources Committee is currently comprised of Messrs. Sheppard (Chair), Elward, Grijalva, Intrieri and Trubeck.  The composition of this committee will change after the 2011 Annual Meeting in connection with the departures of Messrs. Sheppard, Grijalva and Trubeck.  This current Human Resources Committee (including any membership changes that may occur in the near future) may have a different executive compensation philosophy and may establish and implement for 2011 different compensation programs with different objectives.

In this Compensation Discussion and Analysis, we describe in detail our 2010 executive compensation philosophy and objectives and the 2010 compensation for the following individuals (1) our former Chief Executive Officer, (2) our former Chief Financial Officer and (3) our three other most highly compensated executive officers who were serving as executives at the end of 2010. These individuals are collectively referred as our Named Executive Officers, and are identified below:

•	Mr. Williamson – former Chairman, President and Chief Executive Officer;

•	Ms. Nichols – former Executive Vice President and Chief Financial Officer;

•	Mr. Blodgett – former General Counsel and Executive Vice President, Administration;

•	Charles C. Cook – Executive Vice President, Commercial and Market Analytics; and

•	Lynn A. Lednicky – Executive Vice President, Operations

The following discussion should be read together with the compensation tables and disclosures for our Named Executive Officers included under “Executive Compensation.” The following discussion contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be considered as statements of our expectations or estimates of results or other guidance; to that end, these targets and goals will not be subject to updating.

Executive Summary

2010 Business Overview

•	In 2010, we experienced an unprecedented year with respect to the pursuit of several strategic alternatives that the Board and management believed to be in the best interest of our stockholders.

•
In the midst of this challenging time and difficult business environment, our Named Executive Officers were able to lead the organization in a manner that exceeded the financial and non-financial objectives that formed the basis of our 2010 short-term incentive program, including the following:

o	Adjusted EBITDA2 of $539 million

o
The realization of continued cost savings from the cost reduction program and the development of an incremental cost reduction strategy to save an additional $50 million in annual G&A savings, which was implemented in early 2011.

Key Features of Our Compensation Program

•	A significant portion of our compensation program is performance-based, including long-term incentive awards which align the compensation of our Named Executive Officers with stockholder value.

•	We do not have employment agreements with any of our Named Executive Officers.

•
Our Executive Change in Control Severance Pay Plan, or Change in Control Plan,  requires a double-trigger (i.e., change in control event and subsequent termination) in order for an executive to receive benefits.

•	Beginning in 2010, the Human Resources Committee determined that tax gross-up payments on executive perquisites will no longer be provided.

•	We have a mechanism to claw back any compensation awarded erroneously in the event of a restatement of our financial results.

•
The Human Resources Committee believes that the structure and design of our compensation programs, as well as the approach used in the selection performance metrics and targets, are not reasonably likely to result in excessive risk-taking that could have a material adverse effect on the Company.

Compensation Philosophy and Program Objectives

Executive Compensation Philosophy

Our executive compensation program, which is administered by the Human Resources Committee, is primarily designed to attract, motivate and retain a highly qualified executive management team capable of effectively managing our power generation business. Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad labor market in which we compete for executive talent and commensurate with corporate and individual performance.

The Human Resources Committee reviews and updates, where appropriate, our compensation philosophy for consistency with our near-term and long-term business strategy. Our “Compensation Guiding Principles,” which are listed below, serve to formalize and document our compensation philosophy. In addition, these principles provide a foundation for certain compensation decisions, as well as a common language for communicating those decisions to executives, employees and stockholders. These “Compensation Guiding Principles” are as follows:

•	Our compensation strategy is based on our core values and business strategy.

•
Our total compensation for each individual should provide reasonable upside potential for exceptional performance, while maintaining competitiveness during, but appropriately reflecting, market or economic downturns.

•	Our compensation delivery practices should allow for differential pay levels based on both corporate and individual performance.

•	Our key compensation elements—base pay, short-term incentives and long-term incentives—should complement each other.

•	Our variable pay programs should be designed as forward-looking incentives with clear transparency.

•	Our long-term incentives should encourage share price improvement and a strong link to stockholder interests.

•	Our compensation programs should be designed and administered to encourage sustained long-term growth in our cyclical industry.

•
Our overall compensation strategy should recognize that attraction and retention of key talent is critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

2	We define Adjusted EBITDA as EBITDA adjusted to exclude (1) gains or losses on the sale of assets (2) the impacts of mark-to-market changes and (3) impairment charges.

Executive Compensation Program Objectives

Consistent with the stated purpose and the Compensation Guiding Principles listed above, the structure of our compensation program reflects the following key objectives: (1) Pay for Performance; (2) Market Competitiveness; and (3) Long-Term Stockholder Value.

Pay for Performance.    It is our belief that the variable components of compensation should not be viewed as entitlements, but rather should be awarded for delivering results relative to pre-determined business goals and objectives and for executing on our business strategy to create long-term value for our stockholders. To this end, each year the Board approves a comprehensive set of financial and non-financial goals and objectives for the coming year. Our progress, and the Named Executive Officers’ contributions relative to these goals and objectives, is monitored and discussed during the year by the Board and the Human Resources Committee. Following year-end, compensation awards are made based on the Human Resources Committee’s overall assessment of performance, including the degree to which these goals and objectives have been achieved and the impact of external factors.

Financial Objectives.    The first category of goals represents the financial objectives used by executive management and the Board in assessing our annual performance and communicating that performance to the investment community. In determining short-term incentive opportunity levels for compensation decisions made in 2010, the Human Resources Committee adopted guidelines pursuant to which financial objectives comprised 50% of the total funding opportunity. This weighting for financial performance was aligned with our stated objective of creating stockholder value. The financial performance metric was based on the attainment of established Adjusted EBITDA levels, with performance in reducing General and Administrative, or G&A, expenses considered as an additional reference point when considering overall financial performance. Adjusted EBITDA is aligned with the manner in which we publicly disclose our financial performance, while a reduction in G&A expenses is an appropriate objective that is aligned with prudent actions and behaviors in the current economic and business environment. Additionally, the Human Resources Committee formally established a separate financial performance requirement for the Named Executive Officers. This separate performance target, which we refer to as a “gate” or a minimum funding requirement, must be met before any amount of short-term incentive awards will be paid to the Named Executive Officers and provides another method to foster the alignment of executive interests with investor interests and our annual performance goals and objectives. For 2010, the Human Resources Committee set this minimum performance level at $450 million of Adjusted EBITDA. Performance below this minimum level would result in no short-term incentive awards to the Named Executive Officers, regardless of non-financial performance or any other adjustments.

 Non-Financial Objectives.   The second category of goals and objectives is non-financial in nature. For the 2010 performance year, non-financial objectives represented 50% of the total short-term incentive funding opportunity and were centered on: 1) favorable performance as determined by the Human Resources Committee relative to peer companies; 2) meaningful progress on strategic alternatives with a focus on long-term stockholder value creation; 3) execution on opportunities to further optimize the portfolio with a focus on reducing debt and other obligations and improving operating cash flows and liquidity; 4) development and implementation of additional collateral arrangements or alternative liquidity structures to enhance our liquidity profile and further support commercial execution; 5) continued execution of our commercial strategy to best balance risk/reward and capture extrinsic value; and 6) retention of critical employees necessary to accomplish our  strategic and day-to-day priorities.  While specific targets are generally not established for these non-financial objectives, the Named Executive Officers reviewed the strategic intent behind each of these focus areas with the Board at the start of the year and provided regular updates on progress throughout the performance year. Please read “—Analysis—Named Executive Officer Compensation” below for a discussion of 2010 compensation and the specific non-financial performance that influenced such compensation.

Individual Performance. In addition to the above-described financial and non-financial goals and objectives, executive compensation decisions are also based on the individual performance of our Named Executive Officers. In particular, we have adopted a set of core values that reflect the key leadership qualities and behavioral attributes that our executive compensation program is designed to foster and reward. These qualities and attributes include, among others: honesty and integrity; individual responsibility and accountability; engagement and development of our employees; and doing the right things with an expectation that the right things will happen. In evaluating our Chief Executive Officer from this perspective, the Human Resources Committee conducts an annual performance review together with the Board and evaluates his performance based on interaction with him throughout the year. Similarly, the Human Resources Committee, which approves the compensation for our executive officers other than our Chief Executive Officer, consults with the Chief Executive Officer as to his performance review of our other executive officers and their achievements relative to our core values.

Long-Term Incentive Award. Given the impact commodity prices have had on our industry and the resulting negative effects on our stock price performance, our long-term incentive awards (comprised of stock options, restricted stock awards, and performance units) have provided minimal payout to our Named Executive Officers.  Recently, the Human Resources Committee assessed the result of the prior years’ long-term incentive opportunities and concluded that they are having the desired result. The Human Resources Committee is fully aware of the stockholder returns produced over the prior three-year period and believes payment levels under the prior years’ long-term incentive opportunities  (or lack of) demonstrate clear alignment between the stockholders’ returns and management’s actual compensation. For example, with respect to the 2007 long-term incentive awards, including the performance unit awards, the following table presents the value at the time of grant in April 2007 and the payouts for such grants in 2010.

Named Executive Officer	Intended Value of Long-Term Incentive Opportunity Awarded in 2007 (1)	Value Vested in 2010 (at end of three-year performance period)(2)
Bruce A. Williamson	$8,000,000	$206,825
Holli C. Nichols	$1,750,000	$45,244
J. Kevin Blodgett	$1,500,000	$38,780
Lynn A. Lednicky	$1,400,000	$36,195
Charles C. Cook	$460,000	$11,893

(1)
The 2007 opportunity award mix for the long-term incentive awards included: (1) 40% stock options that vest equally in three annual installments and have an exercise price equal to $9.67 ($48.35 post reverse stock split); (2) 20% restricted stock that vested on April 2, 2010 with a grant price of $9.67 ($48.35 post reverse stock split); and (3) 40% performance units that would be earned in April 2010 if certain stock price performance goals were met.

(2)
The value amounts shown reflect the vesting of the restricted stock based on a stock price of $1.25 ($6.25 post reverse stock split) on April 1, 2010.  The amounts do not include the exercise of 2007 options, which where were underwater, nor the funding of performance units, as the associated stock price targets were not attained.

There were no payouts for fiscal year 2010 to any participant, including the Named Executive Officers, under the performance units awards granted to our long-term incentive compensation in 2007 (these awards vested in 2010).  The Human Resources Committee believes that these performance-based equity awards that have been awarded in the past to our Named Executive Officers and other key employees continue to appropriately align the interest of our stockholders and provide an added measure of pay for performance as it relates to total compensation.

Market Competitiveness.    We believe that in order to attract and retain highly qualified executives, our executive compensation program must be competitive, both in elements and amount, with the broad labor market in which we compete for talent. To support our objective of paying market competitive compensation, the Human Resources Committee conducts a competitive evaluation (including, among other things, a review of proprietary and proxy statement information) with its independent compensation consultant.

Independent Consultant.  For the compensation decisions made in March 2010, the Human Resources Committee retained Towers Perrin as its independent consultant. Following the Towers Perrin-Watson Wyatt merger in early 2010, the Human Resources Committee considered alternative consulting arrangements and selected Meridian Compensation Partners, or Meridian, as its new independent consultant in November 2010.  Meridian was selected based upon the firm’s depth and breadth of expertise in executive compensation and familiarity with our industry. Meridian was engaged to provide consulting advice and services to the Human Resources Committee, collect competitive executive compensation data, assess the competitiveness of our current compensation programs and strategies and provide information on trends, new rules/regulations and laws that may impact executive compensation practices and administration. Meridian reports to and acts at the sole discretion of the Human Resources Committee and is prohibited from performing services for our management without pre-approval by the Human Resources Committee.

Benchmarking.  In an attempt to ensure meaningful competitive compensation comparisons for 2010 executive compensation purposes, the Human Resources Committee reviewed and approved Meridian’s approach of constructing our comparative executive compensation data from a combination of peer group proxy statements and published compensation surveys. Meridian collected compensation data from the most recent proxy statement filings for a group of six comparator companies (AES Corp., Allegheny Energy Inc., Edison International, Mirant Corporation, NRG Energy Inc. and RRI Energy, Inc.) which is referred to as the comparator group. The Human Resources Committee and Meridian believe these companies are similar to us in business focus and, despite inexact overlap of operations and the limited number of comparator companies, represent useful reference points for executive compensation purposes. The comparator group proxy statement data collected included base salaries, total compensation amounts and long-term incentive award levels for the Chief Executive Officer, Chief Financial Officer and next three highest-compensated named executives.

Additionally, Meridian used data from the Aon Hewitt 2010 Total Compensation Measurement Database to provide data for positions with similar roles and responsibilities as our Named Executive Officers. The survey data were provided from 122 companies with revenues similar to ours, and is referred to in the general industry survey data.  The comparator group proxy statement data described in the preceding paragraph provide an industry-based context for the Human Resources Committee’s executive compensation decisions. However, because of the limited number of comparator companies, the inexact overlap of their operations and because we compete for talent within a broader industry group, the Human Resources Committee uses this broader based Aon Hewitt general industry survey data as an additional reference point. The general industry survey data primarily are relied upon in determining market competitiveness, as the larger statistical sample size should reflect less variability and volatility. For 2010, there are 122 companies in the survey data, none of which are considered material on an individual basis because the Human Resources Committee considers the survey data as a whole. Please see the table in Appendix A “Survey Benchmark Firms” for a complete listing of the companies included in the general industry survey data.

Long-Term Stockholder Value.    Our total compensation strategy includes the use of long-term incentive awards designed to align individual executive performance with the interests of our stockholders. For 2010, we used long-term incentives that are predominately performance-based as a tool to incentivize our Named Executive Officers to create long-term stockholder value. The value of these long-term incentives is based on appreciation of our stock price and cumulative Adjusted EBITDA targets. In furtherance of this strategy, we provided  long-term incentive opportunities to earn values targeted generally within range of the 60th percentile of the general industry survey data, or somewhat higher than the market median. These long-term incentive opportunities reflect performance targets that the Human Resources Committee believed correlated to a 60th percentile level of performance and were designed to accomplish the specific objectives laid out below in “Elements of Executive Compensation—Long-Term Incentive Awards.”

Alignment with Stockholder Value. Granting equity compensation awards to employees and other eligible individuals is an important way to align the interests of those individuals with the interests of our stockholders. The value of equity compensation is dependent upon the value of our common stock. Individuals who are granted equity compensation have a direct financial interest in the performance of that stock. An important aspect of our compensation philosophy is thus to provide eligible individuals with additional incentive and reward opportunities designed to enhance our long-term profitability and further align such individuals’ interests with those of our stockholders by strengthening their concern for the welfare of us and our affiliates.

Potential Impact of Restatements and Ability to Claw Back Compensation Awards.   The Human Resources Committee has a mechanism to address any restatements that may impact our key financial metrics and our financial performance. The Human Resources Committee will take action, as it determines to be appropriate, with respect to bonuses or other incentive or equity compensation awards to the extent such specified performance targets were not achieved in light of a restatement, which could include seeking to recover amounts paid. We believe this mechanism allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved, and further aligns our Named Executive Officers’ interests with those of our stockholders.

Elements of Compensation

As previously noted, our Named Executive Officers are eligible to receive three primary forms of compensation: base salary; short-term cash incentive awards; and long-term incentive awards.

Base Salary.    Base salaries function as the fixed, recurring cash portion of the Named Executive Officer’s total compensation package. In determining the level of base salary for each Named Executive Officer, the Human Resources Committee considers the Named Executive Officer’s job responsibilities, experience and performance. The Human Resources Committee annually reviews external benchmark data (our comparator group and general industry survey data as described above under “—Executive Compensation Philosophy—Market Competitiveness”), provided by its independent compensation consultant, to ensure that base salaries remain competitive. Any adjustments are made based primarily upon the Named Executive Officer’s position relative to this market data. For base salaries, based on general industry survey data, we target the 50th percentile as a competitive level of pay. Base salaries generally fall in a range of 80% to 120% of the 50th percentile. This range provides the Human Resources Committee the ability to consider expertise, demonstrated performance, tenure in the current role, historical pay, internal equity, market movement and other relevant factors when determining base salaries for our Named Executive Officers. In our estimation, to target base salaries lower than this range would restrict our ability to attract and retain key talent; to target base salaries higher than this range could potentially result in greater compensation than is necessary to attract and retain key talent to the detriment of our stockholders. The Human Resources Committee ultimately exercises its judgment while considering competitive data, individual performance, internal equity, current position relative to the market and market value, among other factors, to determine base salaries for our Named Executive Officers. Please read “March 2010 Compensation Actions” and “—Analysis—Named Executive Officer Compensation” below for further discussion of Named Executive Officers’ base salaries.

Short-Term Incentives.  Short-term incentives serve as a variable, at-risk element of each Named Executive Officer’s total compensation package and are based on the attainment of pre-established performance goals and objectives during the performance year. Short-term incentives are generally paid in cash. Our short-term incentive compensation plan is structured to align executive interests with both stockholder interests and our annual performance goals and objectives. The annual cash incentive bonus opportunity for each executive officer is established at the beginning of the performance year and is commensurate with each executive’s job responsibilities. The short-term incentive for our CEO is targeted at the 50th percentile of market (100% of annual base salary) and provides an opportunity for target total cash compensation at approximately the 50th percentile. The short-term incentive target for the other Named Executive Officers is also targeted at 100% of annual base salary, which provides an opportunity for total cash compensation at approximately the 60th percentile of market. By design, the short-term incentive target payouts would only be earned through achievement, in the Human Resources Committee’s judgment, of performance objectives commensurate with 75th percentile performance. In this manner, the short-term incentive target payout is reasonably aligned with market comparables. In particular, we believe that by providing the opportunity to achieve greater than the 50th percentile for short-term incentive awards and greater than the 60th percentile for long-term incentive awards (as discussed below), we provide appropriate upside potential for executives during a changing, commodity-cyclical business environment. These opportunities are not guaranteed and provide adequate flexibility for downward adjustments to reflect corporate or individual performance at less than the targeted level and overall market and economic conditions, and Corporate performance or individual performance can result in either no annual incentive bonus or an annual incentive bonus award that is less or greater than the target opportunity level.  Award opportunity ranges are from 50%, if threshold performance is reached, to 150%, for maximum performance, as determined by the Human Resources Committee.  Please read “March 2011 Compensation Actions” below for further discussion of the Named Executive Officers’ short-term incentive awards.

Long-Term Incentives.  Long-term incentive opportunities serve as the most significant performance-based element of the executive’s total compensation package. Our long-term incentive awards generally focus on the attainment of long-term performance goals and objectives, which are deemed instrumental in creating long-term value for stockholders and long-term retention incentives for our executives. Long-term incentive opportunities, in the form of equity-based awards, generally do not fully vest, and in the case of performance units require attainment of specified performance goals to earn, until three years after the grant date. They are structured to achieve a variety of long-term objectives, including: retaining executives; aligning executives’ financial interests with the interests of stockholders; and rewarding the achievement of long-term strategic goals and/or superior stock price performance. We generally target within range of the 60th percentile of the market for long-term incentives and set the performance objectives required to earn the target awards with, in the Human Resources Committee’s judgment, 60th percentile performance. Long-term incentives for executives are generally granted at the same time that annual cash incentive awards are determined for performance in the prior year.

The market competitiveness of our long-term incentive structure is reviewed annually by the Human Resources Committee with its independent compensation consultant. Restricted stock, phantom stock units and stock options tie directly to the performance of our common stock, provide the executive an incentive to build long-term value for our investors and are an effective means of executive retention because the awards are focused over the longer term and generally vest over a period (or at the end) of three years. The number of stock options awarded is typically based on the Black-Scholes valuation model. The number of shares of restricted stock or units of phantom stock awarded is based on the fair market value of our common stock as of the date of grant and the award value will be paid in shares upon vesting.

Beginning in 2006 and continuing through 2010, a portion of each executive’s long-term incentive award value was made in the form of performance units. For awards granted in March 2010, the Human Resources Committee chose to base 2/3 of the award on stock price performance at the end of three years and to base 1/3 of the award on attainment of cumulative Adjusted EBITDA goals over a three-year performance period.

Retirement Benefit Plans.    Qualified benefit plans comprise additional elements of total compensation for our Named Executive Officers. Generally, each Named Executive Officer is eligible, as are all our corporate employees, to participate in the Dynegy 401(k) Plan, which provides for a dollar-for-dollar match for each dollar contributed (on a pre-tax or Roth basis) up to 5% of salary, payable in the form of common stock (with such elective contributions capped at $16,500 for 2010). Generally, each Named Executive Officer is also eligible for a qualified pension benefit under the Dynegy Inc. Retirement Plan, or the Retirement Plan. This pension benefit, in the form of the Portable Retirement Benefit, or PRB, provides a defined benefit that grows each year at a variable rate (30-year Treasury rate). This benefit, introduced in 2001, provides an annual contribution of 6% of the Named Executive Officer’s salary (with such salary capped at $245,000 for plan purposes for 2010). Our contributions to the Dynegy 401(k) Plan vested at a rate of 50% per year and contributions to the PRB vested at a rate of 33.33% per year for 2010. All of our Named Executive Officers were fully vested in all of our past and future contributions based on their years of service.

Two restoration plans were adopted in 2008, the Dynegy Inc. Restoration 401(k) Savings Plan, or the Restoration 401(k) Plan, and the Dynegy Inc. Restoration Pension Plan, or the Restoration Pension Plan. The key elements of the restoration plans include:

•	Under both plans, all employees who are eligible employees under the applicable qualified plans and earn in excess of a certain qualified plan limit may participate (for 2010, the limit was $245,000);

•
Additionally, under the Restoration Pension Plan, employees who are eligible employees under the applicable qualified pension plans and earn in excess of another qualified plan limit may participate (for 2010, the limit was generally the lesser of $195,000 or 100% of a participant’s average compensation for his or her highest three years);

•	Definition of plan pay under the restoration plans mirrors our existing qualified plans (base pay); and

•	Benefits will be paid in the form of a lump sum, with service under the plans taken into account for employment on and after January 1, 2008.

We also have a legacy non-qualified executive deferred compensation plan, or Deferred Compensation Plan. The Deferred Compensation Plan was suspended in 2003 and no contributions have been made under the Deferred Compensation Plan since that time. Mr. Lednicky is the only Named Executive Officer with a balance in this suspended program.

Executive Perquisites.   In reviewing the total compensation packages for our Named Executive Officers with its independent compensation consultant, the Human Resources Committee reviews executive perquisites on an annual basis. Our internal assessment of perquisites provided to Named Executive Officers during 2010 revealed that perquisites generally were limited to cell phones and personal digital assistants primarily used for business purposes and home security services.

Beginning in 2010, the Human Resources Committee determined that tax gross-up payments on executive perquisites will no longer be provided. Please read “Executive Compensation—Summary Compensation Table for 2008, 2009 and 2010” below for further details on executive perquisites.

Overall, the total value of perquisites for our Named Executive Officers represents approximately 1% or less of total compensation. While the Human Resources Committee will continue to assess the competitiveness of executive perquisites, it believes the current limited use of this element of total compensation is appropriate.

Employment Agreements.   As highlighted above, we maintain a philosophy of employing executives without employment agreements and believe that the compensation, severance and benefit plans offered to our eligible officers provide appropriate reward opportunities and benefits for our Named Executive Officers.  As discussed above under “Corporate Governance – Recent Events,” Mr. Williamson, Ms. Nichols and Mr. Blodgett left or resigned from their positions in the first quarter 2011.  In connection with their departures, each received certain payments and other benefits that are described under “Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” below.

Change in Control Arrangements.   We have entered into arrangements and maintain plans that require us to provide specified payments and benefits to the Named Executive Officers in connection with a change in control. These plans and payments are described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” In particular, certain of our long-term incentive award agreements provide for the accelerated vesting of outstanding equity-based awards in connection with a change in control (as defined in such award agreements), and our Change in Control Plan provides for the payment of certain severance benefits to our executives in connection with a change in control, as defined in the Change in Control Plan. The Change in Control Plan, most recently adopted by the Human Resources Committee in 2008 after consultation with its independent compensation consultant, was adopted to enable us to attract and retain critical talent in a marketplace with a potential for industry consolidation and significant shortfalls in the executive talent pool. Please read “Executive Compensation—Potential Payments Upon Termination or Change in Control” for further details on our change in control plans.

Excise Tax Reimbursement Policy.   We provide for an excise tax gross-up in the event of a change in control to equalize payments for similarly situated employees who may otherwise face disparate tax treatment. The Internal Revenue Code of 1986, as amended, or the Code, imposes a 20% excise tax on employees who receive benefits in connection with a change in control that equal or exceed three times the employee’s base amount of compensation. Similarly situated executives may have substantially different base amounts of compensation and a large portion of our senior executives’ compensation is in the form of long-term incentive awards which vest over multiple performance years. Applicable tax rules can impose excise taxes when awards vest in connection with a change in control or a termination of employment in connection with a change in control. Consequently, the Code can have significantly varying and arbitrary effects on an individual’s tax obligations. Therefore, the Human Resources Committee believes that tax gross-up payments can be appropriate in limited circumstances in order to prevent the intended value of a benefit from being significantly and arbitrarily reduced and to equalize payouts across similarly situated Named Executive Officers, officers and other key employees who may have different exposure to excise tax.

March 2010 Compensation Actions

The Board has delegated to the Human Resources Committee, through its committee charter, the following responsibilities with respect to Named Executive Officer compensation:

•
Review and approve our goals and objectives relevant to compensation of our Chief Executive Officer and, together with the Lead Director, evaluate the Chief Executive Officer’s performance in light of these goals and objectives and recommend to the other independent directors the Chief Executive Officer’s compensation level based on this evaluation; and

•	Review and approve the compensation for our other Named Executive Officers.

The Chief Executive Officer, with the assistance of our Human Resources department, presents a number of compensation alternatives for the Named Executive Officers that report to him consistent with his views of their overall contributions during the performance year. These alternatives are reviewed by the Human Resources Committee, with input from its independent compensation consultant, when considering the compensation for our Named Executive Officers other than the Chief Executive Officer.   The Human Resources Committee reviews the performance of our CEO and recommends compensation alternatives for him to the full Board of Directors for approval.

In reviewing base salaries for the Named Executive Officers in March 2010, the Human Resources Committee and the Board determined that Mr. Williamson’s base compensation was appropriate considering his position relative to the comparator group and the general industry survey group data; therefore, it elected not to increase his salary. Taking into account that base salaries were held flat in 2009, reviewing overall responsibility and performance, and considering their positions relative to the 50th percentile, Mr. Williamson recommended an average increase of approximately 5% for Ms. Nichols and Messrs. Blodgett, Lednicky and Cook. These increases, which were reviewed and approved by the Human Resources Committee on March 3, 2010, and are shown on the chart below, reflect an attempt to position the base salary for each of these Named Executive Officers at a similar position relative to the 50th percentile, while taking into account internal equity relative to their individual roles.

Named Executive Officer	December 31, 2009 Base Salary	March 3, 2010 Base Salary
Bruce A. Williamson	$1,000,000	$1,000,000
Holli C. Nichols	$500,000	$525,000
J. Kevin Blodgett	$425,000	$450,000
Lynn A. Lednicky	$425,000	$435,000
Charles C. Cook	$400,000	$435,000

In determining short-term incentive awards made in March 2010, our performance and the contributions of each Named Executive Officer were considered. Following a thorough review process, the Human Resources Committee determined that the Named Executive Officers performed well relative to the objectives for 2009. The executive leaders each contributed to at or above target performance relative to Adjusted EBITDA after considering the impact of actual commodity prices, and led efforts to identify significant recurring G&A and other cost savings for the benefit of our stockholders. These accomplishments, in addition to meeting or exceeding expectations relative to the non-financial performance objectives, led to the Human Resources Committee’s determination that the incentive award opportunity for the Named Executive Officers should exceed the prior year’s awards. The Human Resources Committee reviewed this performance and exercised its discretion in setting funding below the target level that might have been expected had it purely taken a formulaic approach in determining short-term incentive awards. The Human Resources Committee determined that, despite the level of performance achieved, the final award opportunity should be balanced with the economic climate, actual reported financial results and stockholder value realized in 2009.

In terms of individual performance for the Named Executive Officers, the Human Resources Committee and the Board completed an evaluation of the Mr. Williamson’s performance during 2009. The Human Resources Committee made its compensation recommendations for Mr. Williamson, on the basis of this evaluation, to the remaining independent directors. The independent directors believed that Mr. Williamson led the Company through an unprecedented business environment. After considering these various factors, as well as the overall performance we achieved during 2009, the Human Resources Committee recommended an annual short-term incentive award of $850,000 for Mr. Williamson. This recommendation was subsequently approved by the independent directors.

The Human Resources Committee considered, along with input from our CEO, the accomplishments of the other Named Executive Officers.  After considering these various factors, as well as the overall performance we achieved during 2009, the Human Resources Committee approved annual short-term incentive awards at 85% of target opportunity for each of the Named Executive Officers reporting to Mr. Williamson. While the individual performance of each Named Executive Officer was reviewed and considered, ultimately it was determined that the collective efforts and contributions of this group warranted short-term incentive awards at the same percentage. The chart below further illustrates the short-term incentive award for each of these Named Executive Officers and the amount earned as a percent of his/her 2009 base salary. These awards were paid on March 12, 2010.

Named Executive Officer	Short-Term Incentive Target	Award Earned as a Percent of 2009 Salary	Award Amount
Bruce A. Williamson	100%	85%	$850,000
Holli C. Nichols	100%	85%	$425,000
J. Kevin Blodgett	100%	85%	$361,250
Lynn A. Lednicky	100%	85%	$361,250
Charles C. Cook	100%	85%	$340,000

For the long-term incentive awards granted to each Named Executive Officer in March 2010 the Human Resources Committee considered the impact of the award mix and retention considerations given that a significant portion of long-term incentives granted to the Named Executive Officers in 2007, 2008 and 2009 require significant performance achievement to produce any value for the participant. The Human Resources Committee considered the impact that the stock price might have on share usage and availability within our long-term incentive plans and also whether to again issue cash-settled phantom stock units in place of restricted stock, as it did in 2009. After thorough consideration, the Human Resources  Committee increased the percentage share of long-term incentive value granted in performance units from 50% to 60% of each Named Executive Officer’s long-term incentive opportunity and replaced the cash-settled phantom stock units with time-based restricted stock. The Human Resources Committee elected to issue long-term incentive awards at the 60th percentile of the market median, consistent with our stated philosophy and the level of performance expected, and to do so at target level for each Named Executive Officer. The chart below illustrates the long-term incentive awards granted to each Named Executive Officer in March 2010.

Named Executive Officer	Equity Award Value	Stock Options (20%)(1)	Restricted Stock Awards (20%)(1)	Performance Units (60%)
Bruce A. Williamson	$4,000,000	188,235	111,111	24,000
Holli C. Nichols	$1,050,000	49,411	29,166	6,300
J. Kevin Blodgett	$787,500	37,059	21,875	4,725
Lynn A. Lednicky	$761,250	35,823	21,146	4,568
Charles C. Cook	$761,250	35,823	21,146	4,568

(1)	The numbers of stock options and restricted stock awards were adjusted to account for the one-for-five reverse stock split effected on May 25, 2010.

The stock options were granted to the Named Executive Officers on March 3, 2010 at a regularly scheduled meeting of the Human Resources Committee. Adjusting for the reverse stock split that occurred after our 2010 Annual Meeting, the stock options were granted based on a Black-Scholes calculation of $4.25, vest equally in three annual installments and have an exercise price equal to $7.20, the closing market price of our common stock on the grant date. The Named Executive Officers were also granted restricted stock awards on March 3, 2010. The number of shares of restricted stock awarded to each Named Executive Officer is based on the fair market value of our common stock as of March 3, 2010, $7.20, and the awards will vest in full on the three-year anniversary of the grant date barring an earlier triggering event.

Additionally, the performance units were granted to the Named Executive Officers on March 3, 2010. The performance units only provide value to the participant if specific performance goals are achieved for the three-year period following the grant and, therefore, are intended to further motivate the Named Executive Officers to create long-term value for our stockholders as reflected in the trading price of our common stock and financial performance over a three-year period. For awards granted in March 2010, the Human Resources Committee determined that the performance unit awards would be based on the following metrics:

•	2/3 of the award to be based on our stock price three years after the grant date; and

•	1/3 of the award to be based on cumulative Adjusted EBITDA over a three-year performance period.

Performance unit awards provide a transparent measure of our performance relative to our long-term goal of creating value for stockholders. The material terms of the performance units are summarized below:

•	Denominated in $100 units, which are payable in the form of cash or stock, at the Human Resources Committee’s discretion;

•	Payment (if any) to be made in March 2013 based on our stock price three years after the grant date;

•	Ending share price will be the average closing price of our common stock during February 2013;

•	Awards are payable at threshold, target and maximum levels as illustrated in the tables below;

•	The threshold, target and maximum share price performance goals represent, in the judgment of the Human Resources Committee, appropriate performance goals for share price growth;

•
The threshold, target and maximum Adjusted EBITDA performance goals represent, in the judgment of the Human Resources Committee, appropriate cumulative Adjusted EBITDA performance goals for the three-year performance period; and

•	In the event a “change in control” occurs during the performance period, a minimum payout of 100% of the target award will be payable under such performance award agreement.

	Threshold	Target	Maximum
Performance Goal—Achieved Share Price	$12.50	$20.00	$30.00
Award Level (2/3 of each $100 performance unit)(1)	0%	100%	200%

(1) Resulting payment levels between Achieved Share Prices will be interpolated.

	Threshold	Target	Maximum
Performance Goal—Adjusted EBITDA	$1.4 billion	$1.6 billion	$2.0 billion
Award Level (1/3 of each $100 performance unit)(1)	0%	100%	200%

(1) Resulting payment levels between Adjusted EBITDA levels will be interpolated.

Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations

As discussed in “Corporate Governance – Recent Events”, during February and March 2011, the composition of our Board and executive team changed significantly.  In connection with these changes, Mr. Blodgett received benefits and payments under the Dynegy Inc. Executive Severance Pay Plan, as amended, or Executive Severance Pay Plan, a separation agreement was reached with Mr. Williamson and a consulting agreement was agreed to with Ms. Nichols.

Mr. Blodgett.  On February 4, 2011, Mr. Blodgett left his position as General Counsel and Executive Vice President, Administration. Pursuant to the terms of an agreement with the Company, Mr. Blodgett received the benefits and payments to which he was entitled under the Executive Severance Pay Plan – (i) a lump sum payment equal to 12 months of base salary and (ii) continued participation in the Company’s group health care plan for 12 months.  In addition, he remained eligible for compensation under Dynegy’s short-term incentive plan for the 2010 performance year.  Upon leaving all of Mr. Blodgett’s outstanding restricted shares, phantom stock units and stock options fully vested. Also, as part of the agreement, Mr. Blodgett agreed that he will not be eligible for any benefits or payments under the Change in Control Plan.

Mr. Williamson.  On February 21, 2011, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Williamson and left his position as President and Chief Executive Officer effective March 11, 2011.  Mr. Williamson has also resigned as a director and Chairman of the Board, effective as of February 21, 2011.   Pursuant to the terms of the Separation Agreement, Mr. Williamson (i) received a $2,000,000 lump sum payment as severance, (ii) will be eligible to continue participating in the Company’s group health care plan for two years, (iii) remained eligible for his short-term incentive pay for the 2010 performance year, (iv) received a payment of $1,500,000 in settlement of all of his outstanding performance units. Under the Separation Agreement, Mr. Williamson will also be required not to compete with the Company for three years following his termination of employment in exchange for a payment of $1,500,000, and he will be required to provide limited consulting services to the Company through December 31, 2011 and to assist the Company with its litigation matters.  Upon leaving all of Mr. Williamson’s outstanding restricted shares, phantom stock units and stock options fully vested.  Mr. Williamson also agreed that he will not be eligible for any benefits or payments under the Change in Control Plan.

Ms. Nichols.  Effective March 11, 2011, Ms. Nichols resigned as Executive Vice President and Chief Financial Officer.  On March 8, 2011, the Company entered into a consulting agreement and release with Ms. Nichols that provided for limited consulting services to the Company from March 12, 2011 through May 12, 2011.  In consideration for the $250,000 lump sum payment Ms. Nichols received under the consulting agreement, she agreed to release claims related to any matter related to her employment with, separation from, and/or affiliation with the Company. In consideration for the consulting services to be provided by Ms. Nichols, the Company agreed to release claims arising from Ms. Nichols employment relationship with Dynegy.

March 2011 Compensation Actions

  Given the considerable changes to the Named Executive Officer composition, the Human Resources Committee in its sole discretion, reviewed and approved compensation for Mr. Cook, Mr. Lednicky and Ms. Nichols on March 7, 2011.  The compensation for Mr. Williamson and Mr. Blodgett, which was limited to payments under our short-term incentive awards for the 2010 performance year, was determined based on their separation agreements.  In March 2011, the Human Resources Committee assessed management’s performance for 2010 based on the degree to which the previously described goals and objectives were attained and the performance-related factors that it considered relevant. In assessing financial performance for 2010, the Human Resources Committee considered: Adjusted EBITDA, as reported in our year-end financial results, cost reductions; and the Board and management restructuring efforts. The Human Resources Committee formally established threshold, target and maximum performance levels to be used as guidelines when determining funding levels for the short-term incentive program. For 2010, formal threshold, target and maximum performance levels were established for Adjusted EBITDA, with the short-term incentive target being set higher than our original 2010 Adjusted EBITDA estimate. This target was established subject to adjustment for any factors that were materially different from our 2010 plan assumptions. For the non-financial performance objectives, the Human Resources Committee established a set of core non-financial performance objectives its discretion in determining the performance level. Additionally, for the Named Executive Officers, a threshold Adjusted EBITDA performance level was established to serve as a “gate” for their eligibility to receive a short-term incentive award.

Financial Performance Objectives (50% of total opportunity):

•	Adjusted EBITDA of $600 million served as the principal factor;

•	Achievement of cost savings consistent with the 2010-2013 cost savings program served as an additional reference point; and

•	Adjusted EBITDA threshold performance level of $450 million served as the “gate” for Named Executive Officer participation in the short-term incentive program, with no adjustments.

Non-Financial Performance Objectives (50% of total opportunity):

•	Favorable performance as determined by the Human Resources Committee relative to peer companies;

•	Meaningful progress on strategic alternatives with a focus on long-term stockholder value creation;

•	Execution on opportunities to further optimize the portfolio with a focus on reducing debt and other obligations and improving operating cash flows and liquidity;

•	Development and implementation of additional collateral arrangements or alternative liquidity structures to enhance liquidity profile and further support commercial execution;

•	Continued execution of the commercial strategy to best balance risk/reward and capture extrinsic value; and

•	Retention of critical employees necessary to accomplish the organization strategic and day-to-day priorities.

Attainment and Award Opportunity Range:

•	Threshold (80%), Target (100%) and Maximum (120%) performance levels to be determined by the Human Resources Committee; and

•	Award opportunity ranges from 50% (if threshold performance is reached) to 150% (for maximum performance) as determined by the Human Resources Committee.

Adjusted EBITDA	STI Award Opportunity Level	STI Funding % Relative to Target
$425 MM	Threshold	50%
$520 MM	N/A	75%
$600 MM	Target	100%
$650 MM	N/A	125%
$700 MM	Maximum	150%

This structure served as the framework for assessing the short-term incentive opportunities for all eligible employees, including the Named Executive Officers. We believe that, by establishing a set of core financial and non-financial performance objectives that are used to determine short-term incentive awards across the organization, we encourage performance and behaviors that are consistent across the organization.

In assessing the financial performance objectives, in accordance with the annual established goals, the Human Resources Committee considered Adjusted EBITDA performance, including the impact of certain impairments and the attainment of cost savings objectives over the course of the performance year. In doing so, the Human Resources Committee concluded that, when adjusted for these items compared to what our original 2010 plan had assumed, Adjusted EBITDA performance exceeded the 75% funding level for the year and exceeded the short-term incentive “gate” for our Named Executive Officers by approximately $90 million. While the Human Resources Committee considered Adjusted EBITDA performance more heavily, it also took into account that final G&A expenses for 2010 were approximately $10 million lower than the original 2010 planned spending level.

2010 Target Financial Performance	2010 Actual Performance
Adjusted EBITDA	$539 MM
• $520 MM = 75% STI Funding
Plan G&A target of $147MM	$137 MM

In assessing non-financial performance, the Human Resources Committee considered management’s attainment of the non-financial performance objectives described above for purposes of assessing corporate performance and the performance of the Named Executive Officers individually.  Among other things, the Human Resources Committee considered the following:

•
Continued to realize cost savings from the 2009 cost reduction program and developed an incremental cost reduction strategy to save $50 million in annual G&A savings, which was implemented in February 2011;

•	Increased Adjusted Gross Margin by approximately $130 million through hedging and future period option sales while reducing gross margin at risk by at least $345 million;

•	Executed contingent letter of credit facilities and other arrangements which provided sufficient liquidity to successfully implement our commercial strategy; and

•	Met or exceeded operations scorecard metrics, including above-target safety and environmental performance.

The Human Resources Committee noted that 2010 was an unprecedented year, with respect to the pursuit of two separate strategic alternatives, and in the midst of this challenging time and difficult business environment, our Named Executive Officers were able to lead the organization in a manner that exceeded the financial and non-financial objectives that comprise our short-term incentive program.

Base Salary Determinations.    In reviewing base salaries for the Named Executive Officers at the start of 2011, the Human Resources Committee determined that given the forthcoming changes to the Board and executive management team, Mr. Lednicky and Mr. Cook, the only remaining Named Executive Officers following the previously noted management team changes, would not receive a base salary increase. The Human Resources Committee believes that the new Board and CEO, when named, should determine the appropriateness and level of any salary increases for the remaining Named Executive Officers.

Named Executive Officer	December 31, 2010 Base Salary	Current Base Salary
Charles C. Cook	$435,000	$435,000
Lynn A. Lednicky	$435,000	$435,000

Short-Term Incentive Determinations. In determining short-term incentive awards for 2010, our performance and the contributions of each Named Executive Officer during the performance year were considered.  Following a thorough review process, the Human Resources Committee determined that the Named Executive Officers performed well relative to the objectives for 2010. Despite the uncertainty created during the pursuit of strategic alternatives over the course of the performance year, each executive contributed to the achieved Adjusted EBITDA performance levels and the reduction in G&A expenses. These accomplishments, in addition to meeting or exceeding expectations relative to the non-financial performance objectives (as described above), led to the Human Resources Committee’s determination that the short-term incentive award opportunity for the Named Executive Officers should exceed the prior year’s awards.

In considering the performance during the 2010 performance year for the Named Executive Officers, the Human Resources Committee considered each individual’s contributions to the overall performance level achieved.  After considering these individual factors, as well as the overall performance achieved during 2010 as further described above, the Human Resources Committee determined and approved annual short-term incentive awards at 100% of target opportunity for Ms. Nichols, Mr. Cook and Mr. Lednicky. While the individual performance of each Named Executive Officer was reviewed and considered, ultimately it was determined that the collective efforts and contributions of this group over the course of 2010 warranted short-term incentive awards at the same percentage of target for each individual. The chart below further illustrates the short-term incentive award for each of these Named Executive Officers and the amount earned as a percent of his/her 2010 base salary.

Named Executive Officer	Short-Term Incentive Target	Award Earned as a Percent of 2010 Salary	Award Amount
Bruce A. Williamson (1)	100%	85%	$850,000
Holli C. Nichols	100%	100%	$525,000
J. Kevin Blodgett (1)	100%	85%	$382,500
Charles C. Cook	100%	100%	$435,000
Lynn A. Lednicky	100%	100%	$435,000

(1)	Mr. Williamson and Mr. Blodgett, as per the terms of their separation agreements, were awarded short-term incentive awards at 85% of their target opportunity

Long-Term Incentive Opportunity Determinations.    The Human Resources Committee, with input from Meridian, considered various alternatives for granting long-term incentive opportunities. The Human Resources Committee’s objective was to motivate management to achieve long-term specified strategic goals and superior stock price performance, and to ensure an appropriate level of equity-based incentives to aid in the retention of our remaining Named Executive Officers to ensure a successful transition to the new Board.

Consistent with our stated compensation philosophy, an equity award thus provides an opportunity for, but does not generally guarantee receipt of, a payout because the extent to which such an award will have value, if any, is dependent on our performance over the term applicable to the award.

While we have traditionally used a mixed of performance-based awards, stock options and restricted stock or cash-settled phantom stock units when awarding long-term incentives, the Human Resources Committee sought to identify ways to continue to align incentives for our Named Executive Officers with the long-term interests of our stockholders, while recognizing that setting performance targets would be difficult to accomplish given the forthcoming Board changes and taking into account other challenges faced by the Company, such as retention concerns.  As a result, the Human Resources Committee awarded 100% of the 2011 long-term incentive awards for our remaining Named Executive Offices, and all long-term incentive recipients across the Company, in the form of cash-settled phantom stock unit awards. This decision reflected the Human Resources Committee’s belief that long-term incentive awards granted this year should provide the appropriate balance of long-term stockholder interest with the need to address retention of the remaining Named Executive Officers. The chart below illustrates the long-term incentive awards granted to each Named Executive Officer in March 2011.

Named Executive Officer	Equity Award Value	Phantom Stock Units (100%)
Bruce A. Williamson	NA	NA
Holli C. Nichols	NA	NA
J. Kevin Blodgett	NA	NA
Charles C. Cook	$761,250	179,118
Lynn A. Lednicky	$761,250	179,118

The phantom stock units were granted to the Named Executive Officers on March 7, 2011 at a regularly scheduled meeting of the Human Resources Committee. The number of shares of phantom stock units awarded to each Named Executive Officer is based on the fair market value of our common stock as of March 7, 2011, $5.80, and the awards will vest equally in three annual installments over the three-year vesting period.

Tax and Accounting Treatment of the Elements of Executive Compensation

We account for stock-based compensation in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718).

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a stockholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. As part of its role, the Human Resources Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Human Resources Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Our executive compensation program is administered and reviewed by the Human Resources Committee, which as of March 7, 2011 consisted of Messrs. Biegler (Chairman), Sheppard and Trubeck, all of whom are independent directors pursuant to the NYSE Listed Company Standards. The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Human Resources Committee of the Board as of March 7, 2011:

David W. Biegler, Chairman
Howard B. Sheppard
William L. Trubeck

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Sheppard, Elward, Intrieri and Trubeck currently serve on Human Resources Committee. None of these members is a current or former officer or employee of Dynegy or any of its subsidiaries, is involved in any relationship requiring disclosure as an interlocking executive officer or director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

 Summary Compensation Table for 2008, 2009 and 2010

The following table sets forth certain information regarding the compensation earned by or awarded to our Named Executive Officers for 2008, 2009 and 2010:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(3)	Non-Equity Incentive Plan Comp.(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Comp.(9)	Total
Bruce A. Williamson (6)	2008	$1,000,000	$—	$2,400,000	$1,600,000	$550,000	$50,195	$141,573	$5,741,768
Former Chairman, President and	2009	$1,038,462	$—	$4,800,000	$1,200,000	$850,000	$59,199	$233,791	$8,181,452
Chief Executive Officer	2010	$1,000,000	$—	$3,200,000	$800,000	$850,000	$70,562	$116,889	$6,037,451
Holli C. Nichols (7)	2008	$494,500	$—	$600,000	$400,000	$271,975	$19,686	$153,074	$1,939,235
Former Executive Vice President and	2009	$519,231	$—	$1,200,000	$300,000	$425,000	$27,738	$61,582	$2,533,551
Chief Financial Officer	2010	$521,154	$—	$840,000	$210,000	$525,000	$41,444	$61,203	$2,198,801
J. Kevin Blodgett (8)	2008	$422,673	$—	$446,250	$297,500	$232,470	$16,071	$93,066	$1,508,030
Former General Counsel and	2009	$441,346	$—	$892,588	$223,125	$361,250	$23,673	$52,675	$1,994,657
Executive Vice President—Administration	2010	$446,154	$—	$630,000	$157,500	$382,500	$36,274	$52,266	$1,704,694
Lynn A. Lednicky	2008	$420,769	$—	$446,250	$297,500	$231,423	$—	$91,396	$1,487,338
Executive Vice President—	2009	$441,346	$—	$892,588	$223,125	$361,250	$45,239	$53,678	$2,017,226
Operations	2010	$433,462	$—	$609,000	$152,250	$435,000	$49,926	$52,214	$1,731,852
Charles C. Cook	2008	$331,538	$—	$441,256	$227,494	$182,346	$17,236	$72,848	$1,272,718
Executive Vice President—	2009	$415,385	$—	$840,000	$210,000	$340,000	$21,905	$49,221	$1,876,511
Commercial & Market Analytics	2010	$429,616	$—	$609,000	$152,250	$435,000	$34,415	$50,797	$1,711,178

(1)
Amounts include salary earned for a full 12 months. Actual salary earned in calendar year varies from the annual base salary due to timing of pay cycles.  The 2009 annual base salary for Messrs. Williamson, Blodgett, Lednicky and Cook was $1,000,000, $425,000, $425,000 and $400,000, respectively, and $500,000 for Ms. Nichols. The 2010 annual base salary for Messrs. Williamson, Blodgett, Lednicky and Cook was $1,000,000, $450,000, $435,000 and $435,000, respectively, and $525,000 for Ms. Nichols.

(2)
On March 4, 2009, the Board adopted the Phantom Stock Plan and granted phantom stock units under such plan, which provides only for cash settled awards. The phantom stock units were initially valued at the closing price of our common stock on March 4, 2009, the award date, and payout will be made based on the closing price on the vesting date of March 4, 2012 (1 unit equals 1 share). The phantom stock unit awards generally vest after three years, assuming continued employment, and vesting accelerates upon the occurrence of certain events, such as full vesting in the event of a change in control and retirement. Even though the phantom stock units are cash settled and thus have no effect on each Named Executive Officer’s beneficial ownership, for executive compensation reporting purposes the phantom stock units are reported under the stock awards columns. Please see “Security Ownership of Certain Beneficial Owners and Management” below for each Named Executive Officer’s beneficial ownership of our capital stock.

(3)
The amounts shown under “Stock Awards” and “Option Awards” for 2008, 2009 and 2010 reflect the aggregate grant date fair value for restricted stock, phantom stock units and performance units, in the case of “Stock Awards,” and option awards, in the case of “Option Awards,” calculated in accordance with FASB ASC Topic 718. The performance units require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. For the grant date fair value of the performance units, the value reported in the table is based on the probable outcome of the performance conditions as of the grant date. Please read “Compensation Discussion and Analysis—Named Executive Officer Compensation” above for further discussion of value realization of performance units. The maximum payouts, if performance criteria are met, for the performance units granted in 2008 for Messrs. Williamson, Blodgett, Lednicky and Cook are $3,200,000, $595,000, $595,000 and $455,000, respectively, and $800,000 for Ms. Nichols. The maximum payouts, if performance criteria are met, for the performance units granted in 2009 for Messrs. Williamson, Blodgett, Lednicky and Cook are $6,000,000, $1,115,800, $1,115,800 and $1,050,000, respectively, and $1,500,000 for Ms. Nichols. The maximum payouts, if performance criteria are met, for the performance units granted in 2010 for Messrs. Williamson, Blodgett, Lednicky and Cook are $4,800,000, $945,000, $913,600 and $913,600, respectively, and $1,260,000 for Ms. Nichols. The table does not include information regarding equity-based awards related to 2010 performance that was granted to the Named Executive Officers in March 2011.

(4)
The amounts shown under “Non-Equity Incentive Plan Compensation” for 2008, 2009 and 2010 reflect cash bonuses awarded under the Dynegy Inc. Incentive Compensation Plan. The 2008 bonuses were earned in 2008 and paid in March 2009, the 2009 bonuses were earned in 2009 and paid in March 2010 and the 2010 bonuses were earned in 2010 and paid in March 2011.

(5)
The amount shown for 2010 for Mr. Lednicky includes a change in pension value of $36,208 under the Retirement Plan and the Dynegy Restoration Pension Plan, and a change in Nonqualified Deferred Compensation Earnings of $13,718 under the Dynegy Inc. Deferred Compensation Plan, or Deferred Compensation Plan. The amount shown for 2009 for Mr. Lednicky includes a change in pension value of $27,831 under the Retirement Plan and the Dynegy Restoration Pension Plan, and a change in Nonqualified Deferred Compensation Earnings of $17,408 under the Deferred Compensation Plan. The aggregate net amount for 2008 for Mr. Lednicky is $(36,706), which is comprised of the following: a change in pension value of $21,061 under the Retirement Plan and the Restoration Pension Plan and a change in Nonqualified Deferred Compensation Earnings of $(57,767) under the Deferred Compensation Plan. The amounts shown for each other Named Executive Officer reflect only changes in pension value under the Retirement Plan and Restoration Pension Plan. Mr. Lednicky is the only Named Executive Officer who participates in the Deferred Compensation Plan.

(6)
Mr. Williamson left his position as President and Chief Executive Officer effective March 11, 2011.  See “Corporate Governance—Recent Events” and “Compensation Discussion and Analysis—Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” for more information.

(7)
Ms. Nichols resigned from her position as Executive Vice President and Chief Financial Officer effective March 11, 2011.  See “Corporate Governance—Recent Events” and “Compensation Discussion and Analysis—Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” for more information.

(8)
Mr. Blodgett left his position as General Counsel and Executive Vice President, Administration effective February 4, 2011.  See “Corporate Governance—Recent Events” and “Compensation Discussion and Analysis—Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” for more information.

(9)	The amounts shown as “All Other Compensation” for 2008, 2009 and 2010 are included in the following table:

Name	Year	Perquisites and Other Personal Benefits($)(1)	Tax Reimburse-ments($)(2)	401(k) Plan Contributions	Restoration 401(k) Savings Plan Contributions	Portable Retirement Plan Contributions	Restoration Pension Plan Contributions	Life Insurance Premiums	Total
Bruce A. Williamson	2008	$15,260	$5,982	$11,500	$40,810	$13,800	$46,200	$8,021	$141,573
	2009	$70,086	$41,695	$12,250	$39,673	$14,700	$47,608	$7,779	$233,791
	2010	$—	$—	$12,250	$37,750	$14,700	$45,300	$6,889	$116,889
Holli C. Nichols	2008	$90,316	$1,546	$11,500	$14,019	$13,800	$15,870	$6,023	$153,074
	2009	$—	$1,052	$12,250	$13,712	$14,700	$16,454	$3,414	$61,582
	2010	$—	$—	$12,250	$13,808	$14,700	$16,569	$3,876	$61,203
J. Kevin Blodgett	2008	$29,780	$10,977	$11,500	$10,212	$13,800	$11,560	$5,237	$93,066
	2009	$—	$904	$12,250	$9,817	$14,700	$11,781	$3,223	$52,675
	2010	$—	$—	$12,250	$10,058	$14,700	$12,069	$3,189	$52,266
Lynn A. Lednicky	2008	$29,171	$10,884	$11,500	$10,111	$13,800	$11,446	$4,484	$91,396
	2009	$—	$1,309	$12,250	$9,817	$14,700	$11,781	$3,821	$53,678
	2010	$—	$—	$12,250	$9,423	$14,700	$11,308	$4,533	$52,214
Charles C. Cook	2008	$23,466	$8,655	$11,500	$5,382	$13,800	$6,092	$3,953	$72,848
	2009	$—	$601	$12,250	$8,519	$14,700	$10,223	$2,928	$49,221
	2010	$—	$—	$12,250	$9,231	$14,700	$11,077	$3,539	$50,797

(1)
For 2010, the Named Executive Officers did not receive perquisites that exceeded the $10,000 threshold for reporting purposes.  Amounts shown based upon the average aggregate incremental cost to us under “Perquisites and Other Personal Benefits” for 2009 include for Mr. Williamson, personal use of company aircraft and enhancements to his home security system in the amount of $69,555. The remaining Named Executive Officers did not receive perquisites that exceeded the $10,000 threshold for reporting purposes. Amounts shown for 2008, based upon the average aggregate incremental cost to us, include for: Mr. Williamson, enhancements to home security system and certain travel-related and telecommunication expenses; Ms. Nichols, enhancements to home security system, travel-related and telecommunication expenses and expenses related to an executive MBA program in the amount of $86,850, which we directly paid to the MBA program; Mr. Blodgett, enhancements to home security system in the amount of $29,405 and travel-related expenses; Mr. Lednicky, enhancements to home security system in the amount of $29,171; and Mr. Cook, enhancements to home security system.

(2)
Amounts shown under “Tax Reimbursements” represent tax gross-ups for the Named Executive Officers for their Perquisites and Other Personal Benefits (includes Named Executive Officers with Perquisites under the $10,000 threshold). The Human Resources Committee determined that no tax gross-ups for executive perquisites are provided beginning in 2010.

Grants of Plan-Based Awards in 2010

The following table sets forth certain information with respect to each grant of an award made to the Named Executive Officers in 2010 under the Dynegy Inc. 2000 Long-Term Incentive Plan (unless otherwise indicated):

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of	All Other Option Awards Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units(3)	Underlying Options(4)	Option Awards	Option Awards(5)
Bruce A. Williamson	3/3/10	$500,000	$1,000,000	$1,500,000	0	24,000	48,000	111,111	188,235	$7.20	$4,000,000
Holli C. Nichols	3/3/10	$262,500	$525,000	$787,500	0	6,300	12,600	29,166	49,411	$7.20	$1,050,000
J. Kevin Blodgett	3/3/10	$225,000	$450,000	$675,000	0	4,725	9,450	21,875	37,059	$7.20	$787,500
Lynn A. Lednicky	3/3/10	$217,500	$435,000	$652,500	0	4,568	9,136	21,146	35,823	$7.20	$761,250
Charles C. Cook	3/3/10	$217,500	$435,000	$652,500	0	4,568	9,136	21,146	35,823	$7.20	$761,250

(1)
The amounts shown represent the awards that could be earned by the Named Executive Officers under the Dynegy Inc. Incentive Compensation Plan for 2010. Target was set at 100% of base salary. The actual payouts under the Incentive Compensation Plan were determined in March 2011 and are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

(2)
In March 2010, performance units were granted under the 2002 Long-Term Incentive Plan. The performance units require performance goals to be attained over the three-year period following the granting of the opportunity for any actual award to be earned. The performance units are denominated in $100 units and are payable, if performance criteria are met, in cash or common stock at the discretion of the Human Resources Committee.

(3)
The amounts shown under “All Other Stock Awards” reflect restricted stock awards granted under the 2002 Long-Term Incentive Plan to the Named Executive Officers in 2010. Restricted stock awards have a three-year cliff vesting schedule, with the awards vesting three years from the date of grant.

(4)
The amounts shown under “All Other Option Awards” reflect the number of shares of common stock underlying stock option awards granted to the Named Executive Officers in 2010. Stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(5)
The amounts shown under “Grant Date Fair Value of Stock and Option Awards” reflect the grant date fair value for the restricted stock and stock options computed in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Note 22 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth certain information regarding unexercised option awards, unvested stock awards, including phantom stock units, and performance unit awards made to each Named Executive Officer that were outstanding as of December 31, 2010. The table does not include information regarding equity-based awards related to 2010 performance that may be granted to the Named Executive Officers in March 2011. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
Bruce A. Williamson (6)	03/16/06	377,449	—	$24.40	03/16/16	—	$—	—	$—
	04/02/07	130,346	—	$48.35	04/02/17	—	$—	—	$—
	03/06/08	58,770	29,384	$37.40	03/06/18	21,390	$120,212	16,000	$1,600,000
	03/04/09	121,212	242,424	$5.65	03/04/19	318,584	$1,790,442	30,000	$3,000,000
	03/03/10	—	188,235	$7.20	03/03/20	111,111	$624,444	24,000	$2,400,000

Holli C. Nichols (6)	09/28/01	3,246	—	$173.25	09/28/11	—	$—	—	$—
	12/20/01	2,601	—	$119.25	12/20/11	—	$—	—	$—
	02/10/04	3,825	—	$22.40	02/10/14	—	$—	—	$—
	01/19/05	5,327	—	$21.50	01/19/15	—	$—	—	$—
	03/16/06	22,988	—	$24.40	03/16/16	—	$—	—	$—
	04/02/07	28,513	—	$48.35	04/02/17	—	$—	—	$—
	03/06/08	14,692	7,346	$37.40	03/06/18	5,347	$30,050	4,000	$400,000
	03/04/09	30,303	60,606	$5.65	03/04/19	79,646	$447,611	7,500	$750,000
	03/03/10	—	49,411	$7.20	03/03/20	29,166	$163,913	6,300	$630,000

J. Kevin Blodgett (6)	12/20/01	1,415	—	$119.25	12/20/11	—	$—	—	$—
	04/02/07	24,440	—	$48.35	04/02/17	—	$—	—	$—
	03/06/08	10,928	5,463	$37.40	03/06/18	3,977	$22,351	2,975	$297,500
	03/04/09	22,538	45,075	$5.65	03/04/19	59,236	$332,906	5,579	$557,900
	03/03/10	—	37,059	$7.20	03/03/20	21,875	$122,938	4,725	$472,500

Lynn A. Lednicky	09/28/01	2,705	—	$173.25	09/28/11	—	$—	—	$—
	12/20/01	6,787	—	$119.25	12/20/11	—	$—	—	$—
	02/04/03	6,000	—	$8.85	02/04/13	—	$—	—	$—
	02/10/04	4,188	—	$22.40	02/10/14	—	$—	—	$—
	01/19/05	6,748	—	$21.50	01/19/15	—	$—	—	$—
	03/16/06	22,988	—	$24.40	03/16/16	—	$—	—	$—
	04/02/07	22,810	—	$48.35	04/02/17	—	$—	—	$—
	03/06/08	10,928	5,463	$37.40	03/06/18	3,977	$22,351	2,975	$297,500
	03/04/09	22,538	45,075	$5.65	03/04/19	59,236	$332,906	5,579	$557,900
	03/03/10	—	35,823	$7.20	03/03/20	21,146	$118,841	4,568	$456,800

Charles C. Cook	09/28/01	1,623	—	$173.25	09/28/11	—	$—	—	$—
	12/20/01	1,813	—	$119.25	12/20/11	—	$—	—	$—
	03/16/06	9,655	—	$24.40	03/16/16	—	$—	—	$—
	04/02/07	7,495	—	$48.35	04/02/17	—	$—	—	$—
	03/06/08	8,356	4,178	$37.40	03/06/18	5,715	$32,118	2,275	$227,500
	03/04/09	21,212	42,424	$5.65	03/04/19	55,752	$313,326	5,250	$525,000
	03/03/10	—	35,823	$7.20	03/03/20	21,146	$118,841	4,568	$456,800

(1)	Stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(2)	Restricted stock awards vest three years from the date of grant. Phantom stock unit awards vest three years from the date of grant and are paid solely in cash.

(3)	The market value of the restricted stock and phantom stock unit awards, unless otherwise noted, is based on the closing market price of our common stock on December 31, 2010 of $5.62.

(4)
The performance units require performance goals to be attained over the three-year period following the granting of the opportunity for any actual award to be earned. If the performance criteria are met, the performance unit awards generally are paid at the end of a three-year performance period, except in special circumstances, including a change in control.

(5)	The market value of the performance units is based on achieving the “target” level for such awards.

(6)
Mr. Williamson, Ms. Nichols and Mr. Blodgett left or resigned from their officer positions in the first quarter 2011.  Please see “Compensation Discussion and Analysis —Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” above for more information.

Option Exercises and Stock Vested in 2010

The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
Bruce A. Williamson	—	$—	33,092	$206,826
Holli C. Nichols	—	$—	7,239	$45,244
J. Kevin Blodgett	—	$—	6,204	$38,775
Lynn A. Lednicky	—	$—	5,791	$36,194
Charles C. Cook	—	$—	1,902	$11,888

Pension Benefits

The following table sets forth certain information with respect to the Retirement Plan and Restoration Pension Plan, except as otherwise noted, as they provide for payment at, following, or in connection with retirement for the Named Executive Officers as of December 31, 2010:

Name	Plan Name(1)	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Bruce A. Williamson	Dynegy Inc. Retirement Plan	8.17	$124,463	—
	Dynegy Inc. Restoration Pension Plan		$127,575	—
Holli C. Nichols	Dynegy Inc. Retirement Plan	10.00	$119,214	—
	Dynegy Inc. Restoration Pension Plan		$40,410	—
J. Kevin Blodgett	Dynegy Inc. Retirement Plan	10.00	$112,313	—
	Dynegy Inc. Restoration Pension Plan		$28,946	—
Lynn A. Lednicky	Dynegy Inc. Retirement Plan	10.00	$137,665	—
	Dynegy Inc. Restoration Pension Plan		$31,390	—
Charles C. Cook	Dynegy Inc. Retirement Plan	10.00	$119,377	—
	Dynegy Inc. Restoration Pension Plan		$23,755	—

(1)
Dynegy’s allocations to the Retirement Plan for the PRB component of that plan vest at a rate of 33%, 67% and 100% after completion of each year of service over three years. Our allocations to the Restoration Pension Plan vest at the same rate as under the PRB component of the Retirement Plan, which is 33%, 67% and 100% after completion of each year of service over three years.

(2)	All of our Named Executive Officers are fully vested in all past and future Dynegy allocations in both the Retirement Plan and Restoration Pension Plan based on their years of credited service.

Our Named Executive Officers are eligible for qualified pension benefits under the Retirement Plan. The pension benefit is based on the PRB portion of the Retirement Plan, which provides a defined benefit that grows each year at a variable rate (30-year Treasury rate). This benefit, which was introduced in 2001, provides an annual contribution of 6% of each eligible employee’s, including Named Executive Officer’s, salary, capped at $245,000 for 2010. Our Named Executive Officers are also eligible to participate in the Restoration Pension Plan, which is an unfunded, nonqualified plan designed to provide an allocation or benefit to certain employees that are highly compensated and whose company pension contributions are limited under certain Internal Revenue Service, or IRS, requirements for qualified plans. Under the Restoration Pension Plan the allocations or benefits are intended to supplement or make-up for what affected employees would have received under the Retirement Plan but for the IRS limitations.

The present values of accumulated benefits payable to each of the Named Executive Officers under the Retirement Plan and Restoration Pension Plan were determined using assumptions consistent with those used in Note 23 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Nonqualified Deferred Compensation

The Deferred Compensation Plan, a legacy nonqualified executive compensation deferral program, was suspended in 2003. Only one of our Named Executive Officers, Mr. Lednicky, has a remaining balance in the Deferred Compensation Plan. No contributions under the Deferred Compensation Plan were made by any of the Named Executive Officers or by us during fiscal year 2010.

The following table sets forth information with respect to the Deferred Compensation Plan in 2010:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(1)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
Bruce A. Williamson	$—	$—	$—	$—	$—
Holli C. Nichols	$—	$—	$—	$—	$—
J. Kevin Blodgett	$—	$—	$—	$—	$—
Lynn A. Lednicky	$—	$—	$13,718	$—	$176,156
Charles C. Cook	$—	$—	$—	$—	$—

(1)
The amount shown for Mr. Lednicky under “Aggregate Earnings in Last FY” is also included in the amount shown for him under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans, as described below, which require us to provide specified payments and benefits to some or all of our Named Executive Officers as a result of severance eligible events, a change in control, retirement, death, and disability. We generally seek to minimize the number of employment agreements we have with our senior executives. At present, none of our executive officers, including our Named Executive Officers, are party to an employment agreement with us.

As discussed above under “Corporate Governance – Recent Events”, Mr. Williamson, Ms. Nichols and Mr. Blodgett left or resigned from their officer positions in the first quarter of 2011.  In connection with their departures, each received certain payments and other benefits that differ from the amounts discussed below and are described in “Compensation Discussion and Analysis —Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” above.

Voluntary Resignation and Termination for Cause.    Except as otherwise described under “Severance-Eligible Terminations” and “Change in Control,” our Named Executive Officers are not entitled to payments or benefits in connection with a voluntary resignation or termination for cause, other than payments for amounts due before such termination. Under our company policy applicable to all employees, a Named Executive Officer terminated under such circumstances would be entitled to vacation pay accrued up to the month of termination. A Named Executive Officer would be able to exercise any options vested before the date of termination upon termination for cause and for a 90-day period after the date of termination upon a voluntary resignation, or through the end of the option term, if less. Vested options that were not exercised before the date of termination, in the case of termination for cause, or before the end of the 90-day period, or end of the option term if less, in the case of voluntary resignation, unvested options, restricted stock and performance units would all be forfeited upon termination in accordance with the applicable award agreement.

Severance-Eligible Terminations.    Any outstanding stock options, restricted stock awards, phantom stock units and other equity-based awards previously granted to our executives will vest based upon the applicable long-term incentive award agreement.

In addition, pursuant to our Executive Severance Pay Plan, our executives are entitled to payment of severance benefits if their employment is terminated due to a reduction in work force, a position elimination or an office closing, or an involuntary termination without cause or upon a “good reason” termination. A good reason termination is defined as a voluntary resignation following a material reduction in base salary. Severance benefits under the Executive Severance Pay Plan, which are payable in a lump sum, include:

•	severance pay equal to one month of base pay for each full, completed year of service with us and a pro-rated amount for each partial year of service, subject to the following requirements:

•	for the Chief Executive Officer, 24 months of base pay;

•	for any Executive Vice President, 12 months of base pay;

•	for any Senior Vice President, minimum nine months and a maximum of 12 months of base pay; and

•
for any Vice President or Managing Director, minimum six months and a maximum of 12 months of base pay, unless his or her employment termination date occurs during the period beginning on March 7, 2011 and ending on August 31, 2012, or the Enhanced Severance Period, in which case, minimum nine months and maximum of 12 months of base pay, or the Enhanced Severance Benefit;

•
continued participation in our group health care plan that provides medical and dental coverage for a period of time equal to the number of months of base pay such executive receives under the Executive Severance Pay Plan (or, for an executive whose employment terminates during the Enhanced Severance Period, for a period of time equal to the number of months of base pay such executive would have received without application of the Enhanced Severance Benefit), provided the executive continues to pay premiums at active employee rates, with such coverage ending immediately upon the executive obtaining new employment and eligibility for similar coverage; and

•
outplacement assistance benefits, as determined by the plan administrator, for a period of time equal to the minimum number of months of base pay such executive is entitled to receive under the Executive Severance Pay Plan (or, for an executive whose employment terminates during the Enhanced Severance Period, for a period of time equal to the minimum number of months of base pay such executive would have received without application of the Enhanced Severance Benefit) (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum; and

•
for any eligible employee covered by the Executive Severance Pay Plan whose employment termination date occurs during the Enhanced Severance Period, if such eligible covered employee completes at least three months of service in each of (i)  the performance period under any applicable short-term incentive, or STI, plans or arrangements of Dynegy or its affiliates, or STI Plans, during which such covered employee’s termination of employment occurs, or the Current Performance Period, and (ii) the performance period under any applicable STI Plans immediately prior to the Current Performance Period, or the Prior Performance Period, provides for an additional lump sum cash payment equal to the sum of:

•
(1) the aggregate annual target opportunity under all applicable STI Plans that could have been earned by such covered employee for the Current Performance Period, determined as if all applicable goals and targets had been satisfied in full, but pro-rated based on when such covered employee’s date of termination of employment falls within such performance period; and

•
(2) (a) if such covered employee’s termination of employment occurs before a determination has been made regarding STI payment amounts for the Prior Performance Period, the aggregate annual target opportunity under all applicable STI Plans that could have been earned by such covered employee for the Prior Performance Period, determined as if all applicable goals and targets had been satisfied in full or (b) if such covered employee’s termination of employment occurs on or after a determination has been made regarding STI payment amounts for the Prior Performance Period, the aggregate annual target opportunity under all applicable STI Plans earned by such terminated covered employee but not yet paid (if any) for the Prior Performance Period;

however, if such covered employee completes at least three months of service in the Current Performance Period but not in the Prior Performance Period, or if such covered employee completes at least three months of service in the Prior Performance Period but not in the Current Performance Period, such covered employee will only be eligible for the additional STI-based lump sum cash payment described above that is applicable to the performance period in which the three months of service was completed.

The foregoing benefits may be subject to the following material conditions or obligations:

•	execution and performance of a confidentiality and nondisparagement agreement; and

•	execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

Change in Control.    Any outstanding stock options, restricted stock awards, phantom stock units and other equity-based awards previously granted to our executives will vest based upon the applicable long-term incentive award agreement.

In addition, each of our executives is entitled to severance benefits if, no earlier than 60 days before and in connection with or within two years after a “change in control,” such executive is subject to an “involuntary termination,” as defined in the Change in Control Plan. In general, an executive experiences an “involuntary termination” if such executive:

•	is terminated without cause; or

•
terminates for “good reason,” generally meaning he or she suffers a material reduction in authority or duties, a material reduction in total compensation or relocation to a location 50 miles or more from the previous principal employment location.

Severance benefits under the Change in Control Plan include:

•	a lump sum cash payment equal to:

•
for the Chief Executive Officer, 2.99 times such executive’s “compensation,” which is defined in the Change in Control Plan as the sum of any covered executive’s (1) annual base salary based on the greatest rate in effect (a) immediately prior to the “change in control,” (b) sixty days prior to the date of such executive’s involuntary termination or (c) as of the date of such executive’s involuntary termination and (2) target cash bonus under our STI Plans, for (a) the fiscal year in which the “change in control” occurs, (b) any fiscal year beginning after the fiscal year in which the “change in control” occurs and before the fiscal year in which such executive’s involuntary termination occurs or (c) the fiscal year in which such executive’s involuntary termination occurs, whichever is greatest;

•	for any Executive Vice President, 2.50 times such executive’s compensation;

•	for any Senior Vice President, 2.00 times such executive’s compensation;

•	for any Vice President, 1.50 times such executive’s compensation; or

•	for any Managing Director, 1.00 times such executive’s compensation;

•
a lump sum cash payment equal to the aggregate target annual incentive compensation under any applicable STI Plan for the fiscal year during which such involuntary termination of employment occurs (determined as if all applicable goals and targets had been satisfied in full), pro-rated to the date of such executive’s termination, plus the aggregate target annual incentive compensation under any applicable STI Plan earned but not yet paid (if any) for the fiscal year prior to the fiscal year during which the involuntary termination occurs;

•
all medical, dental, vision and life insurance benefits maintained for such executive as of the termination date, contingent upon continued payment of premiums by such executive at a cost that is no greater than the lesser of the cost of such  coverage paid by such executive immediately prior to the date of the (a) executive’s involuntary termination or (b) the “change in control” for a period equal to (1) 36 months from termination for the Chief Executive Officer, (2) 30 months from termination for any Executive Vice President, (3) 24 months from termination for any Senior Vice President, (4) 18 months from termination for any Vice President, and (5) 12 months from termination for any Managing Director; and

•
outplacement assistance benefits at least equivalent to those that would have been provided to the Named Executive Officer before the “change in control” (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum.

The foregoing benefits may be subject to the following material conditions or obligations:

•	execution and performance of a confidentiality and nondisparagement agreement;

•	execution and performance of a non-solicitation agreement for a period of 24 months; and

•	execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

Excise Tax Reimbursement Policy.    Effective January 1, 2008, our Excise Tax Reimbursement Policy provides that any employees at the level of Managing Director or above who incur excise taxes under Section 4999 of the Code, as a result of a payment or distribution, shall receive an additional payment in an amount equal to the excise tax, interest on the excise tax amount and any penalties related to the excise tax payment imposed upon the employee.

Retirement.    As of December 31, 2010, none of our Named Executive Officers have reached eligibility age for payments upon retirement.

Disability or Death.    All of our employees may elect to participate in our disability policy, and any participating employee would be entitled to long-term disability benefits under such disability policy if he or she paid any required premiums. All of our Named Executive Officers have elected to participate in our disability policy. Under such policy, all employees at the level of Vice President or above are entitled to 12 months of the monthly base salary that is in effect on the date that the employee is determined to be disabled. Additionally, employees at the level of Vice President or above are also provided with additional basic life insurance coverage as supplemental life insurance equal to 12 months of monthly base salary.

Further, in the event of death, the medical, dental and vision benefits that we maintained for the deceased employee at the level of Vice President or above and his or her family would be maintained for 12 months after the date of death, provided that such employee’s covered dependents continue to pay the required premiums. Such employee’s Dynegy 401(k) Plan distributions and Retirement Plan benefits would generally be paid to his or her beneficiary. Health benefits in the event of disability vary depending on the type of disability.

In addition, each Named Executive Officer’s equity-based awards would vest upon death or disability in accordance with the applicable long-term award agreement.

Potential Payments and Benefits.    The following tables describe the estimated potential payments we would have been required to make to our Named Executive Officers under the severance and change in control plans, as applicable, upon termination of their employment under various circumstances. The following assumptions and general principles apply with respect to these tables:

•
The amounts shown assume the applicable termination event took place on December 31, 2010, the last business day of the year—accordingly, values associated with long-term incentive awards made in March 2011 are not included;

•	The price per share used to calculate the value of the equity-based payments is the closing price of our common stock on December 31, 2010 of $5.62;

•	The amounts under the “Severance – Eligible Termination” column do not reflect amounts that could be earned during the Enhanced Severance Period;

•	The amounts shown as “Base salary” under the “Change in Control” column are the lump sum cash payments described as annual compensation under “—Change in Control”;

•
The amounts shown for “Medical, dental and vision benefits” under the “Severance-eligible terminations” column assume that the applicable Named Executive Officer continued to participate in our group health care for the maximum period of time permitted for such Named Executive Officer under the Executive Severance Pay Plan; and

•
The amounts shown for “Accidental death & dismemberment insurance proceeds” under the “Disability” column represent the maximum payment available under the applicable accidental death and disability policy. The actual value could be lower depending on the type of disability. Under the “Death” column is the maximum payment if death occurred from an accident covered under the applicable accidental death and disability policy.

	Voluntary Resignation / For Cause Termination(1)	Severance-Eligible Terminations (4)		Change in Control		Disability		Death
Bruce A. Williamson
Base salary	$—	$2,000,000		$5,980,000		$1,000,000		$—
Short-term incentive bonus	—	—		1,000,000		—		—
Vested/accelerated stock options(2)	—	—		—		—		—
Accelerated restricted stock/phantom stock(3)	—	2,535,098		2,535,098		2,535,098		2,535,098
Accelerated performance units	—	3,990,926	(5)	5,400,000	(6)	7,000,000	(5)	7,000,000	(5)
Incremental non-qualified pension	145,377	145,377		145,377		—		145,377
Medical, dental and vision benefits	—	25,298		31,622		—		12,649
Life insurance proceeds	—	—		—		—		2,000,000
Accidental death & dismemberment insurance proceeds	—	—		—		2,000,000		2,000,000
Out-placement services	—	25,000		25,000		—		—
280G tax gross-up	—	—		—		—		—
Total	$145,377	$8,721,699		$15,117,097		$12,535,098		$13,693,124

(1)	Mr. Williamson would be able to exercise any options vested before the day of termination.

(2)	As of December 31, 2010, the strike price for all of Mr. Williamson’s options was higher than the value of the stock.

(3)
Under the terms of Mr. Williamson’s Restricted Stock and Phantom Stock Unit Grant Agreements, the forfeiture restrictions would lapse as to 100% of his unvested restricted shares and phantom stock units in the event of a severance eligible termination, change in control, death or disability. In the event Mr. Williamson voluntarily resigns without good reason or is terminated for cause, all unvested restricted stock and phantom stock units would immediately, with no consideration, be forfeited.

(4)
As discussed above under “Corporate Governance – Recent Events”, Mr. Williamson left his officer positions in the first quarter of 2011.  In connection with his departure, he received certain payments and other benefits that differ from the amounts disclosed in this column and are described in “Compensation Discussion and Analysis —Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations” above.

(5)
In the event of an involuntary termination, or a termination in connection with retirement, death or disability, performance unit awards require performance goals to be attained over the three-year period following the granting of the opportunity for any actual award to be earned. The performance units would be paid out in accordance with their original schedule and upon satisfaction of the applicable performance criteria; provided, however, in the event of an involuntary termination, the payment, if any, would be prorated by multiplying the payment by a fraction, the numerator of which would be the number of calendar days that elapsed between the date of termination and the effective date of the award and the denominator of which would be 1,080. For purposes of this table, the potential payout amounts for performance units in connection with such terminations are calculated at the “target” opportunity level, although the actual payout, if any, at the end of the applicable three-year performance period could be at the “threshold” or “maximum” opportunity levels depending on the achievement of the performance goals.

(6)
In the event of an involuntary termination in connection with a change in control, performance unit award payout would be determined by using either the agreed price per share received by our stockholders as a result of the change in control transaction, or if there is no agreed price per share then the average closing share price for the twenty (20) consecutive trading days immediately preceding the effective date of the change in control. The latter would be used in determining the indicated payout, but since the average price per share for the twenty (20) days prior to December 31, 2010 was less than the target established for 2008 performance  unit awards, there would be no payout. The 2009 and 2010 performance unit awards would pay out at target upon consummation of the change in control.

	Voluntary Resignation / For Cause Termination(1)	Severance-Eligible Terminations(2)		Change in Control		Disability		Death
Holli C. Nichols
Base salary	$—	$525,000		$2,625,000		$525,000		$—
Short-term incentive bonus	—	—		525,000		—		—
Vested/accelerated stock options(3)	—	—		—		—		—
Accelerated restricted stock/phantom stock(4)	—	641,574		641,574		641,574		641,574
Accelerated performance units	—	1,006,009	(5)	1,380,000	(6)	1,780,000	(5)	1,780,000	(5)
Incremental non-qualified pension	51,051	51,051		51,051		—		51,051
Medical, dental and vision benefits	—	4,319		10,796		—		4,319
Life insurance proceeds	—	—		—		—		1,050,000
Accidental death & dismemberment insurance proceeds	—	—		—		1,050,000		1,050,000
Out-placement services	—	25,000		25,000		—		—
280G tax gross-up	—	—		1,802,839		—		—
Total	$51,051	$2,252,953		$7,061,260		$3,996,574		$4,576,944

J. Kevin Blodgett
Base salary	$—	$450,000		$2,250,000		$450,000		$—
Short-term incentive bonus	—	—		450,000		—		—
Vested/accelerated stock options(3)	—	—		—		—		—
Accelerated restricted stock/phantom stock(4)	—	478,195		478,195		478,195		478,195
Accelerated performance units	—	749,359	(5)	1,030,400	(6)	1,327,900	(5)	1,327,900	(5)
Incremental non-qualified pension	36,973	36,973		36,973		—		36,973
Medical, dental and vision benefits	—	12,939		32,348		—		12,939
Life insurance proceeds	—	—		—		—		900,000
Accidental death & dismemberment insurance proceeds	—	—		—		900,000		900,000
Out-placement services	—	25,000		25,000		—		—
280G tax gross-up	—	—		1,408,368		—		—
Total	$36,973	$1,752,466		$5,711,284		$3,156,095		$3,656,007

	Voluntary Resignation / For Cause Termination(1)	Severance-Eligible Terminations(2)		Change in Control		Disability		Death
Lynn A. Lednicky
Base salary	$—	$435,000		$2,175,000		$435,000
Short-term incentive bonus	—	—		435,000		—		—
Vested/accelerated stock options(3)	—	—		—		—		—
Accelerated restricted stock/phantom stock (4)	—	474,098		474,098		474,098		474,098
Accelerated performance units	—	745,027	(5)	1,014,700	(6)	1,312,200	(5)	1,312,200	(5)
Incremental non-qualified pension	36,087	36,087		36,087		—		36,087
Medical, dental and vision benefits	—	13,099		32,747		—		13,099
Life insurance proceeds	—	—		—		—		870,000
Accidental death & dismemberment insurance proceeds	—	—		—		870,000		870,000
Out-placement services	—	25,000		25,000		—		—
280G tax gross-up	—	—		1,399,120		—		—
Total	$36,087	$1,728,311		$5,591,752		$3,091,298		$3,575,484

Charles C. Cook
Base salary	$—	$435,000		$2,175,000		$435,000		$—
Short-term incentive bonus	—	—		435,000		—		—
Vested/accelerated stock options(3)	—	—		—		—		—
Accelerated restricted stock/phantom stock(4)	—	464,285		464,285		464,285		464,285
Accelerated performance units	—	659,226	(5)	981,800	(6)	1,209,300	(5)	1,209,300	(5)
Incremental non-qualified pension	28,932	28,932		28,932		—		28,932
Medical, dental and vision benefits	—	13,099		32,747		—		13,099
Life insurance proceeds	—	—		—		—		870,000
Accidental death & dismemberment insurance proceeds	—	—		—		870,000		870,000
Out-placement services	—	25,000		25,000		—		—
280G tax gross-up	—	—		1,479,851		—		—
Total	$28,932	$1,625,542		$5,622,615		$2,978,585		$3,455,616

(1)	Messrs. Blodgett, Lednicky and Cook and Ms. Nichols would be able to exercise any options vested before the day of termination.

(2)
The amounts under the “Severance – Eligible Termination” column do not reflect short-term incentive bonus amounts that could be earned during the Enhanced Severance Period, as defined above.  Further, as discussed above under “Corporate Governance – Recent Events”, Ms. Nichols and Mr. Blodgett left or resigned from their officer positions in the first quarter of 2011.  In connection with their departures, each received certain payments and other benefits that differ from the amounts disclosed in this column and are described in “Compensation Discussion and Analysis —Compensation Actions in Connection with February and March 2011 Named Executive Officer Separations”.

(3)	As of December 31, 2010, the strike price for all options was higher than the value of the stock.

(4)
For Messrs. Blodgett, Lednicky and Cook and Ms. Nichols 2008 and 2010 restricted stock awards, the terms of the grant agreements also include 100% lapse of the forfeiture restrictions in the event of a severance eligible termination. Under the terms of Messrs. Blodgett, Lednicky and Cook and Ms. Nichols 2009 Phantom Stock Unit Grant Agreements, the forfeiture restrictions would lapse as to 100% of their unvested phantom stock units in the event of a severance eligible termination, change in control, death or disability. In the event of a voluntary resignation without good reason or for cause termination, all unvested restricted stock and phantom stock units would immediately, with no consideration, be forfeited.

(5)
In the event of an involuntary termination, or a termination in connection with retirement, death or disability, performance unit awards require performance goals to be attained over the three-year period following the granting of the opportunity for any actual award to be earned. The performance units would be paid out in accordance with their original schedule and upon satisfaction of the applicable performance criteria; provided, however, in the event of an involuntary termination, the payment, if any, would be prorated by multiplying the payment by a fraction, the numerator of which would be the number of calendar days that elapsed between the date of termination and the effective date of the award and the denominator of which would be 1,080. For purposes of the tables, the potential payout amounts for performance units in connection with such terminations are calculated at the “target” opportunity level, although the actual payout, if any, at the end of the applicable three-year performance period could be at the “threshold” or “maximum” opportunity levels depending on the achievement of the performance goals.

(6)
In the event of an involuntary termination in connection with a change in control, performance unit award payout would be determined by using either the agreed price per share received by our stockholders as a result of the change in control transaction, or if there is no agreed price per share then the average closing share price for the twenty (20) consecutive trading days immediately preceding the effective date of the change in control. The latter would be used in determining the indicated payout, but since the average price per share for the twenty (20) days prior to December 31, 2010 was less than the target established for the 2008 performance unit awards, there would be no payout. The 2009 and 2010 performance unit awards would pay out at target upon consummation of the change in control.

AUDIT AND COMPLIANCE COMMITTEE REPORT

Our Board has established an Audit and Compliance Committee of independent directors, which operates under a written charter adopted by the Board. The charter, which was amended and restated in November 2009, is available in the “Corporate Governance” section of our web site at www.dynegy.com. Our management is responsible for establishing a system of internal controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accountants, Ernst & Young LLP, or E&Y, are responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their report based on that audit. Under the Audit and Compliance Committee’s charter, the primary function of the Audit and Compliance Committee is to assist the Board in fulfilling its oversight responsibilities as to (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics, (3) the independent registered public accountants’ qualifications and independence, (4) the performance of our internal audit function and the independent registered public accountants and (5) the performance of our risk assessment and risk management policies. The Audit and Compliance Committee is also directly responsible for selecting and evaluating the independent registered public accountants, reviewing with the independent registered public accountants the plans and scope of the audit engagement and reviewing with the independent registered public accountants their objectivity and independence.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010:

•	The Audit and Compliance Committee reviewed and discussed the audited financial statements with the independent registered public accountants and management.

•
The Audit and Compliance Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In general, these auditing standards require the independent registered public accountants to communicate to the Audit and Compliance Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; and the independent registered public accountants’ judgment about the quality of our accounting principles.

•
The Audit and Compliance Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communication with the Audit and Compliance Committee concerning independence, and has discussed the independent registered public accountants’ independence with the independent registered public accountants. The Audit and Compliance Committee also considered whether the independent registered public accountants’ provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit and Compliance Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2010 be included in our Annual Report on Form 10-K filed with the SEC.

This report is submitted by the members of the Audit and Compliance Committee of the Board as of March 7, 2011:

William L. Trubeck, Chairman
Victor E. Grijalva
Howard B. Sheppard

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

E&Y was our independent registered public accountant for the years ending December 31, 2010 and 2009. Set forth below is a summary of the fees we paid E&Y for professional services rendered for the years ended December 31, 2010 and 2009.

	2010	2009
	(in thousands)
Audit Fees(1)	$1,828	$2,080
Audit-Related Fees(2)	250	629
Tax Fees	—	30
All Other Fees(3)	19	—
Total Fees	$2,098	$2,739

(1)	Audit fees relate to the audit of Dynegy’s and Dynegy Holdings Inc.’s financial statements for the years ended December 31, 2010 and 2009.

(2)
Audit-related fees include fees of $137,000 and $227,000 in 2010 and 2009, respectively, for the audits of separate financial statements of various of our consolidated and unconsolidated subsidiaries and equity investees. Additionally, 2010 fees include $46,000 for services rendered related to DHI’s registration of securities, $40,000 related to Dynegy’s registrations of common stock and $21,000 related to the review of E&Y’s work papers by third parties.  2009 fees include $393,000 for services rendered related to our issuance of debt and $9,000 in connection with our response to a comment letter from the SEC.

(3)	Other fees of $19,000 paid to E&Y in 2010 relate to services performed to test our information systems security.

All of the fees and services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved under the Audit and Compliance Committee’s pre-approval policy and pursuant to Section 202 of SOX. None of the services described above were provided to us pursuant to the de minimus exception provided for in applicable SEC rules and regulations.

Audit and Compliance Committee Pre-Approval Policy

The Audit and Compliance Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accountants. The Audit and Compliance Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accountants in order to assure that the provision of such services does not impair the auditors’ independence. The policy, as amended, provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific audit, audit-related and tax services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of the annual audit engagement, most statutory or subsidiary audits and all permissible non-audit services for which no general pre-approval exists. For both audit and non-audit pre-approvals, the Audit and Compliance Committee considers whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the chairman of the Audit and Compliance Committee the authority to grant certain specific pre-approvals within the specified limits approved by the Audit and Compliance Committee; provided, however, that between regularly scheduled meetings the chairman may grant pre-approval with respect to extensions of or changes to services that have previously been pre-approved by the Audit and Compliance Committee in amounts up to $50,000. The chairman is required to report the granting of any pre-approvals to the Audit and Compliance Committee at its next regularly scheduled meeting. The policy prohibits the Audit and Compliance Committee from delegating to management such committee’s responsibility to pre-approve services performed by the independent registered public accountants. In fact, if making the determination as to whether a particular service is of the type generally pre-approved by the Audit and Compliance Committee requires our management to exercise any independent judgment or discretion, such service may not be provided by the independent registered public accountants unless such service is authorized by the chairman or specifically pre-approved by such committee. When we engage the independent auditor to perform services based on a general pre-approval, our Chief Financial Officer or, in his or her absence, our Controller is required to, as soon thereafter as reasonably practicable, notify the chairman of such engagement and provide a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by our Chief Financial Officer or, in his or her absence, our Controller. Generally, each such request must include a joint statement to the effect that neither the submitting officer nor the independent registered public accountants believe the proposed engagement would impair the auditors’ independence. In addition, each such request generally must include a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

CHARITABLE CONTRIBUTIONS

During 2010, we did not make any contributions to any charitable organization in which an independent director served as an executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us in 2010 and upon written representations that no Forms 5 were required, we believe that all persons subject to these reporting requirements filed the required reports on a timely basis.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review and Approval of Transactions with Related Persons

Our Board adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of this policy, a related party transaction is a transaction to which we are a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to our knowledge, indirectly, a party. Under our policy, a “related party” is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity. Our policy requires the Audit and Compliance Committee or, at the Board’s discretion, a majority of directors disinterested from the transaction, to review and approve related party transactions. In reviewing and approving any related party transactions or material amendments to any such transaction, the Audit and Compliance Committee (or, prior to its dissolution the Independent Director Committee, as the case may be) must satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to us. Generally, transactions between us and joint ventures are reviewed and approved under our related party policy, with the exception of certain specified transactions involving less than $50 million that are excluded from the policy’s approval procedures. A copy of our related party transactions policy is available on our web site at www.dynegy.com.

PROPOSAL 2

APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A proposal will be presented at the meeting asking stockholders to approve on an advisory basis the compensation of Dynegy’s Named Executive Officers as described in this proxy statement. Please see our “Compensation Discussion and Analysis” section beginning on page 24 for a discussion of our compensation program for our Named Executive Officers, including the reasons why we believe you should vote to approve such program.

The following resolution will be submitted for a stockholder vote at the 2011 Annual Meeting:

THEREFORE, BE IT RESOLVED, that the stockholders of Dynegy approve, on an advisory basis, the compensation of Dynegy’s Named Executive Officers listed in the 2010 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled  “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures set forth under that section, as well as the section in the proxy statement entitled “Compensation Discussion and Analysis”.

This advisory vote on the compensation of Dynegy’s Named Executive Officers gives stockholders another mechanism to convey their views about Dynegy’s compensation programs and policies. Although your vote on executive compensation is not binding on Dynegy, the Board values the views of stockholders. The Board and Human Resources Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board unanimously recommends that stockholders vote FOR the proposal to approve the compensation of our Named Executive Officers.

PROPOSAL 3

FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal No. 2, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of Dynegy’s Named Executive Officers named in the Summary Compensation Table.  This advisory vote is typically referred to as a “say-on-pay” vote.  In this Proposal No. 3, the Board of Directors is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.

The following resolution will be submitted for a stockholder vote at the 2011 Annual Meeting:

THEREFORE, BE IT RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Dynegy is to hold an advisory vote on the compensation of Dynegy’s named executive officers listed in the annual proxy statement.

Our Board believes that an annual advisory vote on the compensation of our Named Executive Officers will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Nevertheless, the Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes.   Therefore, even though the advisory vote sought by this Proposal No. 3 is not binding on the Board, the Board intends to hold say-on-pay votes in the future in accordance with the frequency that receives the most stockholder support.

The Board unanimously recommends that stockholders vote to hold a stockholder vote regarding Named Executive Officer compensation ANNUALLY.

PROPOSAL 4

APPROVAL OF THE STOCKHOLDER PROTECTION RIGHTS PLAN

Background and Reasons for the Rights Agreement

On November 22, 2010, the Board adopted a Stockholder Protection Rights Agreement, dated as of November 22, 2010, as amended (the “Rights Agreement”), between Dynegy and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).  Pursuant to the Rights Agreement, the Board declared a dividend of one stock purchase right (a “Right”) for each outstanding share of Dynegy’s common stock, par value $0.01 per share (“Common Stock”), held of record at the close of business on December 2, 2010 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined).  Each Right entitles its registered holder to purchase from Dynegy, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”), for $12.50 (the “Exercise Price”), subject to adjustment.

The Board adopted this short-term, narrowly tailored Rights Agreement to prevent any person from obtaining control or de facto control of Dynegy without offering a control premium to all Dynegy stockholders.  The issuance of the Rights is not intended to prevent a sale of control of Dynegy that is determined by the Board to be fair, advisable and in the best interests of all Dynegy’s stockholders.  However, the Rights may cause substantial dilution to a person or group that acquires 20 percent or more of the Common Stock unless the Rights are first terminated by the Board.  Nevertheless, the Rights should not interfere with a transaction that is in the best interests of Dynegy and its stockholders because the Rights can be terminated on or prior to the Flip-in Date (as defined below), before the consummation of such transaction, and the Rights Agreement allows for Qualifying Offers.

The Rights Agreement provides that, unless terminated earlier by Dynegy, the Rights will expire following this Annual Meeting, unless the Rights Agreement is approved by Dynegy’s stockholders (in which case it will expire at the first subsequent annual meeting at which it is not approved by a stockholder vote).

Description of the Rights Agreement

The summary of the Rights Agreement set forth herein is only a summary.  A copy of the Rights Agreement is included herein as Annex B.  You are urged to read the entire Rights Agreement.

Distribution and Transfer of Rights; Rights Certificates:
The Board declared a dividend of one Right for each share of Common Stock outstanding to holders of record as of December 2, 2010.  Prior to the Separation Time referred to below, the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable.  After the Separation Time, Dynegy would cause the Rights Agent to mail Rights Certificates to stockholders, and the Rights would trade independent of the Common Stock.

Separation Time:
Rights would separate from the Common Stock and become exercisable the next business day following the earlier of (i) the tenth business day (or such later date as the Board may fix by resolution) after any person commences a tender offer that would result in such person becoming the beneficial owner of a total of 20% or more of the Common Stock other than pursuant to a Qualifying Offer (as defined below) or (ii) the date of the Flip-in Trigger referred to below.

Exercise of Rights:
On or after the Separation Time, each Right would initially entitle the holder to purchase, for $12.50 (the “Exercise Price”), one one-hundredth of a share of Participating Preferred Stock. (The Participating Preferred Stock would be designed so that each one one-hundredth of a share has economic and voting terms similar to those of one share of Common Stock.)  Under the circumstances set forth in the Rights Agreement, including the need to take action pursuant to, or properly give effect to, the exercise, separation or “flip-in” of the Rights or a change of Rights Agent, or the need to comply with securities laws or trading regulations, Dynegy may suspend the exercisability of the Rights.

“Flip-in” Trigger:
Upon the date (or such later day as the Board may determine prior to such date) that is the earlier of (i) public announcement by Dynegy that any person or group (an “Acquiring Person”) has acquired 20% or more of the outstanding Common Stock or (ii) an Acquiring Person acquiring more than 30% of the voting power of all of the shares of Common Stock outstanding, in each case, other than pursuant to a Qualifying Offer:

	(i)	Rights owned by the Acquiring Person or transferees thereof would automatically be void; and

(ii)
each other Right would automatically become a right to buy, for the Exercise Price, that number of shares of Common Stock (or other securities of Dynegy) having a market value of twice the Exercise Price.  In other words, assuming no adjustment to the current Exercise Price of $12.50, each other Right would become a right to buy $25.00 worth of Common Stock for $12.50.

Exchange Option:
If any person acquires between 20% and 50% of the outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, cause each outstanding Right to be exchanged for one share of Common Stock (or other securities of Dynegy).

“Flip-over” Trigger:
After an Acquiring Person has become such, Dynegy may not (i) consolidate or merge with any person, if Dynegy’s Board is controlled by the Acquiring Person or the Acquiring Person is the beneficial owner of 90% or more of the outstanding shares of Common Stock, and either (A) the Acquiring Person is treated differently from other holders of Common Stock or (B) the person with whom the transaction or series of transactions occurs is the Acquiring Person, or (ii) sell 50% or more of its assets or earning power if the Acquiring Person controls the Board at that time, unless, in each case, proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of Common Stock of such other person having a market value of twice the Exercise Price or, in the case of clause (i), such merger or consolidation occurs pursuant to the terms, and following the consummation, of a Qualifying Offer.

Qualifying Offer:
An all-cash tender offer for all outstanding Common Stock at a price per share in excess of $5.00 that is fully financed, is conditioned upon the offeror acquiring shares of Common Stock representing a majority of the total voting power represented by the outstanding Common Stock, assures a prompt second-step acquisition of shares not purchased in the initial offer at the same price as the initial offer and meets certain other requirements (a “Qualifying Offer”), or any person becoming an Acquiring Person pursuant to any such Qualifying Offer does not result in the Rights becoming exercisable or exchangeable.

Exemption for Existing 20% Holders:
The Rights Agreement exempts any holder of Common Stock (or common stock equivalents) who is the beneficial owner as of the announcement of the Rights Agreement and who continuously thereafter is the beneficial owner of 20% or more of the outstanding shares of Common Stock but would be triggered by any additional purchases by any such person amounting to 0.1% of the Common Stock outstanding.

Synthetic Ownership of Common Stock:
Under the Rights Agreement, synthetic ownership of Common Stock in the form of certain derivative securities counts towards the 20% and 30% beneficial ownership thresholds of the Flip-in Trigger, if the Board determines that the owner of such derivative securities is seeking to use the existence of such securities for the purpose or effect of changing or influencing control of Dynegy.

Termination:	The Rights may be terminated by the Board, at any time until a “Flip-in” Trigger has occurred, at no cost.

Power to Amend:
The Board may amend the Rights Agreement in any respect prior to the date a Flip-in Trigger (such date, the Flip-in Date) has occurred.  Thereafter, the Board may amend the Rights Agreement in any respect not materially adverse to Rights holders generally or in order to cure any ambiguity or correct any provisions, including in order to satisfy any law or applicable regulation.  The Board is vested exclusively with the power and authority to interpret and implement the Rights Agreement.

Expiration:
The Rights, unless earlier terminated or exchanged by the Board, will expire following the certification of voting results of Dynegy’s 2011 Annual Meeting of stockholders, unless it is approved by Dynegy’s stockholders (in which case it will expire at the first subsequent annual meeting at which it is not approved by a stockholder vote); provided that the Rights shall expire immediately prior to the effective time of any consolidation, merger or statutory exchange that does not trip the “Flip-Over” Trigger.

Required Vote for Approval

Approval of the Rights Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of Dynegy’s common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Abstentions from voting will have the same effect as a vote against the Rights Agreement. Broker non-votes are not counted.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Compliance Committee has appointed the firm of Ernst & Young LLP, or E&Y, as our independent registered public accountants and our consolidated subsidiaries for the fiscal year ending December 31, 2011, and the Board recommends that the stockholders ratify that appointment. Ratification requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote on the matter. Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR ratification of such appointment.

Although there is no requirement that we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, the Audit and Compliance Committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of E&Y and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit and Compliance Committee may terminate the appointment of E&Y as our independent registered public accountants without the approval of the stockholders whenever the Audit and Compliance Committee deems such termination appropriate.

Representatives of E&Y are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives will also have the opportunity to make a statement if they wish to do so.

The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2011.

STOCKHOLDER PROPOSAL

The proponents of a stockholder proposal have stated that they intend to present the following proposal at the Annual Meeting. If a representative of the proponents who is qualified under state law is present and submits the proposal for a vote, then the proposal will be voted on at the Annual Meeting. In accordance with federal securities regulations, we have included the stockholder proposal and supporting statement exactly as submitted by the proponents. We are not responsible for the contents of the stockholder proposal or supporting statement.

Our Board has recommended a vote AGAINST this proposal for the reasons set forth below the proposal. The number of our shares held by the proposal’s proponents is reported below as represented to us by the proponents.

PROPOSAL 6

The Office of the Comptroller of New York City, or the Custodian, is the custodian and trustee of the New York City Employees’ Retirement System, who are the beneficial owners of 117,245 shares of our common stock, the New York City Teachers’ Retirement System, who are the beneficial owners of 65,015 shares of our common stock, the New York City Police Pension Fund, who are the beneficial owners of 55,502 shares of our common stock, the New York City Fire Department Pension Fund, who are the beneficial owners of 58,908 shares of our common stock, and custodian of the New York City Board of Education Retirement System, who are the beneficial owners of 6,299 shares of our common stock, or the Funds. The Custodian’s address is 1 Centre Street, New York, N.Y. 10007-2341. The Funds’ boards of trustees have authorized the Custodian to sponsor and submit the following proposal:

2010 Greenhouse Gas Emissions Reduction

WHEREAS:  In October 2006, a report authored by former chief economist of the World Bank, Sir Nicolas Stern, estimated that climate change will cost between 5% and 20% of global domestic product if greenhouse gas (GHG) emissions are not reduced, and that GHG’s can be reduced at a cost of approximately 1% of global GDP per year.

In October 2009, a National Academy of Sciences report stated that the burning of coal to generate electricity in the U.S. causes about $62 billion a year in “hidden costs” for environmental damage, not including the costs for damage associated with GHG emissions. According to the U.S. EPA, monetized costs and benefits of complying with the Clean Air Act and its amendments total over $700 million and $23 trillion, respectively.

The electric generating industry accounts for more carbon dioxide emissions than any other sector, including the transportation and industrial sectors. U. S. fossil fueled power plants account for nearly 40% of domestic and 10% of global carbon dioxide emissions.

On May 13, 2010, the Environmental Protection Agency published a final “Tailoring Rule” requiring existing and new stationary sources, such as coal-fired power plants, to obtain operating permits if they emit GHG equivalent to more than 100,000 metric tons of carbon dioxide (equivalent) per year. These requirements are scheduled to take effect in the first half of 2011.

In July 2010, the EPA issued its draft Transport Rule and is expected to issue its Air Toxics Rule in March of 2011. These rules will set significantly more stringent limits on emissions of sulfur dioxide, nitrogen oxide, mercury and acid gases from power plants. Bernstein Research estimates that by 2015, when both rules take effect, 15% of coal fired power plants will be unable to meet these regulations and will be retired, and numerous others will require substantial investments to achieve compliance.

Many utilities, including Xcel Energy, Calpine Corporation, and Progress Energy are shutting down or replacing coal-fired power plants, having determined that doing so is more cost-effective than retrofitting the plants to comply with U.S. EPA’s Transport and Air Toxics Rules.

The Tennessee Valley Authority (TVA) has announced plans to, over the next five years, idle 1000 MW of coal generating capacity and add 1000 MW of gas and 1140 MW of nuclear generating capacity along with 1900 MW of energy efficiency and distributed renewable resources.

Some of Dynegy Inc.’s electric industry peers who have set absolute GHG emissions reduction targets include American Electric Power, Entergy, Duke Energy, Exelon, National Grid and Consolidated Edison. Those with GHG intensity targets include CMS Energy, PSEG, NiSource and Pinnacle West.

 THEREFORE, BE IT RESOLVED: Shareholders request that Dynegy adopt quantitative goals for the reduction of greenhouse gas and other air emissions in anticipation of emerging EPA regulations, including plans to retrofit or retire it’s existing coal plants; and that Dynegy report to shareholders by September 30, 2011, on its plans to achieve this goal. Such a report will omit proprietary information and be prepared at reasonable cost.

BOARD RESPONSE

The Board has thoroughly considered the stockholder proposal and unanimously recommends a vote AGAINST the proposal. The Board has concluded that given numerous uncertainties and based on current technologies for reducing total greenhouse gas emissions, or GHG, we believe it is neither feasible nor in the best interests of our stockholders for us to adopt quantitative GHG emission reduction goals at this time. Further, information concerning our position on climate change is already available to the public.  The Board and management have provided their view on GHG emissions, and the impacts of any efforts to reduce them, in a number of publicly available documents including our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K. These filings are available free of charge at www.dynegy.com.

Given the availability of our position on climate change, it is the Board’s opinion that additional reports and statements of our views regarding GHG emissions will not produce new information or otherwise benefit our stockholders. Further, the Board does not believe that our stockholders would benefit from it establishing quantitative GHG emission reduction goals, as there are simply too many variables and uncertainties for any such goals to be constructive, including the lack of certainty with respect to the timing or content of economy-wide GHG legislation or regulations; the lack of a clear consensus as to what levels of GHG emissions might be appropriate or what technologies might be employed to achieve such levels; and the potential impact on our ability to compete with similarly situated companies who have not adopted quantitative GHG emission reduction goals. We encourage every stockholder to learn more from our filings.

The Board unanimously recommends that stockholders vote AGAINST this stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS

If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2011 Annual Meeting of stockholders, under the rules of the SEC, the proposal must be received by our Corporate Secretary at the address indicated on the first page of this proxy statement on or before the close of business on Friday, December 30, 2011 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders).

If a stockholder wishes to introduce a director nominee or other item of business for consideration at an Annual Meeting of stockholders, the stockholder must comply with the procedures specified in our Bylaws, as permitted by the rules of the SEC. These procedures require that director nominations or other items of business to be introduced at an Annual Meeting of stockholders must be submitted in writing to our Corporate Secretary at the address indicated on the first page of this proxy statement. Under our Bylaws, we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business at our 2011 Annual Meeting of Stockholders:

•
By the close of business on Friday, March 16, 2012 (not later than the 90th day before the one-year anniversary date of the 2011 Annual Meeting) nor earlier than the close of business on January 21, 2011 (not earlier than the 120th day before the one-year anniversary date of the 2010 Annual Meeting), if the 2012 Annual Meeting of stockholders is held within 30 days before or 60 days after June 15, 2012 (the one-year anniversary date of the 2011 Annual Meeting); or

•
By the close of business on the 120th day before the 2012 Annual Meeting but not before the close of business on the 90th day before the 2012 Annual Meeting or the tenth day following the public announcement of the 2012 Annual Meeting date, if the 2012 Annual Meeting is held more than 30 days before or more than 60 days after June 15, 2012 (the one-year anniversary date of the 2011 Annual Meeting).

Assuming our 2012 Annual Meeting of stockholders is held on a schedule similar to that of the 2011 Annual Meeting, we must receive notice of your intention to introduce a nomination or another item of business at that meeting by the dates specified in the first bullet point above. Our Bylaws specify the information that must be contained in a stockholder’s notice for director nominees or an item of business to be introduced at an Annual Meeting of stockholders. Please read our Bylaws, which are available free of charge through the SEC’s web site at www.sec.gov and through our web site at www.dynegy.com, for additional information regarding stockholder proposals.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy card.

By Order of the Board of Directors,

Kimberly M. O’Brien
Corporate Secretary
 April 29, 2011

APPENDIX A

General Industry Survey Data

Advance Auto Parts	Discovery Communications, Inc	Lorillard Tobacco Company	Sealed Air Corporation
AGL Resources Inc.	Dresser-Rand Group Inc.	Mattel, Inc.	Sonoco Products Company
Allegheny Energy, Inc.	Eastman Chemical Company	McCormick & Company, Inc.	SPX Corporation
Allergan, Inc.	Ecolab Inc.	McDermott International, Inc.	Starwood Hotels & Resorts Worldwide
Alliant Techsystems Inc.	El Paso Corporation	McGraw-Hill Companies	Steelcase Inc.
Ametek, Inc.	Energizer Holdings, Inc.	Mead Johnson Nutrition Co	SuperMedia
Arizona Public Service	Federal-Mogul Corporation	MeadWestvaco Corporation	Temple-Inland Inc.
Armstrong World Industries, Inc	Fiserv, Inc.	Mirant Corporation	Terex Corporation
ArvinMeritor, Inc.	Flowserve Corporation	Mohawk Industries	The Andersons, Inc
Avery Dennison Corporation	FMC Corporation	Molson Coors Brewing Company	The Brink’s Company
Avis Budget Group	FMC Technologies	Nalco Company	The Clorox Company
Bausch & Lomb Incorporated	Foster Wheeler Corporation	NCR Corporation	The Hershey Company
Big Lots, Inc.	GAF Materials Corporation	Newell Rubbermaid Inc.	The New York Times Company
Blockbuster Inc.	Gannett Co., Inc.	NewPage Corporation	The Scotts Miracle-Gro Company
BorgWarner Inc.	Global Crossing Ltd.	Nicor Inc.	The Timken Company
Brown-Forman Corporation	Graphic Packaging Corporation	Northeast Utilities	The Valspar Corporation
Brunswick Corporation	H&R Block, Inc.	OGE Energy Corp.	The Western Union Company
Cameron International Corporation	Hallmark Cards, Inc.	Oshkosh Truck Corporation	Tribune Company
Centene Corporation	Hanesbrands, Inc.	Owens Corning	Trinity Industries, Inc.
CH2M Hill Companies, Ltd.	Harley-Davidson Motor Company Inc.	Packaging Corporation of America	Tupperware Corporation
Chicago Bridge and Iron Company	Hasbro, Inc.	Pactiv Corporation	Unisys Corporation
Chiquita Brands International, Inc.	Hexion Specialty Chemicals, Inc.	Pitney Bowes, Inc.	United Stationers Inc.
Church & Dwight Co., Inc.	Hormel Foods Corporation	PolyOne Corporation	USG Corporation
Cliffs Natural Resources Inc.	Hubbell Incorporated	Rich Products Corporation	Vulcan Materials Company
Consol Energy	IMS Health Inc	Rockwell Automation	W. L. Gore & Associates, Inc.
Constellation Brands, Inc.	Joy Global Inc.	Rockwell Collins	W. R. Grace & Co.
Con-way Inc.	Kohler Company	Ryder System, Inc.	W.W. Grainger, Inc.
Cooper Industries, Inc.	Leggett & Platt Inc.	SCANA Corporation	Weyerhaeuser Company
Corn Products International Inc	Lennox International Inc.	Schneider National, Inc.	WGL Holdings Inc
Cytec Industries Inc.	Levi Strauss & Co.	Schreiber Foods Inc.	Windstream Communications
Del Monte Foods Company			Wyndham Worldwide Corporation

APPENDIX B

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

dated as of

November 22, 2010

between

DYNEGY INC.

and

MELLON INVESTOR SERVICES LLC,

as Rights Agent

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

1.1	Definitions	1

ARTICLE II

THE RIGHTS

2.1	Summary of Rights	7
2.2	Legend on Common Stock Certificates	7
2.3	Exercise of Rights; Separation of Rights	8
2.4	Adjustments to Exercise Price; Number of Rights	10
2.5	Date on Which Exercise is Effective	11
2.6	Execution, Authentication, Delivery and Dating of Rights Certificates	11
2.7	Registration, Registration of Transfer and Exchange	12
2.8	Mutilated, Destroyed, Lost and Stolen Rights Certificates	12
2.9	Persons Deemed Owners	13
2.10	Delivery and Cancellation of Certificates	13
2.11	Agreement of Rights Holders	14

ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-in	14
3.2	Flip-over	16

ARTICLE IV

THE RIGHTS AGENT

4.1	General	16
4.2	Merger or Consolidation or Change of Name of Rights Agent	17
4.3	Duties of Rights Agent	17
4.4	Change of Rights Agent	19

-i-

ARTICLE V

MISCELLANEOUS

5.1	Termination	20
5.2	Expiration	20
5.3	Issuance of New Rights Certificates	20
5.4	Supplements and Amendments	20
5.5	Fractional Shares	20
5.6	Rights of Action	21
5.7	Holder of Rights Not Deemed a Stockholder	21
5.8	Notice of Proposed Actions	21
5.9	Notices	21
5.10	Suspension of Exercisability or Exchangeability	22
5.11	Costs of Enforcement	22
5.12	Successors	22
5.13	Benefits of this Agreement	22
5.14	Determination and Actions by the Board of Directors, etc	23
5.15	Descriptive Headings; Section References	23
5.16	GOVERNING LAW; EXCLUSIVE JURISDICTION	23
5.17	Counterparts	24
5.18	Severability	24
5.19	USA PATRIOT Act	24

EXHIBITS

Exhibit A	Form of Rights Certificate (together with Form of Election to Exercise)
Exhibit B	Form of Certificate of Designation and Terms of Participating Preferred Stock

-ii-

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), dated as of November 22, 2010, between Dynegy Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has (a) authorized and declared a dividend of one right (“Right”) in respect of each share of Common Stock (as hereinafter defined) held of record as of the Close of Business (as hereinafter defined) on December 2, 2010 (the “Record Time”) payable in respect of each such share upon certification by the New York Stock Exchange (the “NYSE”) to the Securities and Exchange Commission that the Rights have been approved for listing and registration (the “Payment Time”) and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Time and prior to the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.3, each share of Common Stock issued after the Separation Time;

WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Time, to purchase securities or assets of the Company (or, in certain cases, securities of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1            Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who is or becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock at any time; provided, however, that the term “Acquiring Person” shall not include any Person (i) who is the Beneficial Owner of 10% or more of the outstanding shares of Common Stock at the time of the first public announcement of the adoption of this Agreement and who continuously thereafter is the Beneficial Owner of 10% or more of the outstanding shares of Common Stock, until such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock that, in the aggregate, amount to 0.1% or more of the outstanding shares of Common Stock, (ii) who becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock after the time of the first public announcement of this Agreement solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock that, in the aggregate, amounts to 0.1% or more of the outstanding shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock or (iii) who becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Company, in its sole discretion, to divest, and subsequently divests in accordance with the terms of such agreement (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock or otherwise deemed to be Beneficially Owned by such Person) so that such Person ceases to be the Beneficial Owner of 10% or more of the outstanding shares of Common Stock. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act, as such Rule is in effect on the date of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, (i) any securities as to which such Person or any of such Person’s Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as such Rules are in effect on the date of this Agreement, (ii) any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise and (iii) any securities that such Person or any of such Person’s Affiliates or Associates are determined to Constructively Own; provided, however, that a Person shall not be deemed the “Beneficial Owner”, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security (A) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for payment or exchange or (B) solely because such Person or any of such Person’s Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, unless such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

“Board of Directors” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or New Jersey are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 p.m. New York City time on such date or, if such date is not a Business Day, 5:00 p.m. New York City time on the next succeeding Business Day.

“commencement” of a tender or exchange offer or “commencing” a tender or exchange offer shall have the meaning set forth in Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act.

“Common Stock” shall mean the shares of Common Stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

A Person may be determined to “Constructively Own” shares of Common Stock in respect of which such Person has a Synthetic Long Position, calculated in the manner set forth below, if the Board of Directors, by a majority vote, determines that such Person is seeking to use the existence of such Synthetic Long Position, alone or in combination with other securities Beneficially Owned by such Person, for the purpose or effect of changing or influencing control of the Company. The number of shares of Common Stock in respect of a Synthetic Long Position that may be determined to be Constructively Owned is the notional or other number of shares of Common Stock in respect of such Synthetic Long Position that is specified in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission or in the documentation evidencing such Synthetic Long Position as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in any filing or documentation, as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which such Synthetic Long Position relates.

“Customer Identification Program” shall have the meaning set forth in Section 5.19.

“Election to Exercise” shall have the meaning set forth in Section 2.3(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“Exchange Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c).

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $12.50.

“Expansion Factor” shall have the meaning set forth in Section 2.4(a).

“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Termination Time, (iii) the Close of Business on the day following the certification of the voting results of the Company’s first annual meeting of stockholders (the “Triggering Stockholder Meeting”) after the filing of the Company’s annual report on Form 10-K pursuant to the Exchange Act for the fiscal year 2010, if at such Triggering Stockholder Meeting a proposal to approve this Agreement has not received the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy, entitled to vote and actually voted on such proposal (the “Required Vote”), (iv) the Close of Business on the day following the certification of the voting results of any annual meeting of Company stockholders after the Triggering Annual Meeting, at which annual meeting a proposal to approve this Agreement has not received the Required Vote, and (v) immediately prior to the effective time of a consolidation, merger or statutory share exchange in which the Common Stock is converted into, or into the right to receive, another security, cash or other consideration that does not constitute a Flip-over Transaction or Event.

“Flip-in Date” shall mean the Stock Acquisition Date or such later date and time as the Board of Directors may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

“Flip-over Entity,” for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other Person that is a party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referenced in clause (ii) of the definition thereof, the Person receiving the greatest portion of the (A) assets or (B) operating income or cash flow being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a Subsidiary of another Person, the ultimate parent entity of such Person shall be the Flip-over Entity.

“Flip-over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for the direction of the business and affairs) of the Flip-over Entity.

“Flip-over Transaction or Event” shall mean a transaction or series of transactions, on or after a Flip-in Date, in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, immediately prior to the time of consummation of the consolidation, merger or statutory share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or statutory share exchange, the Acquiring Person is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock or controls the Board of Directors and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons that are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person or any of its Affiliates or Associates controls the Board of Directors. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates, counted together as a single Person. An Acquiring Person shall be deemed to control the Board of Directors when, on or following a Stock Acquisition Date, the persons who were directors of the Company (or persons nominated and/or appointed as directors by vote of a majority of such persons) before the Stock Acquisition Date shall cease to constitute a majority of the Board of Directors.

“Market Price” per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any event described in Section 2.4, or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted by the Board of Directors in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the securities are not listed or admitted to trading on the NYSE, as reported on the NASDAQ Stock Market or, if the securities are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by such other quotation system then in use or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent, which determination shall be binding on the Rights Agent, the holders of Rights and all other Persons.

“NYSE” shall have the meaning set forth in the recitals.

“Payment Time” shall have the meaning set forth in the Recitals.

“Person” shall mean any individual, firm, partnership, limited liability partnership, limited liability company, business trust, trust, association, syndicate, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

“Preferred Stock” shall mean the series of Participating Preferred Stock, par value $0.01 per share, of the Company created by a Certificate of Designation and Terms in substantially the form set forth in Exhibit B hereto appropriately completed.

“Qualifying Offer” shall mean a cash tender offer to acquire shares of Common Stock which complies with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and any other applicable law, rule or regulation, and meets all of the following requirements:

(i) such offer is a fully financed all-cash tender offer for the acquisition of all outstanding shares of Common Stock at a price per share of Common Stock in excess of $5.00 and at the same per-share consideration for all shares of Common Stock;

(ii) such offer is subject only to the minimum tender condition described below in item (iii) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Company;

(iii) such offer is conditioned on a minimum of at least a majority of the outstanding shares of Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(iv) the Company has received an irrevocable written commitment by the offeror that such offer remains open for at least 20 Business Days; provided, that (x) if there is any increase in the cash price of such offer, such offer must remain open for at least an additional 10 Business Days after the last such increase, (y) such offer must remain open for at least 10 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share of Common Stock in excess of that provided for in such offer, and (z) such offer must remain open for at least 10 Business Days after the date on which such Person reduces the per share price offered in accordance with clause (v)(y) below (provided, in the case of each of clause (x), (y) and (z) above, in no event will such offer have been outstanding for less than 20 Business Days); provided further, however, that such offer need not remain open, as a result of this clause (iv), beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this clause (iv), or (2) the scheduled expiration date, as such date may be extended by public announcement prior to the then scheduled expiration date, of any other offer with respect to which the Board of Directors has agreed to terminate the Rights immediately prior to acceptance for payment of shares thereunder (unless such other offer is terminated prior to its expiration without any shares having been purchased thereunder); and

(v) prior to or on the date that such offer is commenced, such Person makes an irrevocable written commitment to the Company (x) to consummate an all-cash transaction or transactions promptly upon the completion of such offer, whereby all shares of Common Stock not purchased in such offer will be acquired at the same price per share of Common Stock paid in such offer, provided that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder, (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, reduces the number of shares being sought or which is in any other respect materially adverse to the holders of Common Stock (other than extensions of the offer consistent with the terms thereof), and (z) that neither such Person nor any of its Affiliates or Associates will make any offer for any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of the number of shares of Common Stock required to be purchased pursuant to clause (iii) above, unless another all cash tender offer for all outstanding shares of Common Stock is commenced (a) at a price per share of Common Stock in excess of that provided for in such original offer or (b) with the approval of the Board of Directors (in which event, any new offer by such Person or of any of its Affiliates or Associates must be at a price not less than that provided for in such approved offer).

For the purposes of this definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of this Agreement applying to a Qualifying Offer shall no longer be applicable to such offer.

“Record Time” shall have the meaning set forth in the Recitals.

“Right” shall have the meaning set forth in the Recitals.

“Rights Agent” shall have the meaning set forth in the Preamble.

“Rights Certificate” shall have the meaning set forth in Section 2.3(c).

“Rights Register” shall have the meaning set forth in Section 2.7(a).

“Separation Time” shall mean the next Business Day following the earlier of (i) the tenth Business Day (or such later date as the Board of Directors may from time to time fix by resolution adopted prior to the Separation Time that otherwise would have occurred) after the date on which any Person commences a tender or exchange offer that, if consummated, would result in such Person’s becoming an Acquiring Person, other than pursuant to a Qualifying Offer and (ii) the date of the first event causing a Flip-in Date to occur; provided, that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further, that if any tender or exchange offer referenced in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

“Stock Acquisition Date” shall mean the earlier of (i) the first date on which there shall be a public announcement by the Company (by any means) that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person pursuant to this Agreement, or (ii) the date on which any Acquiring Person becomes the Beneficial Owner of more than 30% of the outstanding shares of Common Stock, in each case other than pursuant to a Qualifying Offer.

“Subsidiary” of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.

“Synthetic Long Position” shall mean any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Common Stock or a value determined in whole or part with reference to, or derived in whole or in part from, the value of Common Stock and that increases in value as the value of Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, but shall not include any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act.

“Termination Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1.

“Trading Day,” when used with respect to any securities, shall mean a day on which the NYSE is open for the transaction of business or, if such securities are not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

“Trading Regulation” shall have the meaning set forth in Section 2.3(c).

“Trust” shall have the meaning set forth in Section 3.1(c).

“Trust Agreement” shall have the meaning set forth in Section 3.1(c).

ARTICLE II

THE RIGHTS

2.1            Summary of Rights. As soon as practicable after the Record Time, the Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time, at such holder’s address as shown by the records of the Company.

2.2            Legend on Common Stock Certificates. Certificates for the Common Stock issued on or after the Payment Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 22, 2010 (as such may be amended from time to time, the “Rights Agreement”), between Dynegy Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become null and void (including if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Payment Time shall, together with the letter mailed pursuant to Section 2.1, evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

If the Common Stock issued after the Payment Time but prior to the Separation Time shall be uncertificated, the registration of such Common Stock on the stock transfer books of the Company shall evidence one Right for each share of Common Stock represented thereby and the Company shall mail to every Person that holds such Common Stock a confirmation of the registration of such Common Stock on the stock transfer books of the Company, which confirmation will have impressed, printed, written or stamped thereon or otherwise affixed thereto the above legend. The Company shall mail or arrange for the mailing of a copy of this Agreement to any Person that holds Common Stock, as evidenced by the registration of the Common Stock in the name of such Person on the stock transfer books of the Company, without charge after the receipt of a written request therefor.

2.3            Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, at or after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one one-hundredth of a share of Preferred Stock.

(b)            Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (or, if the Common Stock shall be uncertificated, by the registration of the associated Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2), together, in the case of certificates issued prior to the Payment Time, with the letter mailed to the record holder thereof pursuant to Section 2.1, and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or confirmation) of, such associated share.

(c)            Subject to the terms and conditions hereof, at or after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised pursuant to Section 2.3(d) below and (ii) will be transferred independent of shares of Common Stock. Promptly following the Separation Time, the Rights Agent upon notification of the Separation Time and provision with the necessary information for such mailing, will mail to each holder of record of Common Stock (provided that the Board of Directors has not elected to exchange all of the then outstanding Rights pursuant to Section 3.1(c)) as of the Separation Time (other than any Person whose Rights have become null and void pursuant to Section 3.1(b)), at such holder’s address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose along with any other information necessary for such mailing), (x) a certificate (a “Rights Certificate”) in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and as do not affect the rights, liabilities, responsibilities or duties of the Rights Agent, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Common Stock or the Rights may from time to time be listed or traded (“Trading Regulation”), or to conform to usage, and (y) a disclosure statement describing the Rights. Receipt of a Rights Certificate by any Person shall not preclude a later determination that such Rights are null and void pursuant to Section 3.1(b).

(d)            Subject to the terms and conditions hereof, Rights may be exercised on any Business Day at or after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly executed and properly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

(e)            Upon receipt of a Rights Certificate, with a properly completed and duly signed Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms and conditions hereof, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased or, in the case of uncertificated shares or other securities, requisition from a transfer agent a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions), and (B) if the Company elects pursuant to Section 5.5 not to issue certificates (or effect registrations on the stock transfer books of the Company) representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased (the Company hereby irrevocable authorizes each such depositary agent to comply with such requisitions) or, when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and (ii) after receipt of such certificates, depositary receipts, notices and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates, depositary receipts or notices) in such name or names as may be designated by such holder.

(f)            In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)            The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery of the certificates (or registration) for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered (or registered) and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933, as amended or the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all taxes and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided, that the Company shall not be required to pay any tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or the registration) for shares in a name other than that of the holder of the Rights being transferred or exercised.

(h)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise or assignment of a Rights Certificate unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to exercise, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such exercise or assignment, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby, and the Affiliates and Associates of such Beneficial Owner or former Beneficial Owner, as the Company or the Rights Agent may reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required under Section 2.3(d).

2.4            Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock including any fractional shares in lieu of which such holder received cash (the “Expansion Factor”) that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

In the event that the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referenced in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share (or, if the Common Stock shall be uncertificated, such Right shall be evidenced by the registration of such Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2). Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time only to the extent provided in Section 5.3.

(b)            In the event that the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to any non-extraordinary periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or statutory share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

(c)            Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate. Subject to Section 4.3(c), the Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have any knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

(d)            Rights Certificates shall represent the right to purchase the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

2.5            Date on Which Exercise is Effective. Each Person in whose name any certificate for shares is issued (or registration on the stock transfer books is effected) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

2.6            Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

Promptly after the Separation Time, the Company will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall countersign (either manually or by facsimile) and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c). Until written notice provided for in this Section 2.6 is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Separation Time has not occurred. No Rights Certificate shall be valid for any purpose unless manually or by facsimile countersigned by the Rights Agent.

(b)            Each Rights Certificate shall be dated the date of countersignature thereof.

2.7            Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time. After the Separation Time, the Rights Certificates are transferable only on the Rights Register.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and, if requested and provided with all necessary information for such delivery, deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

(b)            Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)            Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Rights Agent shall have no duty or obligation under any section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(d)            The Company shall not register the transfer or exchange of any Rights that have become null and void under Section 3.1(b), been exchanged under Section 3.1(c) or been terminated under Section 5.1.

2.8            Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)            If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of written notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Rights Agent shall countersign and, if provided with all necessary information for such delivery, deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)            As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)            Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b) shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.9            Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or notice of transfer, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate or Common Stock registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

2.10          Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

2.11          Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

(a)            prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

(b)            after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(c)            prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or Common Stock registration, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or Common Stock registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(d)            Rights Beneficially Owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become null and void;

(e)            this Agreement may be supplemented or amended from time to time in accordance with its terms;

(f)            the Board of Directors shall have the exclusive power and authority delegated to it pursuant to Section 5.14; and

(g)            notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS

3.1            Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as otherwise provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date that gave rise to the Flip-in Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock).

(b)            Notwithstanding the foregoing, any Rights that are Beneficially Owned on the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof shall become null and void and any holder of such Rights (including transferees, whether direct or indirect, of any such Persons) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise or, if requested, will not provide such additional evidence, including, without limitation, the identity of the Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Board of Directors shall reasonably request in order to determine if such Rights are null and void, then the Company shall be entitled conclusively to deem the Rights to be Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly deem the Rights evidenced thereby to be null and void and not transferable, exercisable or exchangeable.

(c)            The Board of Directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock elect to exchange all (but not less than all) of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the “Exchange Ratio”).

Immediately upon the action of the Board of Directors electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become null and void pursuant to Section 3.1(b)), whether or not previously exercised, will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9. Before effecting an exchange pursuant to this Section 3.1(c), the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board of Directors) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board of Directors) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 3.1(b) and not transferable or exerciseable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued. Approval by the Board of Directors of this Agreement shall constitute a determination by the Board of Directors that such consideration is adequate.

Each Person in whose name any certificate for shares is issued (or for whom any registration on the stock transfer books of the Company is made) upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of), the date upon which the Rights Certificate evidencing such Rights was duly exchanged (or deemed exchanged by the Company) and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such exchange and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of), the next succeeding Business Day on which the stock transfer books of the Company are open.

(d)            Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, as determined by the Board of Directors, may substitute therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of Preferred Stock for each share of Common Stock so issuable, subject to adjustment.

(e)            In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.1(a) or if the Company so elects to make the exchange referenced in Section 3.1(c), to permit the issuance of all shares pursuant to the exchange, the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive, (x) in the case of any exercise in accordance with Section 3.1(a), at the Company’s option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as may be required for the valid issuance of securities or otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) in the case of an exchange of Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm.

3.2            Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights (the terms of which shall be reflected in an amendment to this Agreement entered into with the Rights Agent), providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement.

(b)            Prior to the Expiration Time, unless the Rights will be terminated pursuant to Section 5.1 pursuant to an agreement entered into by the Company prior to a Flip-in Date, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if (i) at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction, (ii) prior to, simultaneously with or immediately after such Flip-over Transaction or Event, the stockholders of the Person who constitutes, or would constitute, the Flip-over Entity shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of organization of the Flip-over Entity would preclude or limit the exercisability of the Rights.

(c)            The provisions of this Section 3.2 (i) shall apply to successive Flip-over Transactions or Events but (ii) shall not apply to a transaction described in clause (i) of the definition of Flip-over Transaction or Event if (x) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Qualifying Offer (or a wholly owned subsidiary of any such Person or Persons), (y) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Qualifying Offer and (z) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is cash. Upon consummation of any such transaction contemplated by clause (ii) of this Section 3.2(c), all Rights hereunder shall expire.

ARTICLE IV

THE RIGHTS AGENT

4.1            General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in connection with the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Agreement or in the performance of its duties hereunder, including the costs and expenses of defending against any claim of liability. The provisions of this Section 4.1 and Section 4.3 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent hereunder.

(b)            Subject to Section 4.3(c), the Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any certificate for securities (or registration on the stock transfer books of the Company) purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 4.3 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

4.2            Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)            In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3            Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or legal counsel for the Rights Agent), and, subject to Section 4.3(c), the opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or omitted by it in accordance with such opinion.

(b)            Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board of Directors, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and, subject to Section 4.3(c), such certificate will be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c)            The Rights Agent will be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Agreement shall be limited to an amount equal to $75,000.

(d)            The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates, if any, for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e)            The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate, if any, for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability or exchangeability of the Rights (including the Rights becoming null and void pursuant to Section 3.1(b)) or any change or adjustment to the terms of the Rights required under the provisions of Section 2.4, 3.1 or 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate contemplated by Section 2.4 describing any such change or adjustment, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

(f)             The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under the provisions of this Agreement.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board of Directors, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties and, subject to Section 4.3(c), such instructions shall be full authorization and protection to the Rights Agent and it shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such person. Subject to Section 4.3(c), the Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective. Subject to Section 4.3(c), the Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after, but not including the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission) the Rights Agent shall have received in response to such application written instructions with respect to the proposed action or omission specifying a different action to be taken, suffered or omitted to be taken.

(h)            The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent (in each case, other than an Acquiring Person) may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, Affiliate, director, officer, agent or employee from acting in any other capacity for the Company or for any other legal entity.

(i)             The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)             If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

4.4            Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock known to the Rights Agent by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the holder of any Rights or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE V

MISCELLANEOUS

5.1            Termination. (a) The Board of Directors may, at its option, at any time prior to the Flip-in Date, elect to terminate the Rights without any payment to any holder thereof. To encourage third parties seeking to acquire the Company to make a non-coercive offer which will maximize value for all stockholders, the Board of Directors shall consider, in determining whether to terminate the Rights in connection with any proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer, and, if not, in which respects such offer or proposal fails to meet such requirements.

(b)            Immediately upon the action of the Board of Directors electing to terminate the Rights (or, if the resolution of the Board of Directors electing to terminate the Rights states that the termination will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter be null and void.

5.2            Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights have been exchanged, as provided in Section 3.1.

5.3            Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock (other than any securities issued or issuable in connection with the exercise or exchange of Rights) or to options, in each case issued or granted prior to, and outstanding at, the Separation Time, the Company shall issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

5.4            Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) prior to the Flip-in Date, in any respect and (ii) on or after the Flip-in Date, to make any changes that the Company may deem necessary or desirable (x) that shall not materially adversely affect the interests of the holders of Rights generally (other than the Acquiring Person or any Affiliate or Associate thereof) or (y) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective, including, without limitation, any change in order to satisfy any applicable law, rule or regulation, including any Trading Regulation on any applicable exchange so as to allow trading of the Company’s securities thereon. Any supplement or amendment authorized by this Section 5.4 will be evidenced by a writing signed by the Company and the Rights Agent. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence or Section 2.4(b) or Section 3.2(a), provided that the Company had delivered to the Rights Agent a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own rights, duties immunities or obligations under this Agreement.

5.5            Fractional Shares. If the Company elects not to issue certificates representing (or register on the stock transfer books of the Company) fractional shares upon exercise or exchange of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the appropriate fraction of the Market Price per share in cash. Whenever a payment for fractional Rights or fractional shares of Common Stock or Preferred Stock is to be made by the Rights Agent, the Company shall prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. Subject to Section 4.3(c), the Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares or Common Stock or Preferred Stock under any Section of this Agreement relating to the payment of fractional Rights or fractional shares of Common Stock or Preferred Stock unless and until the Rights Agent shall have received such a certificate and sufficient monies.

5.6            Rights of Action. Subject to the terms of this Agreement (including Sections 3.1(b), 5.10 and 5.14), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, the Board of Directors or the Company, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7            Holder of Rights Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

5.8            Notice of Proposed Actions. In case the Company shall propose at or after the Separation Time and prior to the Expiration Time (i) to effect or permit a Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9, and to the Rights Agent, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to, but not including the date of the taking of such proposed action.

5.9            Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
Attention: General Counsel

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

BNY Mellon Shareowner Services
2001 Bryan Street
11th Floor
Dallas, Texas 75201
Attention: Patti Knight

with a copy to:

Mellon Investor Services LLC

Newport Office Center VII
480 Washington Boulevard
Jersey City, New Jersey 07310
Attention: General Counsel

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10          Suspension of Exercisability or Exchangeability. To the extent that the Board of Directors determines in good faith that some action will or need be taken pursuant to, or in order to properly give effect to, Section 2.3, 3.1 or 4.4 or to comply with federal or state securities laws or applicable Trading Regulations, the Company may suspend the exercisability or exchangeability of the Rights for a reasonable period sufficient to allow it to take such action or comply with such laws or Trading Regulations. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement (with prompt written notice to the Rights Agent) stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required. Upon such suspension, any rights of action vested in a holder of Rights shall be similarly suspended.

Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

5.11          Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder’s rights pursuant to any Rights or this Agreement.

5.12          Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.13          Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

5.14          Determination and Actions by the Board of Directors, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration or implementation of this Agreement, including the right to determine the Rights to be null and voided pursuant to Section 3.1, after taking into account the purpose of this Agreement and the Company’s interest maintaining an orderly trading market in the outstanding shares of Common Stock. All such actions, interpretations and determinations done or made by the Board of Directors (including by a committee of the Board of Directors to the extent permitted by applicable law) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons. Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board of Directors to exercise its fiduciary duty or shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer, or to recommend that holders of shares of Common Stock reject any Qualifying Offer, or to take any other action (including, without limitation, commencing, prosecuting, defending or settling any litigation, recommending that stockholders tender into any other offer, taking any action permitted under any applicable state laws or proposing or engaging, at any time, in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any recapitalization, liquidation, dissolution or winding up of the Company, or any other business combination or other transaction) with respect to any Qualifying Offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

5.15          Descriptive Headings; Section References. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

5.16          GOVERNING LAW; EXCLUSIVE JURISDICTION. (a) THIS AGREEMENT, EACH RIGHT AND EACH RIGHTS CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO, MADE WITHIN, AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES, OBLIGATIONS AND LIABILITIES OF THE RIGHTS AGENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(b)            (i)            THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF SUCH COURT SHALL LACK SUBJECT MATTER JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. The Company and each holder of Rights acknowledge that the forum designated by this paragraph (b) has a reasonable relation to this Agreement, and to such Persons’ relationship with one another.

(ii)            The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in paragraph (b)(i). The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this paragraph (b). The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon such Persons.

5.17          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile and .pdf) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.18          Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable; provided, however, that if any such excluded term, covenant, restriction or provision shall adversely affect the rights, immunities, duties or obligations of the Rights Agent in any material respect, the Rights Agent shall be entitled to resign immediately.

5.19          USA PATRIOT Act. Each Person that is a party hereto acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify each such person or entity. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from any such person or entity that will help the Rights Agent to identify such person or entity, including without limitation, as applicable, such person or entity’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. Each person or entity that is a party hereto acknowledges that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies each such person or entity’s identity in accordance with the Customer Identification Program requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DYNEGY INC.

By:	/s/ Kent R. Stephenson
Name: Kent R. Stephenson
Title: Senior Vice President

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:	/s/ Patricia T. Knight
Name: Patricia T. Knight
Title: Vice President

EXHIBIT A

[Form of Rights Certificate]

Certificate No. W-	_______ Rights

THE RIGHTS ARE SUBJECT TO TERMINATION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING MAY BECOME VOID UNDER CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT.

Rights Certificate

DYNEGY INC.

This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of November 22, 2010 (as amended from time to time, the “Rights Agreement”), between Dynegy Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement) one one-hundredth of a fully paid share of Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in [The City of New York].  The Exercise Price shall initially be $12.50 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities of the Company other than Preferred Stock or assets of the Company, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered.  If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) terminated without any payment to the holder by the Company under certain circumstances, at its option, or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one one-hundredth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:  ____________

ATTEST:		DYNEGY INC.

By
Secretary

Countersigned:

MELLON INVESTOR SERVICES LLC

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Rights Certificate.)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

(Please print name

and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, ____

Signature Guaranteed:
Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

[To be attached to each Rights Certificate]

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to
exercise the Rights Certificate.)

TO:  DYNEGY INC.

The undersigned hereby irrevocably elects to exercise _______________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Address:

Social Security or Other Taxpayer
Identification Number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Address:

Social Security or Other Taxpayer
Identification Number:

Dated:  _______________, ____

Signature Guaranteed:
Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION AND TERMS
OF PARTICIPATING PREFERRED STOCK OF DYNEGY INC.

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

We, the undersigned, ____________________ and ____________________, the ____________________, and __________, respectively, of Dynegy Inc., a Delaware corporation (the “Corporation”), do hereby certify as follows:

Pursuant to authority granted by Article 5, Section 5.2 of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation’s Preferred Stock, par value $0.01 per share, and certain qualifications, limitations and restrictions thereon:

RESOLVED, that there is hereby established a series of Preferred Stock, par value $0.01 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

(i)            The distinctive serial designation of this series shall be “Participating Preferred Stock” (hereinafter called “this Series”).  Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

(ii)           The number of shares in this Series shall initially be _______,1 which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.  Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.  Shares of this Series may be issued in fractional shares which are whole number multiples of one one-hundredth of a share, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

_________________________________

1	Number equal to the number of shares of Common Stock outstanding on date prior to filing certificate of designation divided by 100 to be inserted.

(iii)           The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $____2 over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day.  Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.  Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

The term “Reference Package” shall initially mean 100 shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Corporation.  In the event the Corporation shall at any time after the close of business on ________, 20103 (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

_________________________________

2	An amount equal to 1/4 of 1% of the Exercise Price divided by the number of shares of Preferred Stock purchasable upon exercise of one Right to be inserted.

3
For a certificate of designation relating to shares to be issued pursuant to Section 2.3 of the Rights Agreement, Separation Time to be inserted.  For a certificate of designation relating to shares to be issued pursuant to Section 3.1(d) of the Rights Agreement, Flip-in Date to be inserted.

Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend or other distribution) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.  When dividends are not paid in full upon this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on this Series and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the Series and such other stock bear to each other.  Neither the Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

(iv)           In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

(v)           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) _____4 or (B) the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared.  If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

_________________________________

4	An amount equal to 100 times the Exercise Price in effect as of the Separation Time to be inserted.

For the purposes of this Section (v), the consolidation or merger of, or binding statutory share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(vi)          The shares of this Series shall not be redeemable.

(vii)          In addition to any other vote or consent of stockholders required by law or by the Second Amended and Restated Certificate of Incorporation, as amended, of the Corporation, and except as otherwise required by law, each share (or fraction thereof) of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and shall have the number of votes thereon that a holder of the Reference Package would have.

IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the ____ day of _________, _____.

Attest:

AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

THIS AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of December 15, 2010 between Dynegy Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into that certain Stockholder Protection Rights Agreement, dated as of November 22, 2010 (the “Rights Agreement”);

WHEREAS, Section 5.4 of the Rights Agreement provides that, prior to the Flip-in Date, the Rights Agreement may be amended by the Company and the Rights Agent in any respect without the approval of any holder of Rights;

WHEREAS, in accordance with Section 5.4 of the Rights Agreement, the Company and the Rights Agent have agreed to amend the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Unless otherwise defined herein, all capitalized terms used in this Amendment have the meanings given to them in the Rights Agreement.

ARTICLE II

AMENDMENTS TO THE RIGHTS AGREEMENT

Section 2.01.         Section 1.1 of the Rights Agreement is hereby amended as follows:

(a)            The last sentence of the definition of “Acquiring Person” is hereby amended and restated in its entirety to read as follows:

“In addition, (i) the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person, and (ii) any of IEH Merger Sub LLC, a Delaware limited liability company and IEP Merger Sub Inc., a Delaware corporation (collectively, the “Merger Agreement Counterparties”), each of them party to that certain Merger Agreement with the Company, dated as of December 15, 2010, as it may be amended from time to time (the “Merger Agreement”), any of the counterparties to the Support Agreement (as such term is defined in the Merger Agreement), and any Affiliate or Associate of the foregoing Persons shall not be an Acquiring Person as a result of any of them becoming the Beneficial Owner of any shares of Common Stock pursuant to the terms of the Offer (as defined in the Merger Agreement), the Continuing Offer (as defined in the Merger Agreement), the Merger Agreement or the Support Agreement or any of the transactions contemplated thereby.”

(b)            The definition of “Expiration Time” is hereby amended and restated in its entirety to read as follows:

““Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Termination Time, (iii) the Close of Business on the day following the certification of the voting results of the Company’s first annual meeting of stockholders (the “Triggering Stockholder Meeting”) after the filing of the Company’s annual report on Form 10-K pursuant to the Exchange Act for the fiscal year 2010, if at such Triggering Stockholder Meeting a proposal to approve this Agreement has not received the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy, entitled to vote and actually voted on such proposal (the “Required Vote”), (iv) the Close of Business on the day following the certification of the voting results of any annual meeting of Company stockholders after the Triggering Annual Meeting, at which annual meeting a proposal to approve this Agreement has not received the Required Vote, (v) immediately prior to the Acceleration Time (as such term is defined in the Merger Agreement) and (vi) immediately prior to the effective time of a consolidation, merger or statutory share exchange in which the Common Stock is converted into, or into the right to receive, another security, cash or other consideration that does not constitute a Flip-over Transaction or Event.”

(c)            Clause (iii) of the definition of “Qualifying Offer” is hereby amended and restated in its entirety to read as follows:

“such offer is conditioned on a minimum of at least a number of shares of Common Stock being tendered and not withdrawn as of the offer’s expiration date and time, which number of shares of Common Stock, together with the number of shares of Common Stock Beneficially Owned (disregarding clauses (ii) and (iii) of the definition thereof) by the offeror, represent at least a majority of the outstanding shares of Common Stock on a fully diluted basis as of such expiration date and time (assuming the issuance of all shares of Common Stock that may be issued upon the vesting of outstanding restricted stock, plus shares of Common Stock issuable upon the exercise of all outstanding options, warrants and other rights to purchase shares of Common Stock with an exercise price per share less than the per share cash consideration provided in such offer) and which condition shall not be waivable;”

(d)            Clause (v) of the definition of “Qualifying Offer” is hereby amended and restated in its entirety to read as follows:

“prior to or on the date that such offer is commenced, such Person makes an irrevocable written commitment to the Company (x) to consummate an all-cash transaction or transactions promptly upon the completion of such offer, whereby all shares of Common Stock not purchased in such offer will be acquired at the same price per share of Common Stock paid in such offer, provided that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder and (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, reduces the number of shares being sought or which is in any other respect materially adverse to the holders of Common Stock (other than extensions of the offer consistent with the terms thereof).”

(e)            Clause (ii) of the definition of “fully financed” for purposes of the definition of “Qualifying Offer” is hereby amended and restated in its entirety to read as follows:

“cash, cash equivalents or readily marketable securities available to the offeror at the commencement of the offer for the purpose of funding the offer, with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company at or prior to the commencement of the offer to maintain such availability until the offer is consummated or withdrawn, or”

(f)            The definition of “Qualifying Offer” is hereby amended to add the following paragraph to the end of such definition:

“Each of the Offer and the Continuing Offer as set forth in the Merger Agreement is a Qualifying Offer for purposes of this definition and this Agreement.”

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ARTICLE III

MISCELLANEOUS

Section 3.01. On and after the date of this Amendment, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Rights Agreement, and each reference in any agreements or certificates to be delivered in connection with the Rights Agreement to the “Rights Agreement,” “thereunder,” “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as amended by this Amendment, provided that the phrase “date hereof” or “date of this Agreement” or words of like import shall be deemed to refer to November 22, 2010 for all purposes of the Rights Agreement.

Section 3.02. Except as specifically amended by the terms of this Amendment, the terms and conditions of the Rights Agreement are and shall remain in full force and effect for all purposes.

Section 3.03. This Amendment may be executed in any number of counterparts (including by facsimile and .pdf) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.04. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO, MADE WITHIN, AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES, OBLIGATIONS AND LIABILITIES OF THE RIGHTS AGENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

4

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be executed as of the date first written above.

DYNEGY INC.

By:	/s/ Kent R. Stephenson
Name: Kent R. Stephenson
Title: Senior Vice President

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:	/s/ Patricia T. Knight
Name: Patricia T. Knight
Title: Vice President

AMENDMENT NO. 2 TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT (this “Amendment No. 2”) is made and entered into as of February 21, 2011 between Dynegy Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into that certain Stockholder Protection Rights Agreement, dated as of November 22, 2010, as amended by Amendment to Stockholder Protection Rights Agreement, dated as of December 15, 2010 (the “Rights Agreement”);

WHEREAS, Section 5.4 of the Rights Agreement provides that, prior to the Flip-in Date, the Rights Agreement may be amended by the Company and the Rights Agent in any respect without the approval of any holder of Rights;

WHEREAS, in accordance with Section 5.4 of the Rights Agreement, the Company and the Rights Agent have agreed to amend the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.	Unless otherwise defined herein, all capitalized terms used in this Amendment No. 2 have the meanings given to them in the Rights Agreement.

ARTICLE II

AMENDMENTS TO THE RIGHTS AGREEMENT

Section 2.01.         Section 1.1 of the Rights Agreement is hereby amended as follows:

(a)            The definition of “Acquiring Person” is hereby amended by replacing all references therein to “10%” with “20%”.

ARTICLE III

MISCELLANEOUS

Section 3.01. On and after the date of this Amendment No. 2, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Rights Agreement, and each reference in any agreements or certificates to be delivered in connection with the Rights Agreement to the “Rights Agreement,” “thereunder,” “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as amended by this Amendment No. 2, provided that the phrase “date hereof” or “date of this Agreement” or words of like import shall be deemed to refer to November 22, 2010 for all purposes of the Rights Agreement.

Section 3.02. Except as specifically amended by the terms of this Amendment No. 2, the terms and conditions of the Rights Agreement are and shall remain in full force and effect for all purposes.

Section 3.03. This Amendment No. 2 may be executed in any number of counterparts (including by facsimile and .pdf) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.04. THIS AMENDMENT NO. 2 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO, MADE WITHIN, AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES, OBLIGATIONS AND LIABILITIES OF THE RIGHTS AGENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

2

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 2 to be executed as of the date first written above.

DYNEGY INC.

By:	/s/ Kent R. Stephenson
Name: Kent R. Stephenson
Title: Senior Vice President

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:	/s/ Ann Peters
Name: Ann Peters
Title: Vice President & Relationship Manager

DYNEGY INC. ATTN: CORPORATE SECRETARY 1000 LOUISIANA STREET, SUITE 5800 HOUSTON, TX 77002	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DYNEGY INC. M34142-P12326 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain For All Withhold All For All Except 0 0 0 0 0 Yes No 0 0 0 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 01) Thomas W. Elward 02) Michael J. Embler 03) Robert C. Flexon 04) E. Hunter Harrison 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS: 2. To approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in its proxy statement. 3. To act upon a resolution, on an advisory basis, regarding whether the stockholder vote on the compensation of Dynegy's named executive officers should occur every one, two or three years. 1 Year 2 Years 3 Years Abstain THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 1 YEAR ON THE FOLLOWING PROPOSAL: 0 0 0 0 For Against Abstain 4. To approve the Stockholder Protection Rights Agreement, as amended. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL: 5. To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2011. 6. To act upon a stockholder proposal regarding greenhouse gas emissions, if properly presented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE FOLLOWING PROPOSAL: 0 0 0 For address changes and/or comments, please check this box and write them on the back where indicated. 0 0 0 0 05) Vincent J. Intrieri 06) Samuel Merksamer 07) Felix Pardo

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M34143-P12326
DYNEGY INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2011

The Stockholder(s) hereby appoint(s) Kent R. Stephenson, Heidi D. Lewis and Kimberly M. O'Brien, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynegy Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Time on June 15, 2011 at Dynegy's headquarters, Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002, and any djournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Dynegy Midwest Generation, Inc. 401(k) Savings Plan (the "DMG 401(k) Plan"), the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement (the "DMG Union 401(k) Plan"), the Dynegy Inc. 401(k) Savings Plan (the "Dynegy 401(k) Plan"), and the Dynegy Northeast Generation, Inc. Savings Incentive Plan (the "DNE 401(k) Plan") (collectively, the "Plans"). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 PM Eastern on June 10, 2011, you will be treated as directing the Plans' Trustee to vote the shares held, if any, in the DMG and DMG Union 401(k) Plans in the same proportion as the shares for which the Trustee has received timely instructions from others participating in those two plans who do vote and as directing the Plans' Trustee to vote the shares held, if any, in the Dynegy and DNE 401(k) Plans in the same proportion as the shares for which the Trustee has received timely instructions from others participating in those two plans who do vote.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)